   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998.

                                                     REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                            CITADEL TECHNOLOGY, INC.
                 (Name of small business issuer in its charter)

             DELAWARE                                 7372                            75-2432011
   (State or other jurisdiction of          (Primary Standard Industrial           (I.R.S. Employer
   incorporation or organization)            Classification Code Number)          Identification No.)

             3811 TURTLE CREEK BOULEVARD                                STEVEN B. SOLOMON
                       SUITE 600                                     CHIEF EXECUTIVE OFFICER
              DALLAS, TEXAS  75219-4421                       3811 TURTLE CREEK BOULEVARD, SUITE 600
                      (214) 520-9292                                   DALLAS, TEXAS 75219-4421
      (Address and telephone number of principal                            (214) 520-9292
                   executive offices)                (Name, address and telephone number of agent for service)

                          ---------------------------

                                   COPIES TO:
                              David A. Wood, Esq.
                          Wood, Exall & Bonnet, L.L.P.
                          12222 Merit Drive, Suite 880
                              Dallas, Texas 75251
                                 (972) 991-8510

                          ---------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                          --------------------------

                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF             AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
   SECURITIES TO BE REGISTERED      BE REGISTERED (1)      PER SHARE (2)      OFFERING PRICE (2)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value          5,989,484         $   .96             $  5,749,905          $  1,696.22
-------------------------------------------------------------------------------------------------------------------------

(1) Includes 5,003,135 shares of Common Stock, par value $0.01 per share, of the Registrant ("Common Stock"), issuable upon exercise of warrants held by certain Selling Stockholders and 986,349 shares of Common Stock issuable upon conversion of shares of preferred stock held by certain Selling Stockholders.
(2) Estimated solely for purposes of calculating the registration fee. The registration fee is calculated in accordance with Rule 457(c), based upon the average of the bid and asked prices of the Registrant's Common Stock reported by the OTC Bulletin Board on September 29, 1998.

                          -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 1998

PROSPECTUS
                            CITADEL TECHNOLOGY, INC.
                   RESALE OF 5,989,484 SHARES OF COMMON STOCK

     This Prospectus relates to the offer and sale (the "Offering") from time to time by certain persons or entities (the "Selling Stockholders") of up to 5,989,484 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of Citadel Technology, Inc., a Delaware corporation (the "Company"). The Company is not offering any shares of Common Stock under this Prospectus and will not receive any of the proceeds from the resale of the Shares by the Selling Stockholders. This Prospectus relates to the following securities: (i) 5,003,135 Shares issuable upon exercise of outstanding warrants held by certain Selling Stockholders (the "Warrants"), and (ii) 986,349 Shares issuable upon conversion of shares of convertible preferred stock of the Company held by certain Selling Stockholders (the "Preferred Stock"). The Warrants and Preferred Stock are sometimes collectively referred to in this Prospectus as the "Convertible Securities." See "Description of Securities." The Company would receive estimated net proceeds of approximately $3,191,190 if all of the Warrants are exercised by the holders thereof. See "Use of Proceeds."

     The Selling Stockholders may offer and sell the Shares from time to time in transactions in the over-the-counter market, in negotiated transactions, or by a combination of these methods, at the then prevailing market prices or prices related to such market prices. The Selling Stockholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholders or from the purchasers of the Shares for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. See "Plan of Distribution." The Selling Stockholders also may sell such Shares from time to time pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

     No offered shares of Common Stock may be sold by the Selling Stockholders without the availability of a current Prospectus or Prospectus Supplement. To the extent required, the number of securities to be sold, the respective purchase price and public offering price, the name of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in and accompanied by a Prospectus Supplement. See "Plan of Distribution."

     The Common Stock is quoted on the Over-The-Counter Bulletin Board System under the symbol "CITN." On September 29, 1998, the closing bid and asked price of the Common Stock on the OTC Bulletin Board were $.93 and $.98 per share, respectively.

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 9 OF THIS PROSPECTUS.

     The Company will bear all of the expenses (other than selling commissions and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares. The Company has also agreed to indemnify certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The total expenses to be paid by the Company in connection with the Offering are estimated to be $50,000. See "Selling Stockholders" and "Plan of Distribution."

     Any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profits on the resale of the Selling Stockholders' shares, may be deemed to be underwriting commissions or discounts under the Securities Act. Under applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation Regulation M, any person engaged in a distribution of securities may not simultaneously engage in market-making activities with respect to such securities for a period beginning on the later of five business days, or such other period as may be required by Regulation M, prior to the determination of the offering price or such time that a person becomes engaged in the distribution and ending when the distribution is completed (for a selling security holder) or when any other person's participation has been distributed. In addition to, and without limiting the foregoing, each of the Selling Stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Securities by each of the Selling Stockholders or any such other person. All of the foregoing may affect the marketability of the securities.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ___________, 1998

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements made in this Prospectus that are not historical are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements, and all statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements, which may involve known and unknown risks and uncertainties. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain important factors that could cause actual results, performances, or achievements to differ materially from the Company's expectations include those disclosed under "Risk Factors" and elsewhere in this Prospectus and in the Company's reports filed from time to time with the Securities and Exchange Commission (the "Commission"). All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such disclosures.

                             AVAILABLE INFORMATION

     The Company has filed a registration statement on Form SB-2 (together with any and all amendments and supplements, the "Registration Statement") with the Commission under the Securities Act with respect to the offer, sale and issuance of the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. For further information regarding the Company and the Common Stock, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected without charge at the principal office of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the New York Regional Office of the Commission, 7 World Trade Center, Suite 1300, New York, New York 10048, and at the Chicago Regional Office of the Commission, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials may also be accessed electronically on the Internet at http://www.sec.gov.

     The Company will provide without charge to each person who receives a Prospectus or Prospectus Supplement, upon written or oral request of such person, a copy of any information that is incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests may be directed to Stockholder Relations, Citadel Technology, Inc., 3811 Turtle Creek Boulevard, Suite 600, Dallas, Texas 75219, telephone (214) 520-9292.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information, including "Risk Factors," and financial statements and related notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus and any Prospectus Supplement in its entirety. Except as otherwise noted, all information in this Prospectus reflects the one-for-two reverse stock split of the Common Stock effected on May 6, 1996. See "Description of Capital Stock."

                                  THE COMPANY

     Citadel Technology, Inc. ("Citadel" or the "Company") develops and markets security and administration software products for both computer networks and desktop personal computers ("PCs"). Citadel's products are designed to reduce the direct and indirect costs of computer network and desktop operations, protect proprietary networks and information, and otherwise improve overall office and personal productivity. Our integrated, user-friendly network products enable network administrators to control access to network resources, automate routine network maintenance tasks, and automatically shutdown and restart servers and desktop PCs in the event of a network crash. Our desktop products enable individual PC users to control access to their desktops, secure files, and index and retrieve files stored in a variety of storage media.

     Citadel's network products are designed to reduce clients' costs, improve the accuracy of clients' information, maintain the operation of networks, secure networks from fraud or unauthorized use and generally enable the administrator to devote more time to improving the service to the network rather than focusing on operational details. Our network software products operate on operating systems designed by Novell, Microsoft, IBM and Apple. Citadel focuses on the two largest, Novell and Microsoft, whose NetWare and Windows NT software control in excess of 70% of the market for network operating systems.

     Citadel's primary software products include Crash Protection and Recovery
(CPR), NetOFF, WinShield, FolderBolt, C:\MORE!, Server Sentry, Phantom of the Console, and Server Cam. See "Citadel Products".

     The Company's strategy is to develop long-term client relationships and to maintain a high level of client satisfaction, which the Company believes will result in additional recurring revenues from new products and upgrades on existing software products. The Company has focused its development efforts on the client-server LAN and PC market due to the rapid growth of this market as companies, government agencies and educational users shift from mainframes to client server networks and intranets. The Company believes its products are positioned to capitalize on this trend.

     The Company's fundamental objective is to become a leading supplier of security and administration software products for computer networks and PCs. The Company seeks to achieve this objective through the following strategies:

  o Expand Software Product Portfolio. The Company's existing product line addresses a wide range of the security and administration needs of computer network administrators and PC users. The Company believes a central element of its future success will be the development of new products and enhancements for its existing products that provide additional capabilities and features and differentiate the Company's product line from the product lines of competitors and potential competitors.

  o Continue to Expand Sales and Marketing. The Company is continuing to implement the restructuring of its marketing and sales effort, moving from telemarketing to distribution through the field sales, retail, distributor, VAR, and OEM channels.

  o Enter into Additional Strategic Relationships. The Company has successfully developed strategic alliances or partnerships with other technology companies in the past. In addition to the strategic alliance with Metamor Worldwide, Inc. ("Metamor"), the Company has developed a close working relationship with Iomega Corporation, which has included the Company's C:\More! product in its Iomega-ready software program and assisted the Company in promoting the product. The Company also works closely with representatives of Novell, Inc. and Microsoft Corporation in the development of its products. The Company intends to further leverage its technology and products by entering into strategic relationships with other technology companies, including other complementary software and hardware providers (such as PC OEMs, server manufacturers, and removable media storage vendors).

  o Maintain Technological Leadership. The Company believes that its computer security and administration products are more advanced than those of its competitors. It intends to maintain its technological lead by continuing to dedicate significant resources to its research and development efforts.

  o Pursue Acquisition Opportunities. In addition to the Company's internal product development efforts, the Company has obtained products and technology through acquisitions. Such acquisitions can be less expensive and more time efficient than internal development. The Company believes that additional opportunities may arise in the future to expand its product lines or technology base by acquiring businesses, products and technologies that complement those of the Company although there can be no assurances in this regard.

     The Company was formerly known as Citadel Computer Systems Incorporated and is the successor to a Delaware corporation (also known as Citadel Computer Systems Incorporated ("Old Citadel")) that was formed and began operations in June 1992. References in this Prospectus to "Citadel" or the "Company" shall include Citadel and Old Citadel unless the context requires otherwise.

     The Company maintains its principal executive offices at 3811 Turtle Creek Blvd., Suite 600, Dallas, Texas 75219-4421; the telephone number of this office is (214) 520-9292. The Company maintains a site on the World Wide Web at http://www.citadel.com.

                                  THE OFFERING


Securities Offered                 5,989,484 Shares of Common Stock, comprised
                                   of 5,003,135 Shares issuable upon exercise by certain Selling Stockholders of warrants to purchase shares of Common Stock issued in connection with private placements by the Company and 986,349 Shares issuable upon conversion of preferred stock.

Selling Stockholders               The Shares offered hereby may be offered and
                                   sold by certain Selling Stockholders, each of whom received or will receive Shares either in, or in connection with, private placements by the Company. See "Selling Stockholders."

Common Stock to be Outstanding
  After this Offering (1)          33,715,297 shares of Common Stock.

Use of Proceeds                    The Company will not receive any of the
                                   proceeds from the sale of the Shares pursuant to this Prospectus. The Company would receive estimated net proceeds of up to $3,191,190
                                   (after deducting estimated expenses of
                                   $50,000) if the Selling Stockholders exercise all of the Warrants. The Company currently intends to use such net proceeds, if any, for working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors                       An investment in the Shares offered
                                   hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment.
                                   See "Risk Factors."


Trading symbol                     CITN


(1) Assumes conversion in full into Shares of Common Stock of the Warrants and Preferred Stock held by the Selling Stockholders as described in "Selling Stockholders."

                  SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data set forth below have been derived from and should be read in conjunction with the Company's more detailed financial statements and the related notes thereto that have been audited by Grant Thornton, LLP, independent accountants. The financial statements as of and for such periods, and the report thereon, are included in this Prospectus.

                                                                                        THREE MONTHS ENDED
                                                                                             MAY 31,
                                               YEAR ENDED FEBRUARY 28,                     (UNAUDITED)
                                             -----------------------------         ----------------------------
STATEMENT OF OPERATIONS DATA:                    1997              1998              1997              1998
-----------------------------                -----------       -----------         ---------         ----------
Net Sales                                    $ 5,326,192       $ 1,613,326         $ 492,274         $1,034,195
Gross Profit                                   5,021,756         1,534,897           482,863            963,864
Selling, general and administrative
  expenses                                     5,939,099         3,056,408           891,467            826,733
Provision for uncollectible
  receivables                                  1,984,113           368,897                 0                  0
Research and development expense               3,336,253           161,010           150,524            104,724
EBITDA                                        (6,237,709)       (2,051,418)         (559,128)            32,407
Depreciation and amortization                    942,166         1,270,708           274,172            352,426
Operating loss                                (7,179,875)       (3,322,126)         (833,300)          (320,019)
Net loss before extraordinary item           $(7,515,607)      $(3,522,710)        $(861,119)        $ (371,223)
Net income (loss)                            $(7,515,607)      $(3,522,710)        $(861,119)        $  155,998
Net loss before extraordinary item
  per share (1)                              $      (.56)      $      (.21)        $    (.06)        $     (.02)
Net income (loss) per share (1)              $      (.56)      $      (.21)        $    (.06)        $      .01
Number of shares used in computing
  per share amount (1)                        13,721,032        16,801,818        15,420,384         21,989,756

                                                                                            MAY 31, 1998
                                                                                            (UNAUDITED)
                                                                                  -------------------------------
                                             FEBRUARY 28,       FEBRUARY 28,
BALANCE SHEET DATA                               1997               1998            ACTUAL         AS ADJUSTED(2)
------------------                           ------------       ------------      -----------      --------------
Cash and cash equivalents                    $     15,100       $      8,555      $ 1,247,569      $ 4,438,759
Total assets                                   10,724,093          6,163,034       10,917,845       14,109,035
Stockholders' equity                            3,272,223          1,287,861        6,982,147       10,173,337

(1) Excludes 5,989,484 shares of Common Stock which may be issued and sold by the Company upon the exercise in full of the Warrants and Preferred Stock.

(2) Adjusted from actual to reflect the sale of 5,989,484 shares of Common Stock offered by the Selling Stockholders and the exercise of the Warrants and Preferred Stock by the Selling Stockholders and the payment of the exercise price of the Warrants to the Company and the application of the net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

In addition to the other information in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing shares of the Common Stock offered hereby. THIS OFFERING INVOLVES SUBSTANTIAL INVESTMENT RISK AND SHARES SHOULD BE PURCHASED ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING AN INVESTMENT IN THE COMPANY AND ITS BUSINESS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

     As described under "Disclosure Regarding Forward-Looking Statements," certain statements made in this Prospectus are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. This Prospectus contains forward-looking statements that involve known and unknown risks and uncertainties. The Company's actual results of operations could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following Risk Factors and elsewhere in this Prospectus.

Fluctuations in Quarterly Operating Results; Future Operating Results Uncertain. The Company's quarterly operating results have in the past varied and may in the future vary significantly depending on a number of factors, including the size and timing of significant orders; increased competition; market acceptance of new products, applications and product enhancements; changes in pricing policies by the Company and its competitors; the ability of the Company to timely develop, introduce and market new products, applications and product enhancements and to control costs; the Company's success in expanding its sales and marketing programs; technological changes in the LAN security and administration market; the mix of sales among the Company's channels; deferrals of customer orders in anticipation of new products, applications or product enhancements; changes in Company strategy; personnel changes; and general economic factors.

     The Company's future revenues are difficult to predict. The Company operates with virtually no order backlog because its software products typically are shipped shortly after orders are received. As a result, product revenues in any quarter are substantially dependent on orders booked and shipped. Revenues for any future quarter are not predictable with any significant degree of certainty. Product and software maintenance revenues are also difficult to forecast because the LAN security and administration market is rapidly evolving and the Company's sales cycle varies substantially from customer to customer. Royalty and license revenues are substantially dependent upon sales by OEMs of their products that incorporate the Company's software. Accordingly, royalty and license revenues are subject to OEMs' product cycles, which are also difficult to predict. Royalty and license revenues are further impacted by fluctuations in licensing activity from quarter-to-quarter, because initial license fees generally are non-recurring and recognized upon the signing of the license agreement. The Company's expense levels are based, in part, on its expectations as to future revenues. If revenue levels are below expectations, operating results are likely to be adversely affected. Net income may be disproportionately affected by a reduction in revenues because a proportionately smaller amount of the Company's expenses varies with its revenues. As a result, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Due to all of the foregoing factors, it is possible that in some future quarter the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's common stock would likely be materially adversely affected.

Need for Additional Financing. The Company currently funds its operations and product development and the expansion of sales and marketing activities through existing cash reserves and cash from operations and issuances of securities. In the event that cash from operations and other available funds prove to be insufficient to fund the Company's presently anticipated operations, the Company will be required to seek additional financing. There can be no assurance that, if additional financing is required, it will be available on acceptable terms, or at all. Nor can any assurances be given that current investors would be willing to fund any additional operational requirements of the Company in the future. Additional financing may involve substantial dilution to the interests of the Company's then-current shareholders.

Competition. The network security and administration market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. The Company's major competitors on the Novell NetWare and Windows NT platforms include Computer Associates, McAfee, Symantec and others, all of which have greater financial resources than the Company. The Company also expects increased competition from systems and network management companies, especially those that have historically focused on the mainframe market and are broadening their focus to include the client/server market. In addition, because there are relatively low barriers to entry in the software market, the Company expects additional competition from other established and emerging companies. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could adversely affect the Company's business, operating results and financial condition.

     Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion, sale and support of their products than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition, network operating system vendors could introduce new or upgrade existing operating systems or environments that include storage management functionality offered by the Company's products, which could render the Company's products obsolete and unmarketable. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not adversely affect its business, operating results and financial condition.

Dependence on New Software Products; Rapid Technological Change. The security and administration software market is characterized by rapid technological change, changing customer needs, frequent new software product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products obsolete and unmarketable. The Company's future success will depend upon its ability to develop and introduce new software products (including new releases, applications and enhancements) on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that the Company will be successful in developing and marketing new products that respond to technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition will be adversely affected. The Company currently has plans to introduce and market several potential new products and upgrades in the next twelve months. Due to the complexity of software products and the difficulty in gauging the engineering effort required to produce these potential new products and upgrades, such potential new products and upgrades are subject to significant technical risks. There can be no assurance that such potential new products and upgrades will be introduced on a timely basis or at all. In the past, the Company has experienced delays in the commencement of commercial shipments of its new products and upgrades, resulting in the loss of customers and delay or loss of product revenues. If potential new products and upgrades are delayed or do not achieve market acceptance, the Company's business, operating results and financial condition will be adversely affected.

     Software products as complex as those offered by the Company may contain undetected errors or failures when first introduced or as new versions are released. The Company has in the past discovered software errors in certain of its new products after their introduction and has experienced delays or lost revenues during the period required to correct these errors. Although the Company has not experienced material adverse effects resulting from any such errors to date, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Reliance on Microsoft and Novell Technology. The Company's software products are designed for Microsoft technologies, including Windows NT and Windows 95, and Novell Netware. Although the Company believes that Microsoft and Novell technologies are and will be widely utilized by businesses in the corporate market, no assurances can be given that these businesses will actually adopt such technologies as anticipated or will not in the future migrate to other computing technologies that the Company does not support. Moreover, the Company's strategy will require that the Company's products and technology be compatible with new developments in Microsoft and Novell technologies, and there can be no assurances that the Company will be able to develop compatible products.

Risk Associated With Strategy of Expanding Reseller and OEM Channels. Historically, the Company used primarily a direct sales model, complemented with a telesales force, for the sale of its software products. In fiscal 1998, the Company began to expand its distribution efforts to include third party resellers in both the United States and internationally. To increase the Company's growth will require the Company to expand its direct sales force and add distributors, system integrators and value added resellers (collectively, "resellers") to market, sell, and support the Company's software products. The Company will be increasingly dependent upon resellers for domestic and international sales. The Company has only limited experience in marketing its products through resellers. The expansion of the Company's distribution network and its direct sales force will require the expenditure of substantial resources. There can be no assurance that the Company will be able to expand its distribution channels successfully.

     Even if the Company is successful in its expansion into the distribution channel, the Company's agreements with resellers will generally not be exclusive and in many cases may be terminated by either party without cause. Many of the Company's resellers will carry product lines that are competitive with those of the Company. Therefore, there can be no assurance that these resellers will give a high priority to the marketing of the Company's products and they may, in fact, give a higher priority to other products, including the products of competitors. Events or occurrences of this nature could have a material adverse affect on the Company's business, operating results and financial condition. The Company's results of operations could also be adversely affected by changes in reseller inventory strategies, which could occur rapidly, and in many cases, may not be related to end user demand. There can be no assurance that the Company will be successful in retaining resellers or if even retained such resellers will be successful in selling and marketing the Company's products.

     In addition to the above, an integral part of the Company's sales strategy is to increase the proportion of the Company's customers licensed through OEMs. As with resellers, the Company has limited experience in dealing with OEMs. The Company is investing and plans to continue to invest significant resources to develop this channel, which could materially affect the Company's operating performance. There can be no assurances that the Company will be successful in its efforts to increase the revenues generated by this channel.

Management of Expanding Operations. In the event the Company experiences a period of significant expansion of its operations such expansion could put a significant strain upon the Company's management systems and resources. In addition, such expansion will require the Company to hire a significant number of employees. The Company may also need to expand the geographic scope of its customer base and operations. This expansion could result in substantial demands on the Company's management resources. The Company's ability to compete effectively and to manage future expansion of its operations, if any, will require the Company to continue to improve its financial and management controls, reporting systems and procedures on a timely basis and expand, train and manage its employee work force. There can be no assurance that the Company will be able to do so any of these successfully. The Company's failure to do so could have a material adverse effect upon the Company's business, operating results and financial condition.

Dependence Upon Key Personnel. The Company's future performance also depends in significant part upon the continued service of its key technical and senior executive and sales management personnel, only some of whom are covered by employment contracts. The loss of the services of one or more of the Company's officers or other key employees could have a material adverse effect on the Company's business, operating results and financial condition. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical and managerial employees or that it can attract, assimilate or retain other highly qualified technical and managerial personnel in the future.

Dependence on Growth in the Network Storage Management Market; General Economic and Market Conditions. Substantially all of the Company's operating business is in the network and desktop security and administration software market, which is still an emerging market. The Company's future financial performance will depend in large part on continued growth in the number of organizations adopting security and administration solutions for their client/server and desktop environments. There can be no assurance that the market for network and desktop security and administration will continue to grow. If the security and administration software market fails to grow or grows more slowly than the Company currently anticipates, the Company's business, operating results and financial condition would be adversely affected. During recent years, segments of the computer industry have experienced significant economic downturns characterized by decreased product demand, production overcapacity, price erosion, work slowdowns and layoffs. The Company's operations may in the future experience substantial fluctuations from period to period as a consequence of such industry patterns, general economic conditions affecting the timing of orders from major customers, and other factors affecting capital spending. There can be no assurance that such factors will not have a material adverse effect on the Company's business, operating results or financial condition.

Dependence on Proprietary Technology; Risks of Infringement. The Company depends significantly upon proprietary technology. The Company relies on trade secrecy laws, confidentiality agreements and contractual provisions to protect its proprietary technology. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. The Company does not have any patents or statutory copyrights on any of its proprietary technology which the Company believes to be material to its future success. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and although the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In selling its products, the Company relies primarily on "shrink wrap" licenses that are not signed by licensees, and, therefore, such licenses may be unenforceable under the laws of certain jurisdictions. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between the Company and its employees will provide meaningful protection of the Company's proprietary information, in the event of any unauthorized use or disclosure thereof.

     There has also been a substantial amount of litigation in the software industry regarding intellectual property rights. There can also be no assurance that the Company will not become the subject of claims of infringement with respect to intellectual property rights associated with the Company's current or future products, trademarks or other proprietary rights. The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, whether initiated by the Company or others and whether they are with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Product Liability. The Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential product liability claims. In selling its products, the Company relies primarily on "shrink wrap" licenses that are not signed by licensees, and, therefore, such licenses may be unenforceable under the laws of certain jurisdictions. As a result of these and other factors, the limitation of liability provisions contained in the Company's license agreements may not always be effective. The Company's products can be used to secure and administer critical operating systems within an organization, and, as a result, the sale and support of products by the Company may entail the risk of product liability claims. A successful product liability claim brought against the Company could have a material adverse effect upon the Company's business, operating results and financial condition.

Year 2000 Compliance. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies will need to be upgraded to comply with such "Year 2000" requirements. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. Management does not anticipate that the Company will incur significant operating expenses or be required to invest heavily in computer systems improvements to be Year 2000 compliant. Although the Company believes its software products are Year 2000 compliant, there can be no assurance that the Company's software products contain all the necessary software routines and programs for the accurate calculation, display, storage and manipulation of data involving dates. The Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products such as those offered by the Company. The occurrence of any of the foregoing could have a material adverse effect on the Company's business, operating results or financial condition.

     Although the Company believes the software and hardware it uses internally comply with Year 2000 requirements and is not aware of any material operational issues or costs associated with preparing its internally used software and hardware for the Year 2000, there can be no assurances that the Company will not experience serious, unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems. The occurrence of any of the foregoing could have a material adverse effect on the Company's business, operating results or financial condition.

Possible Volatility of Stock Price. The trading price of the Company's common stock has been subject to wide fluctuations throughout its history. The trading price of the Company's common stock could be subject to wide fluctuations in the future in response to quarterly variations in operating results, announcements of technological innovations or new products, applications or product enhancements by the Company or its competitors, changes in financial estimates by securities analysts and other events or factors. In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Company's common stock.

Legal Proceedings. The Company is involved in certain legal proceedings as described in "Legal Proceedings." While the Company intends to defend such lawsuits, adverse decisions or settlements, and the costs of defending such suits, could have a material adverse effect on the Company.

Impact of Acquisitions; Possible Acquisitions. A significant percentage of the Company's revenues has been attributable to acquisitions. There can be no assurance that the Company will be able to integrate successfully the companies and technologies that it has acquired or may acquire in the future. The Company has pursued in the past, and may continue to pursue in the future, strategic acquisitions as part of its business strategy. While the Company has no understandings, commitments or agreements with respect to any acquisition, acquisition opportunities may become available in the future. Acquisitions would require investment of operational and financial resources and could require integration of dissimilar operations, assimilation of new employees, diversion of management resources, increases in administrative costs and additional costs associated with debt or equity financing and may result in increased goodwill, intangible assets and amortization expense. There is no assurance that any future acquisition by the Company would not have an adverse on the Company's results of operations or would not result in dilution to existing stockholders, including those purchasing Shares in this Offering. See "Business -- Business Strategy."

Risk of Product Returns. As is typical of the computer software industry, the Company incurs expenses as a result of the return of products by customers.. Such returns may result from defective goods, inadequate performance relative to customer expectations, distributor shipping errors and other causes which are outside the Company's control. Although the Company's distributors have specific return policies that enable the Company to return certain types of goods for credit, to the extent that the Company's customers return products which are not accepted for return by the distributor of such products, the Company will be forced to bear the cost of such returns. Any significant increase in the rate of product returns could have a material adverse effect on the Company's financial position and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Business Interruption. The Company believes that its success to date has been, and future results of operations will be, dependent in large part upon its ability to provide prompt and efficient service to its customers. As a result, a substantial disruption of the Company's day-to-day operations (due to a number of possible causes, including earthquake, riot, fire or a material failure of the Company's telephone or power service) could have a material adverse effect upon the Company. In addition, the Company's success is largely dependent on the accuracy, quality and utilization of the information generated by its specialized information systems. Although the Company has never experienced any significant disruptions, a substantial interruption in these systems or in the Company's telephone communications systems could have a material adverse effect on the Company's business. See "Business."

Discretionary Use of Proceeds. The Company currently intends to use any proceeds of the exercise of the Warrants or Options underlying the shares in this offering for working capital and general corporate purposes. There can be no assurances that any of the holders of the Warrants or Options will choose to exercise their Warrants or Options, and there can therefore be no assurances that the Company will receive any proceeds from the exercise of such Warrants or Options. In the event the holders of Warrants or Options do exercise the Warrants or Options, the Company's management will have broad discretion with respect to the expenditure of the proceeds of any such exercises. See "Use of Proceeds."

Strategic Alliances. The development of alliances with selected software companies that complement the Company's market and sales direction is an element in the Company's marketing strategy. These alliances typically involve joint marketing agreements and the inclusion of the Company's products in the product line of the strategic partner. To date, the Company has entered into bundling agreements with companies including, among others, Microsoft, Iomega, Compaq and Novell. There can be no assurance, however, of increased revenues as a result of these bundling agreements or any other such alliance.

Control by Management and Existing Stockholders. Prior to this offering, the present directors, executive officers and principal stockholders of the Company and their affiliates, in the aggregate, beneficially own approximately 54.5% of the outstanding Common Stock. Upon consummation of this offering and assuming exercise of the Warrants in full, the present directors, executive officers and principal stockholders of the Company and their affiliates will, in the aggregate, beneficially own approximately 46.9% of the outstanding Common Stock. These stockholders, acting together, may have the ability to control the election of the Company's directors and most other stockholders' actions and, as a result, direct the Company's affairs and business. Such concentration may have the effect of delaying or preventing a change of control of the Company. See "Principal Stockholders."

No Dividends. It is the current policy of the Company that it will retain earnings, if any, for continued expansion of its operations and other corporate purposes and that it will not pay any cash dividends on its Common Stock in the foreseeable future. The payment of cash dividends by the Company may be limited by certain of the Company's preferred stock and credit facilities. Future borrowings or preferred stock may contain similar restrictions. See "Dividend Policy."

Potential Effect of Anti-Takeover Provisions. The Company's Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences, qualifications, limitations and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holder of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of delaying or preventing a change of control. Further, Section 203 of the General Corporation Law of Delaware prohibits the Company from engaging in certain business combinations with interested stockholders. These provisions may have the effect of delaying or preventing a change in control of the Company without action by the stockholders, and therefore could adversely affect the price of the Common Stock and, to the extent tender offers for shares of the Company's Common Stock are discouraged or prevented by these provisions, may reduce the likelihood that investors could receive a premium for their shares of Common Stock. See "Description of Capital Stock."

Possible Dilution Due to Issuance of Additional Common Stock; Market Overhang. As of September 14, 1998, the Company had outstanding 27,725,813 shares of Common Stock (31,890,426 issued, less treasury shares of 4,164,613), approximately 71,000 and 751,0000 shares of Common Stock were issuable upon the conversion of the Series B and Series C Preferred Stock, respectively (assuming conversion based on the closing bid price as of September 14, 1998); approximately 2,096,000 shares of Common Stock were issuable upon the conversion of Series D Preferred Stock; approximately 9,185,000 shares of Common Stock were issuable upon the exercise of outstanding warrants issued by the Company, and approximately 8,818,000 shares of Common Stock were issuable upon the exercise of outstanding options issued by the Company. The conversion of Series B, Series C, and Series D Preferred Stock, or additional Preferred Stock, if any, or the exercise of options and warrants, including the Warrants, as well as the sale by the Company of additional securities or rights to purchase such securities, would likely have an adverse or dilutive effect on the market value of the Common Stock, including the shares of Common Stock being offered hereby. The Series B, Series C, and Series D Preferred Stock, and the Company's outstanding convertible debentures or notes (in the outstanding principal and interest amount of $1,005,192 as of September 14, 1998) may be converted into shares of Common Stock at a discount to the market price of the Common Stock on the particular date of conversion. As of September 14, 1998, such convertible preferred stock, debentures and notes would be convertible into 4,668,480 shares of Common Stock, of which 986,349 shares of Common Stock are covered by this Prospectus. Furthermore, the Company may conduct additional offerings of its Common Stock or securities convertible into Common Stock. As a result, the voting power of each holder of Common Stock may be diluted by the issuance of additional shares of Common Stock. Also, the book value per share of Common Stock may be reduced upon the exercise of outstanding options or warrants or the conversion of convertible securities such as the Preferred Stock, depending upon the exercise price of the options or warrants and the conversion ratio of the Preferred Stock, and the book value per share of Common Stock, at the time of such exercise or conversion.

     Furthermore, the prevailing market price for the Common Stock may be materially and adversely affected by the addition of a substantial number of shares of Common Stock, including the Shares offered hereby, into the market or by the registration under the Securities Act of such additional shares. In addition, the prospect of future sales of shares of Common Stock issuable upon the exercise of outstanding warrants, options and convertible securities may have a depressive effect upon the market price of the Common Stock, as such warrants and options would be more likely to be exercised at a time when the price of the Common Stock is in excess of the applicable exercise price.

Shares Eligible for Sale. As of September 14, 1998, the Company had outstanding 27,725,813 shares of Common Stock, of which 18,636,957 shares are freely transferable without restriction or further registration under the Securities Act. Of the shares which are freely transferable, 9,589,669 are owned by affiliates and are subject to the volume limitations of Rule 144. Under Rule 144, as amended, if certain conditions are met, persons who are affiliates of the Company and persons who satisfy a one year "holding period" may sell within any three month period a number of shares which does not exceed the greater of one percent of the total number of shares outstanding or the average weekly trading volume of such shares during the four calendar weeks prior to such sale. After a two year holding period is satisfied, persons who are not "Affiliates" of the Company are permitted to sell such shares without regard to these volume restrictions. "Affiliates" of the Company consist of all officers and directors of the Company and all holders 18,003,223 of ten percent (10%) or more of the outstanding shares of Common Stock.

     Sales of substantial amounts of Common Stock in the public market following the offering made hereby could have a materially adverse effect on the market price of the Common Stock. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

Authorization and Issuance of Preferred Stock. The Company's Board of Directors is authorized to issue up to 1,000,000 shares of Preferred Stock. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of Preferred Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. Issuances of Preferred Stock could under certain circumstances have the effect of delaying, deferring or preventing a change in control of the Company without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered by the Selling Stockholders. If all Warrants to purchase the shares of Common Stock offered in this offering were exercised, the Company would receive aggregate net proceeds of approximately $3,191,190, after deducting estimated expenses of $50,000.

The proceeds from the sale of the shares of Common Stock offered hereby are solely for the accounts of the Selling Stockholders. Accordingly, the Company will receive none of the proceeds from sales thereof. The shares offered hereby are owned directly by Selling Stockholders or are issuable upon exercise of Warrants or conversion of the Preferred Stock held by the Selling Stockholders. Included in this Prospectus are 5,989,484 Shares underlying the Convertible Securities. If all Warrants to purchase the shares of Common Stock offered in this offering were exercised, the Company would receive aggregate net proceeds of approximately $3,191,190, after deducting estimated expenses of $50,000. The net proceeds the exercise of Warrants, if any, will be used for sales and marketing and research and development expenditures, and other working capital and general corporate purposes. The Company may also use all or a portion of the net proceeds for the acquisition of businesses, products and technologies that are complementary to those of the Company. While the Company from time to time has engaged, and expects to continue to engage, in preliminary discussions with other business entities with regard to the possibility of such acquisitions, as of the date hereof no such discussions have resulted in any pending definitive acquisition agreement. No assurances can be given that the Company will be able to reach a definitive agreement on or consummate any such acquisition. The foregoing represents the Company's current best estimate of its use of the net proceeds of the exercise of the Warrants to purchase the Shares offered hereby, if any, based upon its present plans, the state of its business operations and current conditions in the computer software industry. The Company reserves the right to change the use of the net proceeds if unanticipated developments in the Company's business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable. Pending any uses, the Company intends to invest the net proceeds from such exercises in short-term, interest bearing securities or accounts.

                              SELLING STOCKHOLDERS

     This Prospectus relates to the offer and sale by the following Selling Stockholders of the Shares. Although the Company would receive the net proceeds from the exercise of the Warrants, it will not receive any additional proceeds from the sale by any of the following Selling Stockholders of the Shares. To the best of the Company's knowledge, none of the Selling Stockholders has any plan, arrangement, understanding, agreement, commitment or intention to sell their securities. See "Plan of Distribution." Except as otherwise indicated below, none of the following individuals or entities has held any position or office within the Company nor has had any other material relationship with the Company in the past three years, other than in connection with the transactions pursuant to which the Selling Stockholders acquired the Warrants or Preferred Stock. The following table sets forth certain information about the Selling Stockholders for whom the Company is registering Shares for resale to the public.


                                                NUMBER OF                                        PERCENT
                                                 SHARES         NUMBER OF       NUMBER OF     BENEFICIALLY
                                                  OWNED       SHARES BEING     SHARES OWNED       OWNED
                                                PRIOR TO       REGISTERED         AFTER           AFTER
    NAME                                        OFFERING       FOR RESALE       OFFERING(1)     OFFERING(2)
    ----                                        ---------     ------------      -----------   ------------
SHARES UNDERLYING JANSSEN MEYERS WARRANTS
  Janssen Meyers Associates LP                    727,809        727,809               0             *
  Gary Brustein                                    84,452         84,452               0             *
  Mark Fisher                                      42,226         42,226               0             *
  David Gerstenhaber                               84,375         84,375               0             *
  Stuart and Paula Graff                          168,904        168,904               0             *
  Lawrence Horowitz                               168,904        168,904               0             *
  J. Mitchell Hull                                168,904        168,904               0             *
  Victor K. Kiam II (3)                           744,452         84,452         660,000           1.9%
  Jack Nagel                                       42,226         42,226               0             *
  Daniel B. Najor                                  84,452         84,452               0             *
  Joseph Perri                                    337,808        337,808               0             *
  Darren Perman and Ruby Yuan                     168,904        168,904               0             *
  Gerald and Nessa Perman                         168,904        168,904               0             *
  Michael Pizitz                                   84,452         84,452               0             *
  Richard Pizitz                                   84,452         84,452               0             *
  William Rouhana Jr.                              84,452         84,452               0             *
  Neal K. Semel                                   168,904        168,904               0             *
  Ken Sitomer                                      42,226         42,226               0             *
  Neal Weissman                                    84,452         84,452               0             *
  K. Eicheman                                     225,000        225,000               0             *
      TOTAL SHARES UNDERLYING
          JANSSEN MEYERS WARRANTS               3,766,260      3,106,260         660,000           1.9%
SHARES UNDERLYING OLD CITADEL WARRANTS
  Applied Quantitative Solutions                  135,000        135,000               0             *
  David Davis                                      60,750         60,750               0             *
  Michael Ferguson                                270,000        270,000               0             *
  Caren Rae Gertner (4)                            22,500         22,500               0             *
  Hans Mayer                                      112,500        112,500               0             *
  Wayne Pence Jr.                                  56,250         56,250               0             *
  Jeffrey Ross                                     22,500         22,500               0             *
  Gary Rudolph                                     56,250         56,250               0             *
  Larry Sachnowitz                                168,750        168,750               0             *
  Gordon and Sara Scheele                          20,250         20,250               0             *
  Jack Simpson                                     28,125         28,125               0             *
  Roger Trandell                                   56,250         56,250               0             *
  Peter Weih                                       56,250         56,250               0             *
      TOTAL SHARES UNDERLYING
          OLD CITADEL WARRANTS                  1,065,375      1,065,375               0             *
OTHER SHARES UNDERLYING WARRANTS
  Worldwide PetroMoly, Inc. (5)                 3,393,375        150,000       3,243,375            9.2%
  Bill Solomon                                    100,000        100,000               0             *
  Charles B. Krusen                               100,000        100,000               0             *
  Lakeshore International Ltd.                     50,000         50,000               0             *
  Tom Oxley                                     2,000,000        250,000       1,750,000           5.2%
  McGinn Smith                                     20,000         20,000               0             *
  Edward Coppola                                  100,000        100,000               0             *
  Spiga Limited                                    50,000         50,000               0             *
  Cavior Organization, Inc.                        11,500         11,500               0             *
      TOTAL OTHER SHARES UNDERLYING
        WARRANTS                                5,824,875        831,500       4,993,375          14.4%
   Total Shares Underlying Warrants            10,656,510      5,003,135       5,653,375          16.3%
PREFERRED STOCK
  Edward Coppola (6)                              235,349        235,349               0             *
  Lakeshore International Ltd. (7)                751,000        751,000               0             *
      Total Preferred Stock                       986,349        986,349               0             *
Total                                          11,642,859      5,989,484       5,653,375          16.3%

(1) Assumes no sales are effected by the Selling Stockholders other than pursuant to this Registration Statement.

(2) Assumes the sale of all Shares being registered pursuant to this Registration Statement.

(3) Mr. Kiam is Chairman of the Board of Directors of the Company.

(4) Caren Rae Gertner is the daughter of Mr. Gil Gertner, a director of the Company.

(5) Mr. Gil Gertner, a director of the Company, is Chairman of the Board of Worldwide PetroMoly, Inc. ("PetroMoly"). Includes 1,462,500 shares presently issuable pursuant to options to purchase Common Stock held by Mr. Gertner. The number of shares held by Mr. Gertner also includes warrants to purchase 150,000 shares held by Worldwide PetroMoly, Inc. ("PetroMoly"), a company controlled by Mr. Gertner, and 732,375 shares standing in PetroMoly's name pursuant to a pledge by Steven B. Solomon, which shares Messrs. Gertner and Sharp agreed to cause PetroMoly to return to Mr. Solomon but which have not been returned. See "Certain Relationships and Transactions." Does not include 2,500,000 shares for Mr. Gertner that he has agreed to transfer to the Company in exchange for certain accounts receivable of the Company. See "Certain Relationships and Transactions." Mr. Gertner has filed an affidavit of lost certificates with the transfer agent relating to these shares. However, these shares have not yet been canceled by the transfer agent because Mr. Gertner had not provided the transfer agent with the necessary bond or indemnification. These shares have been excluded from the number of shares outstanding.

(6) Consist of shares of Common Stock issuable upon the exercise of Series D Preferred Stock at a conversion price of $1.075 per share.

(7) Consist of shares of Common Stock issuable upon the exercise of Series C Preferred Stock at a conversion ratio based on 75% of the five day average closing bid price of Company's Common Stock ($.60 per share).

*   Represents less than one percent.

     Warrants to purchase 3,106,260 of the Shares being offered for resale by the Selling Stockholders were acquired in connection with a private placement by the Company's predecessor in December 1995 (the "Janssen Meyers Private Placement"). Warrants to purchase 1,065,375 of the Shares being offered for resale by the Selling Stockholders were acquired upon conversion of certain notes issued in a private placement by the Company's predecessor in 1995 (the "Old Citadel Private Placement").

     In connection with the issuance of the Warrants to certain Selling Stockholders, the Company agreed to file and use its best efforts to cause to be declared effective the Registration Statement of which this Prospectus is a part. The Company has also agreed to use its best efforts to keep the Registration Statement effective until the earliest of (A) February 28, 2001 (five years after date of the Company's initial public offering), or (B) such time as all of the shares have been sold, or (C) such date as all of the shares may be sold under Rule 144. The Company has agreed to indemnify the Selling Stockholders and each underwriter, if any, and each person who controls any such underwriter or person, against certain expenses, claims, losses, damages and liabilities (or action in respect thereof). The Company has agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and its own counsel fees.

                              PLAN OF DISTRIBUTION

     The Company is registering the Shares on behalf of the Selling Stockholders, which term includes donees and pledgees selling Shares received from a named Selling Stockholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby to the sale of Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. Sales of Shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Company is not aware of any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities, nor is the Company aware of an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholders.

     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

               MARKET PRICES OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock is currently traded on the OTC Bulletin Board under the symbol CITN. The following table sets forth, for the periods indicated, the high and low bid and ask prices for the Common Stock as reported on the OTC Bulletin Board. Such prices have been adjusted to reflect the one-for-two reverse stock split effected on May 1, 1996. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The Common Stock was traded under the symbol LSHO from December 15, 1995 to May 3, 1996, and under the symbol NOFF from May 4, 1996 to March 26, 1998.

FISCAL YEAR                              BID                   ASK
-----------                      -----------------       -----------------
           QUARTER               HIGH         LOW        HIGH         LOW
           -------               -----        ----       -----        ----
1997
         1st Quarter           $ 18.38      $ 3.50     $ 19.00      $ 4.00
         2nd Quarter             13.75        3.00       14.00        3.50
         3rd Quarter              4.63        1.13        4.75        1.19
         4th Quarter              1.88         .84        1.94         .91
1998
         1st Quarter               .88         .25         .97         .28
         2nd Quarter               .69         .15         .75         .17
         3rd Quarter               .90         .39         .93         .41
         4th Quarter               .55         .18         .59         .22
1999
         1st Quarter              1.94         .35        1.97         .35
         2nd Quarter              2.15         .80        2.25         .85
         3rd Quarter
      (through 9/14/98)           1.05         .80        1.09         .85

     On September 29, 1998, the last reported sale price of the Company's Common Stock on the over-the-counter bulletin board was $.96 per share. On September 14, 1998, the Company had approximately 4,200 stockholders of record of the Company's Common Stock.

     Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company has never paid cash dividends on its Common Stock, and management intends, for the immediate future, to retain any earnings for the operation and expansion of the Company's business. Any future determination regarding the payment of dividends will depend upon results of operations, capital requirements, the financial condition of the Company and such other factors that the Board of Directors of the Company may consider. The Company has issued preferred stock, which entitles the holders thereof to preferences as to payment of dividends and liquidation proceeds.

                                 CAPITALIZATION

     The following table sets forth (i) the actual capitalization of the Company as of May 31, 1998 (ii) the pro forma capitalization of the Company as of May 31, 1998, assuming the exercise of the Warrants, after deducting the estimated offering expenses payable by the Company in connection with the sale of Shares by the Selling Stockholders, and the application of the net proceeds from the exercise of the Warrants as set forth in "Use of Proceeds." The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus. See "Use of Proceeds."

                                                                      MAY 31, 1998
                                                                      (UNAUDITED)
                                                             -----------------------------
                                                                 ACTUAL        AS ADJUSTED
                                                                                   (1)
                                                             ------------     ------------
Short-term debt
   Notes payable                                             $    416,093    $    416,093
   Current portion of long-term debt                            1,177,781         847,781
Long-term debt                                                     74,910          74,910
                                                             ------------    ------------
Total debt                                                      1,668,784       1,338,784
                                                             ------------    ------------
Stockholders' Equity
   Preferred stock, par value $.01,; 1,000,000 shares
     authorized; 11,553 issued and outstanding                        117             71
   Common stock, par value $.01; 60,000,000 shares
     authorized; 29,180,800 issued and outstanding                291,808         351,703
   Equity Notes                                                   944,000         944,000
   Additional paid-in-capital                                  21,663,669      24,795,010
   Accumulated deficit                                        (13,417,208)    (13,417,208)
   Treasury stock, at cost (4,164,613 shares)                  (2,500,239)     (2,500,239)
                                                             ------------    ------------
      Total stockholders' equity                                6,982,147      10,173,337
                                                             ------------    ------------
Total Capitalization                                         $  8,650,931    $ 11,842,121
                                                             ============    ============

(1) Adjusted from actual to reflect the sale of 5,989,484 shares of Common Stock offered by the Selling Stockholders and the exercise of the Warrants and Preferred Stock by the Selling Stockholders and the payment of the exercise price of the Warrants to the Company and the application of the net proceeds therefrom. See "Use of Proceeds."


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and notes found elsewhere herein, as well as the disclosure relating to forward-looking statements set forth in "Description of Business--Certain Factors That May Affect Future Operating Results."

OVERVIEW

     Citadel Technology, Inc. ("Citadel" or the "Company"), formerly Citadel Computer Systems Incorporated, develops and markets security and administration software products for both computer networks and desktop personal computers ("PCs"). Its integrated, easy-to-use products enable network administrators to control access to network resources, automate routine network maintenance tasks, and automatically shutdown and restart servers and desktop PCs in the event of a network crash. The Company's products also enable individual PC users to control access to their desktops, secure files, and automatically shutdown and restart servers and desktop PCs in the event of a network crash. The Company's products also enable individual PC users to control access to their desktops, secure files, and index and retrieve files stored in a variety of storage media. The Company's products are designed to reduce the direct and indirect costs of computer network operations, protect proprietary networks and information, and otherwise improve overall office productivity.

     The Company is the successor to a Delaware corporation (also known as Citadel Computer Systems Incorporated ("Old Citadel")) that was formed and began operations in June 1992. References in this Report to "Citadel" or the "Company" shall include Citadel and Old Citadel unless the context requires otherwise.

     The Company maintains its principal executive offices at 3811 Turtle Creek Blvd., Suite 600, Dallas, Texas 75219-4421; the telephone number of this office is (214) 520-9292. The Company maintains a site on the World Wide Web at http://www.citadel.com.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MAY 31, 1998 COMPARED WITH PERIOD ENDED MAY 31, 1997

     During the three months ended May 31, 1998, the Company had net sales of $1,034,195, an increase of $541,921, or 110.1% over net sales of $492,274 during the three months ended May 31, 1997. The Company attributes the sales increase to increased industry recognition of its products and the recent partnering relationships with System Plan, in Japan and Guildsoft, Ltd., in England and its bundling arrangements with Microsoft and Compaq.

     The costs and expenses incurred in connection with producing the Company's products were $70,331 during the quarter, an increase of $60,900 or 547.1% over cost of sales of $9,411 for the same period last year. As a percentage of sales, the Company's cost of sales for the quarter increased from 1.9% for the three months ended May 31, 1997 to 6.8% for the three months ended May 31, 1998. The increase in cost of sales for the current quarter over the same quarter last year can be attributed to a change in the product sales mix, during the quarter, to lower priced products sold on an individual unit basis and the establishment of a reserve for potential product returns. Both factors can be attributed to the Company's recent entry into the retail sales channel, which the Company was not engaged in during the same period last year. In addition, and partly due to its entry into the retail channel, the Company completely updated its packaging and collateral pieces to give all its products a common look. This also tended to increase the Company's cost of sales on a per unit basis. The impact of the aforementioned was offset, to some degree, by the increase in the Company's bundling revenues over the same quarter last year, which tends to reduce the cost of sales on a percentage basis.

    Research and development costs charged to expense for the quarter were approximately $104,724 versus $150,524 for the same period last year, or a decrease of $45,800 or 30.4%. Development costs of $498,503 and $145,911 for the quarters ended May 31, 1998 and 1997, respectively, were capitalized. The increase in capitalized costs relates to the increased level of development activity during the quarter. The Company, through its association with Metamor Worldwide Inc., was able to devote substantially more resources this quarter to development activities than was possible in previous quarters. The Company, as it continues to upgrade and expand its product offerings, expects that its level of development activity in future quarters will continue to exceed its levels of comparable past quarters. The Company expects to launch additional new products and upgrades in the future quarters of fiscal 1999 and 2000 that will provide for ease of security solutions for Internet and intranet applications on Microsoft and Novell platforms.

     Selling and marketing expenses increased from $307,629 for the quarter ended May 31, 1997 to $471,394 for the quarter ended May 31, 1998, or 53.2%. However, as a percentage of sales, selling and marketing expenses for the quarter decreased from 62.5% to 45.6%. The Company expects that it will continue to allocate additional resources to selling and marketing expenses in the future. Therefore, the Company would expect that in the future, these expenses will continue to increase on a dollar basis, but as sales increase these expenses should continue to decrease as a percentage of sales.

     General and administrative expenses decreased $228,499, or 39.1% from $583,838 for the quarter ended May 31, 1997 to $355,339 for the quarter ended May 31, 1998. This resulted primarily from the Company's restructuring and cost control programs implemented during the second quarter of last year. As a percentage of sales, these expenses decreased from 118.6% in 1997 to 34.3% in 1998. The Company expects that if revenues increase these expenses would decrease as a percentage of sales.

     Depreciation and amortization expense increased $78,254 or 28.5%, to $352,426 from $274,172 for the three months ended May 31, 1998 and 1997, respectively. This increase resulted from the commencement of amortization on certain capitalized research and development costs relating to products that became available for sale during the quarter. The Company expects these expenses to continue to increase in the future as additional products become available for sale.

     Interest expense for the three months ended May 31, 1998 increased to $51,204, an increase of $29,978 or 141.2% over interest expense of $21,226 during the same period last year. This resulted primarily from the Company having more interest bearing debt in place during this quarter than during the quarter ended May 31, 1997.

     As a result of the foregoing, the Company, for the three months ended May 31, 1998, reported a net loss before extraordinary items of $371,223, compared to a net loss of $861,119 for the same period last year.

     During the quarter, the Company recognized a gain on the settlement of debts of $527,221 relating primarily to the restructuring of a certain note payable to Inxight, a division of Xerox. In connection with the restructuring, Inxight agreed to reduce a certain note and accrued interest due from the Company by $520,816. In exchange, the Company agreed to a shorter maturity on the note and the issuance of 250,000 shares of the Company's Common Stock to Inxight (valued at $92,500 as of the date of the transaction). The value of the stock has been treated as a reduction in the gain associated with the transaction. The remaining balance relates to miscellaneous gains recognized by the Company associated with the settlement of balances due various vendors during the quarter.

     As a result of the aforementioned, the Company, for the three months ended May 31, 1998, reported a net profit of $155,998, compared to a net loss of approximately $861,119 for the same period last year.

YEAR ENDED FEBRUARY 28, 1998 COMPARED WITH YEAR ENDED FEBRUARY 28, 1997

     During the fiscal year ended February 28, 1998, the Company had net sales of $1,613,326, a decrease of $3,712,866, or 69.7%, over net sales of $5,326,192 during the fiscal year ended February 28, 1997. The Company realized this reduction in sales as a result of the restructuring of its operations, and the reduction in its workforce. The Company during the year changed from its mainly telemarketing and trade show sales model to a more traditional VAR, reseller, OEM and joint venture sales model. While the Company believes the newly adopted sales strategies have better positioned the Company for the future and expects increased sales in fiscal 1999, the revenues for fiscal 1998 were adversely affected by the restructuring and new sales strategy.

     During fiscal 1998, the Company increased its efforts to enter into OEM and joint venture relationships with strategic partners to increase its sales channels. During the second quarter of fiscal 1998, the Company signed a bundling agreement with Compaq relating to its WinShield product. In October 1997, the Company entered into a strategic alliance with Metamor in which Metamor purchased 2,500,000 shares of the Company's common stock and the parties agreed to certain joint research and development, technology licensing, and marketing activities. In February 1998, the Company's WinShield product was the "Spotlight of the Month" product on Microsoft's educational software website. In addition, the Company started to market its products internationally through the establishment of distribution relationships in the UK and Japan. The Company is continuing to explore similar arrangements with other market leaders in the technology industry and the Company expects these channels will represent a significant percentage of the Company's revenues in the future.

     The costs and expenses incurred in connection with producing the Company's products were $78,429 during the fiscal year ended February 28, 1998, a decrease of $226,007, or approximately 74.2%, from costs of sales of $304,436 incurred in the previous fiscal year. This resulted primarily from the reduction in sales. As a percentage of net sales, costs of sales decreased in the fiscal year ended February 28, 1998, to 4.9% from 5.7% in the prior period. The decrease in cost of sales, on a percentage basis, was primarily the result of greater operational and order procurement efficiencies relating to the fulfillment of customer orders during the year.

     Selling general and administrative expenses for the fiscal year ended February 28, 1998, were $3,056,408, a decrease of $2,882,691, or 48.5%, over selling, general and administrative expenses of $5,939,099 during the prior fiscal year. Such expenses decreased primarily due to the Company's restructuring, which included significantly reducing its workforce, the consolidation of all operational, production and sales offices into its Dallas location, the identification of areas for operational efficiencies and the corresponding reduction in the associated operational expenses. While selling, general and administrative expenses decreased during fiscal year 1998, the Company expects as revenues increase, it will allocate additional resources to selling and marketing activities, thus these expenses may be expected to increase in future periods.

     Provision for uncollectable accounts decreased from $1,984,113 for the fiscal year ending February 28, 1997 to $368,897 for fiscal year 1998, or a decrease of $1,615,216, or 81.4%. Under the Company's previous telemarketing sales model, the Company generally delivered its products to customers on a 30-day trial basis following receipt of a signed trial agreement. The Company only recognized revenue if the product had not been returned within the 30 days in accordance with the terms and conditions of the trial agreement. Numerous disagreements arose between the Company and its customers regarding the customer's obligation to pay for products delivered. The Company believes these agreements are legally binding contracts and intends to continue to pursue the collection thereof. However, the Company provided an allowance for returns and doubtful accounts of $2,500,000 and $681,000 as of February 28, 1997 and 1998, respectively, to cover the potential for uncollectable accounts. Due to trouble encountered by the Company with this sales model, the Company, during fiscal 1998, changed its sales model to a more traditional VAR, reseller, OEM and joint venture model. As a result of this change, the Company conflicts with its customers have been substantially reduced and collections have been significantly improved.

     Depreciation and amortization expense increased to $1,270,708 in the fiscal year ended February 28, 1998, from $942,166, or an increase of 34.9% over the fiscal year ended February 28, 1997. This increase is due to the commencement of amortization on certain capitalized software development costs relating to products that became available for sale. Management expects that these expenses will continue to increase in the quarters to come as additional products reach a salable state.

     Research and development expenses charged to operations for the year ended February 28, 1998 were $161,010 compared to $3,336,253 for the year ended February 28, 1997, or a decrease of $3,175,243 or 95.2%. During fiscal year 1997, and in connection with certain acquisitions, the Company wrote-off approximately $3,268,040 of purchased in-process research and development costs that had not reached the working model stage and for which there was no alternative use. The Company did not incur a similar expense in fiscal 1998. The Company capitalized $568,963 and $457,321 in software development costs for fiscal years 1998 and 1997, respectively. These costs will be amortized over the estimated useful lives of the underlying products.

     During the fiscal year ended February 28, 1998, the Company had a net loss on sales of marketable securities of $199,672 versus $451,280 for the fiscal year ended February 28, 1997. The loss for the fiscal year 1998 resulted from the ultimate disposal of the Miami Subs stock. The loss for fiscal year 1997 resulted from a $1,000,000 charge related to the write-down of the Miami Subs Stock pursuant to the sale of the restaurants, offset by a $548,720 gain on the sale of certain marketable securities during the year.

LIQUIDITY AND CAPITAL RESOURCES

FOR THE THREE MONTS ENDED MAY 31, 1998

     The Company's cash and cash equivalents at May 31, 1998 were $1,247,569, and approximately $1,300,000 as of September 29, 1998.

Cash flow from operations was a negative $3,272,821 for the three months ended May 31, 1998, compared to negative $408,270 for the three months ended May 31, 1997. This increase was primarily due to an increase in the Company's trade receivables, which increased due to the increase in the Company's revenues during the quarter; this was offset by a decrease in the net loss of the Company due to factors previously discussed. In addition to the aforementioned, the Company's operational cash flow was impacted by a receivable the Company recorded of $2,500,000, which related to a certain Common Stock sale transaction at the end of the Company's quarter. The Company, subsequent to the end of the quarter, received the funds.

     Cash used in investing activities was approximately $507,872 for the three months ended May 31, 1998, compared to approximately $279,232 for the same period last year. This increase was due to an increase in development expenses resulting from increased development activities on new products and product upgrades.

     Cash provided by financing activities was $5,019,707 for the three months ended May 31, 1998, compared to $709,906 for the three months ended May 31, 1997. This increase was due primarily to more capital being raised during this quarter compared to the same quarter last year.

     As a result of the aforementioned factors, cash and cash equivalents increased by $1,239,014 for the three months ended May 31, 1998 versus an increase of approximately $22,404 for the same period last year.

     On April 13, 1998, the Company received a loan in the amount of $250,000 from an individual. The loan bears interest at 10% per annum and is payable in full on or before July 13, 1998. On May 26, 1998, the individual exercised his option and converted this debt into shares of the Company's Series D Convertible Redeemable Preferred Stock. See "Recent Sales Of Unregistered Securities."

     On April 30, 1998, the Company and Precision Capital Investors Limited Partnership I ("Precision") entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which Precision purchased shares of 6% Series E Convertible Redeemable Preferred Stock for $500,000. See "Recent Sales Of Unregistered Securities." The Company, on June 30, 1998, exercised its option and redeemed in full this issuance.

     On May 15, 1998, the Company and Metamor entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Metamor purchased 2,000 shares of Citadel's 11% Series D Convertible Redeemable Preferred Stock for proceeds of $2,000,000. See "Recent Sales Of Unregistered Securities."

On May 26, 1998, the Company and Icarus entered into a Stock Purchase Agreement pursuant to which Icarus purchased 2,000,000 shares of Citadel's Common Stock for proceeds of $2,500,000. On June 30, 1998, Icarus purchased an additional 1,000,000 shares of Citadel's Common Stock for proceeds of $1,500,000. See "Recent Sales Of Unregistered Securities."

YEAR ENDED FEBRUARY 28, 1998 COMPARED WITH YEAR ENDED FEBRUARY 28, 1997

     The Company's cash and cash equivalents at February 28, 1998 were $8,555.

     Cash flows from operations were a negative $2,661,326 for the fiscal year ended February 28, 1998, compared to negative $6,706,035 for the fiscal year ended February 28, 1997. The decrease was due principally to the decreased net loss of the Company for the year as a result of the Company's restructuring efforts.

     Cash used in investing activities was $4,780 in the fiscal year ended February 28, 1998, compared to $1,562,464 in the prior year. This decrease was primarily due to a decrease in capital expenditures and a decrease in the acquisitions of businesses and software.

     Cash flows provided by financing activities were $2,659,561 in the fiscal year ended February 28, 1998, compared to $8,158,034 in the fiscal year ended February 28, 1997. This decrease was due primarily to fewer funds being raised this year as compared to last year through equity note and preferred stock issuances. However, the Company does expect that it may require additional funding in the future.

     In March 1996, in connection with the sale of its restaurants owned by the Company's predecessor to Miami Subs USA, Inc. ("Miami Subs"), the Company received 1,325,000 shares of Miami Subs common stock and Miami Subs assumed certain restaurant indebtedness. The Company issued a nonrecourse, non-interest bearing, promissory note to Miami Subs with a remaining principal amount of $1,250,000, secured by a pledge of the aforementioned 1,325,000 shares of Miami Subs common stock owned by the Company. The Company determined that it could not recover its investment in the Miami Subs stock and through a charge to earnings of $1,000,000 wrote down the investment during the quarter ended May 31, 1996, to its market value as of July 19, 1996. Subsequent to May 31, 1996, the Company through a charge to equity further wrote down the investment in the Miami Subs stock to the carrying value of the debt. In June 1997, the Company tendered the stock to Miami Subs as payment in full of the $1,250,000 debt owed by the Company to Miami Subs. In addition, to settle certain disputes between the Company and Miami Subs, Miami Subs issued to the Company 200,000 shares of Miami Subs common stock and agreed to assume additional indebtedness related the Company's former restaurant operations. The Company sold the shares for approximately $156,000 and used the proceeds for working capital.

     In January 1998, the Company received a loan in the amount of $350,000 from an individual. The loan bore interest at a rate of 5% per annum and was payable in full on or before January 1999. In connection with the loan, the Company issued warrants to purchase 200,000 shares of common stock. Subsequent to the end of the Company's 1998 fiscal year, this debt was converted into shares of the Company's Common Stock. See "Recent Sales of Unregistered Securities."

     As a result of the aforementioned factors, cash and cash equivalents decreased by $6,545 in the fiscal year ended February 28, 1998.

INFLATION

     Inflation did not have a material effect on the Company's results during the periods discussed.

ACCOUNTING STANDARDS NOT ADOPTED

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components, as defined. SFAS No. 130 requires that all items that must be recognized under accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. Adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and supersedes FASB issued SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 requires public enterprises to report certain financial and descriptive information about operating segments, as defined, in annual financial statements and selected information in condensed financial statements for interim periods issued to shareholders, if practical. SFAS No. 131 is not expected to have a material impact on the financial condition or results of operations of the Company.

     Both the aforementioned accounting standards are effective for years beginning after December 15, 1997.

     In October 1997, the Accounting Standards Executive Committee ("AcSec") issued Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"), which delineates the accounting for software product and maintenance revenues. SOP 97-2 supersedes the Accounting Standards Executive Committee Statement of Position 91-1, Software Revenue Recognition. In March 1998, AcSec issued SOP 98-4 "Deferral of Effective Date of a Provision of SOP 97-2, Software Revenue Recognition," in which certain provisions of SOP 97-2 have been deferred for one year. SOP 97-2 and 98-4 are effective for transaction entered into after March 31, 1998. The Company is evaluating the requirements of SOP 97-2 and 98-4, and the effects, if any, on the Company's current revenue recognition policies.

                                    BUSINESS

THE COMPANY

     Citadel Technology, Inc. ("Citadel" or the "Company"), formerly Citadel Computer Systems Incorporated, develops and markets security and administration software products for both computer networks and desktop personal computers ("PCs"). Its integrated, easy-to-use products enable network administrators to control access to network resources, automate routine network maintenance tasks, and automatically shutdown and restart servers and desktop PCs in the event of a network crash. The Company's products also enable individual PC users to control access to their desktops, secure files, and index and retrieve files stored in a variety of storage media. The Company's products are designed to reduce the direct and indirect costs of computer network operations, protect proprietary networks and information, and otherwise improve overall office productivity.

     The Company maintains its principal executive offices at 3811 Turtle Creek Blvd., Suite 600, Dallas, Texas 75219-4421; the telephone number of this office is (214) 520-9292. The Company maintains a site on the World Wide Web at http://www.citadel.com.

RECENT DEVELOPMENTS FOR THE COMPANY

Management

     Fiscal 1998 was a period of restructuring and transition for the Company. The Company consolidated all its operations into its Dallas location, significantly reduced its workforce, completely revamped its sales and marketing strategies, and restructured many of the operational aspects of the Company. In April 1997, the Company's former president and chief executive officer resigned and agreed to the termination of his employment contract in connection with the Company's restructuring. Additionally, several other key members of the Company's management team resigned, including its former Vice President of Sales, Vice President of Channel Sales, Chief Technology Officer, and several other of its officers. The Company appointed its former Chief Operating Officer, Steven B. Solomon, as its new President and Chief Executive Officer, and appointed Richard L. Travis, Jr., its Chief Financial Officer, to the additional post of Chief Operating Officer. In July 1997, Mr. Carl Banzhof, the Company's Vice President of Engineering, assumed the role of Chief Technology Officer of the Company. In January 1998, Bennett Klein, formerly of Iomega, joined the Company as Vice President of Business Development. In addition to the restructuring efforts, the new management team began developing strategic and OEM relationships with industry market leaders. As a result of the foregoing, while the Company's sales for the current year were adversely affected, management believes that the Company is well positioned today to move forward.



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


Products

     In November 1997, the Company introduced C:\More!, a product that enables users to index, locate, and retrieve their files from a wide range of different storage media. C:\More! has received a favorable initial response in the market. Iomega, the developer of the highly successful ZIP and JAZ drives, has included C:\More! in its Iomega-ready software program and has assisted the Company in promoting the product. Among other things, Iomega has featured C:\More! on its web site, invited the Company to present C:\More! at the Iomega booth at the fall 1997 Comdex show, and authorized the Company to use images of the ZIP and JAZ drives in the packaging for C:\More!.

     In January 1998, the Company introduced WinShield 95/NT, the Company's solution for desktop users who want to protect their PC system from unauthorized modification or access. WinShield was the Spotlight product for February 1998 on Microsoft's educational software web site. Sales of WinShield are currently gaining momentum in the VAR, distribution and corporate channels.

     The Company has secured retail distribution for its C:\More! and WinShield products in key retail outlets such as Office Depot, Office Max, Best Buy, Computer City, Micro Center, and CompUSA., and is currently working with other retail outlets.

Metamor Transactions

     On October 6, 1997, the Company entered into a formal strategic alliance with Metamor Worldwide, Inc. (formerly CORESTAFF, Inc.) (NASDAQ:MMWW), a leading provider of information technology and staffing services with annual revenues in excess of $1.0 billion. The alliance includes the following elements:

  o In October 1997, Metamor purchased 2.5 million shares of the Company's common stock for $750,000 in cash and other valuable consideration, and was also granted warrants to purchase an additional 1 million shares at $4.00 per share and another 1 million shares at $5.00 per share.

  o An executive vice president of Metamor, who also serves as the president of Metamor's information technology services division, joined the Company's board of directors in October 1997.

  o Metamor agreed to provide software development support to the Company, including support through its subsidiary, Metamor Software Solutions ("MSS"), which employs more than 200 software programmers. As a result of this support, the Company believes that it will be able to introduce new products and upgrades to existing products and otherwise react to changes in customer needs and the market more quickly than in the past.

  o The Company and Metamor will cross-sell each other's products. The Company will be the exclusive distributor of Metamor's "First Step" software program, a peer-to-peer system that enables users to easily access multiple systems requiring different user codes.

  o In May 1998, Metamor invested an additional $2 million in the Company, by purchasing 2,000 shares of the Company's convertible preferred stock.

Other Recent Developments

     On February 26, 1998, the stockholders of the Company approved the amendment of the Company's Certificate of Incorporation to change the Company's name to Citadel Technology, Inc.

     In March 1998, the Company in association with Guildsoft Limited opened an office in Devon, England to distribute the Company's products in UK and Europe.

     In May 1998, the Company appointed System Plan as its exclusive reseller and distributor for the Japanese market.

     In June 1998, a Dallas based private investment fund acquired 2 million shares of Citadel stock for $ 2.5 million and an additional 1 million shares for $1.5 million.

OVERVIEW

     The Company's network products are designed to: reduce clients' costs, improve the accuracy of clients' information, maintain the operation of networks, secure networks from fraud or unauthorized use and generally enable the administrator to devote more time to improving the service to the network rather than focusing on operational details. The Company's network software products operate on operating systems designed by Novell, Microsoft, IBM and Apple. The Company's focus is on the two largest, Novell and Microsoft, whose NetWare and Windows NT software control in excess of 70% of the market for network operating systems. The Company's desktop products are designed to enable individual PC users to control access to their desktops, secure files, and index and retrieve files stored in a variety of storage media.

     The Company's primary products include the Crash Protection and Recovery
(CPR), C:\MORE!, NetOFF, Server Sentry, Phantom of the Console, Server Cam, WinShield, and FolderBolt. See "Citadel Products". The Company's clients include many Fortune 2000 companies and government and educational agencies and individual PC users.

CITADEL STRATEGY

     The Company's strategy is to develop long-term client relationships and to maintain a high level of lifetime client satisfaction, which the Company believes will result in additional recurring revenues from new products and upgrades on existing software products. The Company has focused its development efforts on the client-server LAN and PC market due to the rapid growth of this market as companies, government agencies and educational users shift from mainframes to client server networks and intranets. The Company believes its products are positioned to capitalize on this trend.

     The Company's fundamental objective is to become a leading supplier of security and administration software products for computer networks and PCs. The Company seeks to achieve this objective through the following strategies:

  o Expand Software Product Portfolio. The Company's existing product line addresses a wide range of the security and administration needs of computer network administrators and PC users. The Company believes a central element of its future success will be the development of new products and enhancements for its existing products that provide additional capabilities and features and differentiate the Company's product line from the product lines of competitors and potential competitors.

  o Continue to Expand Sales and Marketing. The Company is continuing to implement the restructuring of its marketing and sales effort, moving from telemarketing to distribution through the retail, distributor, VAR, and OEM channels.

  o Enter into Additional Strategic Relationships. The Company has successfully developed strategic alliances or partnerships with other technology companies in the past. In addition to the strategic alliance with Metamor, the Company has developed a close working relationship with Iomega, which has included the Company's C:\More! product in its Iomega-ready software program and assisted the Company in promoting the product. The Company also works closely with representatives of Novell and Microsoft in the development of its products. The Company intends to further leverage its technology and products by entering into strategic relationships with other technology companies, including other complementary software and hardware providers (such as PC OEMs, server manufacturers, and removable media storage vendors).

  o Maintain Technological Leadership. The Company believes that its computer security and administration products are more advanced than those of its competitors. It intends to maintain its technological lead by continuing to dedicate significant resources to its research and development efforts.

  o Pursue Acquisition Opportunities. In addition to the Company's internal product development efforts, the Company has had success in acquiring products and technology. Such acquisitions can be less expensive and more time efficient than internal development. The Company believes that additional opportunities may arise in the future to expand its product lines or technology base by acquiring businesses, products and technologies that complement those of the Company.

INDUSTRY BACKGROUND

     Network Security and Administration. Largely as a result of the increasing power, ease of use, and low cost of PCs, many businesses and other organizations have shifted from a centralized mainframe computer platform, usually procured from a single vendor, to a distributed multiple-PC networked platform, the elements of which are procured from a variety of vendors. These organizations have invested heavily in client-server networks, "intranets," and other distributed computing networks to realize the cost and productivity benefits of sharing applications, files, data, and printers and other peripherals among PC users across a work group, department or entire enterprise. As a result of the migration of mainframe applications to network servers, mission critical functions are increasingly performed over such distributed networks. These functions include e-mail; electronic funds transfer; reservation entry for airlines, hotels and rental car companies; and telemarketing and order entry.

     The use of complex, heterogeneous distributed networks linking multiple host servers and client PCs creates substantial risk. Unauthorized interception, alteration, and theft of proprietary information, as well as electronic vandalism or terrorism aimed at disrupting network operations, can have major adverse effects on the organizations that own, operate, and/or use those distributed networks. This risk grows every day because of the deployment of more capable PCs, growth in the number of network access points, enhancements in the ability of different types of computers to communicate with one another, and expansion in the number of public and private communications networks used to support distributed computing environments. As a result of these developments, protecting distributed networks and the information transmitted over those networks is an increasingly important and difficult task.

     Another challenge facing organizations that depend on distributed computing networks is network administration. In many cases because of budgetary or other constraints, organizations are hard pressed to address the network administration needs that arise as their networks grow in size and complexity. Some organizations outsource some or all network administration tasks to a service bureau or VAR. Some smaller organizations have no formally trained network administrator available on a daily basis. Organizations without a substantial (and usually expensive) in-house network administration effort are vulnerable to network disruptions. Such disruptions can reduce top-line revenue by preventing the entry of order information and delaying transaction processing, reducing internal productivity by idling network users, alienating customers by interfering with customer service functions, and increasing overall workplace tension.

     The Company believes that corporate and institutional use of distributed computing networks will continue to expand and that, as reliance on these networks deepens, organizations will become increasingly more concerned about
(i) protecting the integrity and security of these networks, (ii) reducing the incidence of network disruptions, and (iii) reducing the expense of network administration. The Company, therefore, believes that demand for more powerful and more cost effective network security and administration tools will grow substantially over the next several years.

     PC Security and Administration. Even in a distributed computing environment, many users prefer to maintain all or a substantial portion of their important "stuff" (e.g., business and personal files) on their desktop hard drive or other desktop storage media (i.e., diskettes, Zip drives, etc.). Desktop computer storage continues to grow and new systems provide on average more than 5 GB of storage for each user's data, e-mail, and Internet downloads.

     Storage of large amounts of information at the desktop level increases the risk of security breaches by inviting unauthorized access, viewing and copying of confidential information, and access to network information during the many times a user is away from his or her desk, including lunch breaks or meetings. Moreover, organizations are moving to expand sharing of desktop PCs by employees, particularly in functions that require 24-hour service. Shared PCs are found often in service bureaus, call center operations, government and education agencies, libraries, and the home. Protecting an individual user's data and PC settings and configuration is critical, especially in a shared PC environment.

THE CITADEL SOLUTION

     The Company's current line of software products addresses computer security and administration problems at both the network and desktop levels. Key features of the Company's products include:

  o Integrated Product Capabilities. The Company's integrated security and administration solution enables a network administrator from a single console to automatically shutdown and restart in an orderly manner servers and desktop units in the event of a network crash, control access to network resources, log off inactive desktop users and save all desktop work in progress, and automate routine network maintenance tasks.

  o PC Configuration Protection. The Company's solution also enables individual PC users, particularly those who share a desktop unit with a co-worker or other students, to protect their PC configurations and data.

  o Enhanced Customer Productivity:. The Company's products are designed to improve overall office productivity, particularly by reducing the direct and indirect costs of network operations by reducing (i) the personnel resources required to administer the network, (ii) the disruption (including data loss) caused by network crashes, (iii) software license fees charged to inactive users, and (iv) unauthorized use of network and desktop resources.

  o Ease of Use, Optimize Products for Leading Technologies. The Company's products are easy for a customer to install and are fully compatible with the major network and desktop operating systems, including Windows NT, NetWare, and Windows 3.1 and 95. The intuitive look and feel of the products' graphical user interface ("GUI") enhances their usability.

  o Modular Product Design. The Company's programs can be added on a plug-and-play basis to the Citadel Network Administrator - a centralized program manager included with all Citadel network products. This modularity provides a migration path for network administrators. As their network security and administration needs become more complex, they can utilize more of the Company's products and operate them all through an existing, familiar program manager.

  o Cost Effectiveness. The Company believes its products can reduce the cost of overall system support and maintenance be ensuring an orderly backup, reducing license fees by logging off inactive users, and reducing the personnel resources required to administrate networks.

CITADEL PRODUCTS

NetOFF 5.0 NetOFF is designed to protect a network by shutting down unattended client PCs automatically after a specified period of inactivity. Network administrators may also use NetOFF to shut down such PCs to complete a clean backup. The product ensures an orderly shutdown by automatically closing all open files and applications on the PC and saving the information. NetOFF is available for the Windows NT and NetWare platforms and supports Windows 3.1, 95, and NT desktop PCs. The benefits of NetOFF include:

  o Enhancing Overall Computer Security - Unattended desktop PCs subject the network and PC to a heightened risk of data theft. NetOFF protects confidential files and information by loading a password protected screensaver and logging off the unattended PCs, thus shutting off access to PC hard drives and the network.

  o Facilitating Clean Back-Ups - To protect important information, almost every company employs a back-up system. The back-up system is a magnetic tape drive or other storage medium that periodically copies all of the data stored in the network. Should a data loss occur from a power failure, mechanical failure or other error, the lost information can be restored in a relatively short time, saving the company the time and effort necessary to attempt to reconstruct lost data and files. The back-up system, however, backs up only closed files. If a PC is logged on during the process, data in open files can be corrupted or omitted from the back-up tape. NetOFF eliminates these problems by automatically logging off network client stations at a time pre-selected by the network administrator.

  o Conserving Resources - Software license fees are often based on the number of actual users of the licensed product. Many companies pay excess license fees for programs that are left open on unattended computers. NetOFF helps customers reduce costs by logging off unattended PCs.

FolderBolt. FolderBolt provides desktop users, particularly users in a shared desktop PC environment, such as education, with several tools to protect proprietary information. Users can protect groups of directories, individual directories, or files by designating them as locked or read-only protected or as a secure drop box. Optional data encryption adds another layer of security against more sophisticated intruders. Users are able to send self-extracting encrypted e-mails within the company or across the Internet. FolderBolt is available for Windows 3.1 and Macintosh. A Windows 95 version of FolderBolt was released in September 1998, and an NT version is expected to be released in the third quarter of fiscal 1999.

WinShield. WinShield is designed to address the problems that arise when users share desktop PCs in work environments such as schools, libraries, government offices, and resource centers such as Kinko's and AlphaGraphics. The product enables a network administrator (or in a smaller office, individual users) to establish different profiles for different users that can only be modified by the administrator. These profiles include desktop appearance, configuration, and initialization, as well as restrictions on user access to various PC and network resources (including hard drives, diskettes, CD-ROMs, printers, Internet access, etc.). The same desktop PC can then toggle between several user profiles.

     WinShield prevents deliberate or accidental configuration changes that can disrupt use of a desktop PC, abuse of PC or network resources (such as unauthorized Internet surfing or installation of unauthorized software), and interception or alteration of proprietary information. The user can govern access to CD-ROM or disk drives and control the specific CDs that can be used. WinShield is currently available for Windows 95 and 3.x. A Windows NT version and a server-controlled version was released in June 1998. The product has been included in Compaq's and Microsoft's software bundles for the educational market and has been a feature product of the month on Microsoft's website and is sold through Best Buy, Office Max and other retail outlets.

Crash Protection and Recovery System ("CPR"). CPR for NetWare 3.X and higher operating systems was released in April 1998. The Company expects to release its Windows NT version of CPR during the fourth quarter of fiscal year 1999. CPR enables the fully unattended shutdown and restart of servers and desktop PCs in the event of a computer network crash or other catastrophic event, such as a power outage. CPR is an integrated package combining four of the Company's products - NetOFF, Server Sentry, Phantom of the Console, and Server Cam. These modules operate under a centralized program manager - Citadel Network Administrator. Together, the modules (i) detect fatal server problems, (ii) shut down the servers and logoff individual desktop PCs in an orderly manner, (iii) keep a record of the network disruption for later analysis, and (iv) automatically restart the server. CPR initiates and manages the network recovery process in a comprehensive manner - from the first sign of a problem through crash analysis - and thus enables the administrator user to reduce downtime and determine what caused the network to crash. CPR minimizes network downtime and the attendant problems of a network crash such as data loss.

Server Sentry. The Company believes Server Sentry is the first network protection product that automatically restarts the network server in the event of a crash. Server Sentry automatically notifies network personnel, produces downtime reports, and captures information to enable the network administrator to avoid recurrences. Server Sentry is available for NetWare 3.x and higher. A Windows NT version is being developed with an expected release date in the fourth quarter of fiscal year 1999.

Phantom of the Console. Phantom operates as a "virtual administrator," automating specified daily server tasks for network file servers, thus permitting network administrators to increase LAN productivity. The product automatically executes commands and runs programs at any set time, day or night, without the need for an administrator at the console. Phantom preserves server cache memory and improves overall server performance by scheduling the unloading, loading, and execution of network loadable modules. Phantom is available for NetWare 3.x and higher. A Windows NT and 95 version is being developed with an expected release in the fourth quarter of fiscal year 1999.

Server Cam. Server Cam emulates a time-lapse video recorder connected to the network server console. Server Cam captures events as they occur, which helps network personnel to recreate and investigate the events leading to a crash. Server Cam is available for NetWare 3.x and higher.

C:\More! C:\More!, which began shipping in January 1998, enables both individual and networked computer users to quickly and easily locate all of their computer files. The proliferation of storage alternatives, such as higher capacity hard drives that can store gigabytes of information and high capacity removable media such as ZIP, JAZ, Syquest and others, combined with dramatic growth in the complexity and size of files to be stored as the use of graphics and other storage-intensive capabilities grows, has led to users finding it more and more difficult to find and access stored information.

     Using advanced summarization technology licensed from the PARC Laboratory-based Inxight Software division of Xerox, C:\More! automatically scans and catalogs files from virtually all forms of computer storage media, including hard drives; floppy, Iomega(TM), SyQuest(TM), and Imation(TM) disks; and even CD-ROMs. It automatically cREATES and updates keywords, summaries, and thumbnail images (for graphics files) and generates an index that the user can later search when trying to locate and retrieve a particular file, even a file stored on removable media not currently inserted in the drive. Text searches can be conducted without opening files, and graphics files can be identified quickly via thumbnail viewer. C:\More! also enables users to easily move many files from different physical sources at one time onto a ZIP or other high capacity removable medium to take home, take on the road, or share with others.

C:\More! provides cataloging assistance that has been available in the past only to high-end users in the digital photography and desktop publishing industries in products like Cantos and Extensis. The product provides much greater file/information capability than file-management utilities from Symantec, Corel, and Claris, which only minimally enhance functions built into Windows and other operating systems and applications. C:\More! has been endorsed and approved as an Iomega-ready software product. C:\More! is currently available for Windows NT and 95 and is sold through Best Buy, Office Max and other retail outlets.

Citadel Secure Desktop ("CSD"). Expected to begin beta testing during the fourth quarter of fiscal year 1999, CSD is being jointly developed by the Company and Millennium. Combining technologies from both companies, the Company believes that CSD will create the most secure Windows desktop PC operating environment commercially available. CSD will be positioned and marketed to large corporations running large heterogeneous networks combining mainframes, minicomputers, LAN/WAN servers, and desktop client PCs. Key features will include single sign-on, idle logoff (utilizing NetOFF technology), desktop configuration (utilizing WinShield technology), file and folder encryption (using FolderBolt technology), and a customizable GUI shell.

Other Citadel Products. Additional Company products include: (1) Tabworks, a personal document management tool for computers using Windows 95 and 3.1 operating systems; (2) NetConsole, which is designed to automate input tasks at the server console so that commands can be scheduled at an unattended server;
(2) NetPurge, which automatically searches for old or unused files and moves them to archival storage; (3) NetQ, which enables network users to manage facility queues, such as those for printing, archiving, or custom applications; and (4) NetWatch, which detects and corrects unowned network files.

SALES AND MARKETING

     With the introduction of new products, recruitment of senior software sales, and a revised sales model, the Company intends to leverage a broad range of sales and marketing opportunities that will target direct and indirect customers.

Sales

     To address a broad range of sales and marketing opportunities, the Company, in fiscal 1998, changed the focus of its selling efforts from a telemarketing direct sales force to a multi-channel distribution strategy. The Company's multi-channel sales strategy includes an enterprise sales group, OEM distribution arrangements, VAR and dealer channels, direct sales channels, strategic alliances with industry leaders, and trade shows.

  o Enterprise Sales Group and VARs. This direct sales group is responsible for end users owning or operating large, sophisticated enterprise networks, including corporations and educational institutions. These end users place orders primarily for the Company's products and have a sales cycle from two to six months depending on the size of the network and the resources they have available for testing.

     In addition to managing the Company's relationship with these end users, the Enterprise Sales Group is responsible for recruiting and managing VARs nationwide. Each sales person is responsible for developing relationships with VARs and end users in their geographic territory. VARs and other resellers broaden the Company's exposure to corporate and educational accounts. VARs can purchase the Company's products through wholesale distributors or direct from the Company, depending on their business model. In January 1998, the Company's VAR authorization program was launched. As of the end of September 1998, the Company had approximately 70 VARs recruited.

     The Company continues to work with a limited number of international resellers for WinShield, C:\More!, NetOFF, Server Sentry, and Phantom of the Console. In 1998, the Company entered into relationships with distributors in the UK and Japan, that will enable the Company to penetrate the UK, France, Germany, Spain, Italy and Japan markets.

  o Direct Sales Group. This group, which is primarily composed of in-house telemarketers, focuses on qualifying leads for the Enterprise Sales Group. This function includes cold calls and follow-up calls from marketing events and trade shows. The group does the majority of the prospecting and qualifying of large deals, thus allowing the Enterprise Sales Group to focus on closing the sale. The Direct Sales Group also closes sales on small deals and inbound calls.

  o Channel Group. This group focuses on retail accounts and on the wholesale distributors, such as Ingram Micro and Tech Data, through which both VARs and retail accounts source products. The group is also responsible for sales and marketing events that are implemented in national retail chains such as CompUSA. By leveraging the retail channel, the Company believes it can effectively build brand recognition for the Citadel name and enhance the market profile of its entire software product portfolio.

     The Company currently has C:\More! and WinShield stocked in Office Depot, CompUSA, Computer City, Micro Center, and Best Buy and is negotiating with office super stores, mall chains, and other retail accounts. The Company is also implementing indirect training programs with the sales representatives in retail storefronts. These programs are managed via direct mail to each store location from the Company's corporate office.

Marketing

The marketing department provides each of the sales groups with the tools necessary to develop leads, inform prospective customers, and close sales. The Company's marketing activities include direct mail to VARs and other resellers as well as educational and corporate buyers, public relations via product reviews, industry trade shows with trade show partners such as Iomega and Novell, joint marketing with retailers, and Internet advertising. The Company's product awareness advertising is combined with an aggressive public relations campaign and advertisements targeted at resellers and vertical markets.

Since the Company has undergone significant changes through both acquisitions and product updates, it was necessary during fiscal 1998 to develop new user interfaces, packaging, literature, and collateral materials for each product. These materials now give the Company's products a common look and feel that serves to easily identify the Company's products at all levels, retail, reseller, and end user. This common look and feel also helps to raise the Company's profile in the software industry and expand product cross-selling opportunities. The marketing group also gathers specific information from customers and sales representatives that is used to assess future market opportunities and plan future products.

Business Development

The business development team's mission is to (i) increase market awareness of the Company and (ii) identify additional channels and vehicles through which to market the Company's products.

Business development has the lead in implementing the Company's plan to systematically approach all PC OEMs, disk drive manufacturers, server manufacturers, and removable storage media vendors regarding potential business partnerships. The Company's existing strategic relationships with Novell, Microsoft, and Iomega provide the Company with (i) valuable insight into future developments in network and desktop operating systems and other technologies,
(ii) a higher market profile as the Company is invited to promote and demonstrate its products at key industry trade shows and conferences, (iii) access to top resellers in the Company's target market, and (iv) expanded cross-selling opportunities. The Company's business development team expects to derive similar benefits from new business partnerships.

PRODUCT DEVELOPMENT

The Company believes that its success will depend largely upon its ability to enhance existing products and develop new products that meet the needs of a rapidly evolving marketplace and increasingly sophisticated and demanding customers. The Company intends to expand its product offerings and to introduce new products for customers seeking additional network and PC security and administration features. While the Company intends to primarily develop the products internally or through its affiliation with Metamor, it may, based on timing and cost considerations, acquire technologies or products from third parties.

The Company's product development efforts are built around its analysis of market opportunities. That analysis includes a review of existing or potential competition by the developers of the key operating systems or other third-party vendors. After an opportunity is identified, business development with sales and marketing input prepares a Product Requirements Document ("PRD") outlining the market opportunity and the product features needed to address it.

In developing new products, the Company strives to meet the following standards in product development:

  o Standards Compliance and Network Compatibility. The Company's o products comply with industry standards and are designed to be compatible with the leading network and desktop PC operating systems, including Novell's NetWare and Microsoft's Windows NT. To that end, the Company's products are currently developed using Microsoft Visual C++ and Novell toolkits.

  o Ease of Use. The Company's products are designed to function without extensive and continual user involvement. The aim is to simplify, not complicate, the user's work environment.

  o Ease of Administration. The Company has extended its ease-of-use concept to network administration with the Citadel Network Administrator, which is designed to provide central management and security features with the ability to "plug and play" additional functions at a low cost.

  o Cost Effectiveness. The Company provides products at a price and performance level that the Company believes offer superior network and PC security and administration options at affordable prices.

Schedules for the development of high technology products are inherently difficult to predict, and there can be no assurance that the Company will achieve targeted initial customer shipment dates for any of its products, or at all.

The Company accounts for software development costs in accordance with SFAS No. 86 issued by FASB. Under this pronouncement the Company is required to capitalize software development costs after technological feasibility of a project is established and must cease capitalizing such costs when the products derived from the project are available for sale, lease or otherwise marketed. After which, capitalized costs are amortized on a product-by-product basis, based on the greater of (a) the amount computed by the straight-line method over the estimated useful life of the product or (b) the amount computed by using the ratio that current gross revenues bear to the total of current and anticipated future revenues. The Company evaluated the estimated net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any product for which the net book value is in excess of its net realizable value. It is reasonably possible that future events may cause a reduction in the amortization period of software costs.

The Company maintains a core software development staff at its corporate office to maintain existing code bases and define the Company's approach in developing new technologies and products to meet market opportunities. Once a product design has been finalized, the actual final development work is either performed in-house or outsourced to Metamor's software development operation, depending on project scope and resource schedules. The Company anticipates that it will continue to commit substantial resources to research and development in the future.

The Company recently introduced C:\More!, WinShield NT and WinShield Network and is in the beta testing on CPR-NT and FolderBolt for Windows 95 and NT. The Company is currently in development on its Citadel Secure Desktop product. Planned releases on all three products are scheduled for the third and fourth quarters of the Company's 1999 fiscal year and in fiscal 2000. The Company also intends, with its resources and the resources available to the Company from Metamor, to introduce additional products and upgrades to existing products that continue to address current and future end user needs.

CLIENT SUPPORT AND WARRANTIES

The Company believes that retention of customers is a key element of its future success. Therefore, the Company is dedicated to the highest level of customer support and satisfaction. The Company encourages its sales employees in their interaction with a customer to be flexible and innovative to ensure that the customer's needs are met. The Company's specialized information systems also further the Company's customer service goals. They enable the Company's employees to enter comments regarding a customer's order, as well as comments regarding feedback, both positive and negative, from the customer. These comments can then be accessed by other employees, allowing them to quickly reference a particular customer's preferences, needs, and past ordering practices, among other information.

The Company's products are generally warranted to be free of defects in materials and workmanship for 90 days. The Company offers yearly maintenance contracts on most of its software and basic technical support and replacement of defective media.

MANUFACTURING AND SUPPLIERS

The Company prepares master software disks, user manuals and packaging for certain products and out-sources production of other products. Certain of the Company's disk duplication, as well as its product packaging, is performed by the Company at its offices, while the other disk duplication and product packaging and printing of user manuals and related materials is performed to the Company's specifications by outside sources. During peak demand, the Company may use outside sources to perform disk duplication and product packaging services. To date, the Company has not experienced any material difficulties or delays in manufacture through an interruption in its own production or the production of any suppliers. Because of the generally short cycle between order and shipment, the Company does not believe that its backlog as of a particular date is indicative of future sales.

CUSTOMERS

The Company's customers include many Fortune 2000 companies, and there appears to be a strong need for the Company's products within this market segment. There are no assurances that these companies will continue to utilize the Company's products in the future.

COMPETITION

The security and administration software industry is intensely competitive and rapidly changing. The Company competes against large companies (such as Microsoft, Novell, Computer Associates, McAfee, Symantec and others) that offer network and desktop PC security and administration software as a segment of their businesses. The Company also competes with a large number of small companies that offer security and administration software for networks and desktop PCs as a portion of their product line. Some of these competitors offer products that address multiple aspects of network and desktop security and administration and management, while other competitors market products that provide narrow solutions. Many of the Company's competitors have longer operating histories and significantly greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger installed customer base, than the Company. Further, many competitors have established relationships with customers of the Company and end users of the Company's products. The Company's competitors could, in the future, introduce products with more features and lower prices than the Company's product offerings. These companies could also bundle existing or new products with other, more established products in order to compete with the Company.

The Company and its competitors generally compete on the basis of product features and functions, product architecture, product quality, the ability of products to run on a variety of different network and desktop operating systems, technical support and other related services, and price/performance features. Based on these factors, the Company believes that its products are well positioned in the market and that it has targeted promising niche opportunities.

An example of such strategic niche targeting is the Company's CPR product. Most software developers have focused on high-level network management and disaster recovery (i.e., backup and restore) products. On the high-end of network management, IBM, Computer Associates, and Hewlett-Packard fight for market share. Their products focus on managing the installation, setup, and day-to-day operations of large heterogeneous networks. On the lower end, companies like Intel, Seagate, Symantec, and McAfee have products that focus on data backup and recovery, software distribution and metering, auditing, anti-virus and PC system repair. CPR targets a need that to date has not been addressed -- unattended detection, evaluation, and resolution of network server problems and failures. Although some of CPR's features can be found in other network products, those products require manual intervention by network administrators, rather than 24 hour a day automatic supervision of the network.

Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion, sale and support of their products than the Company. The Company also expects that competition will increase as a result of future software industry consolidations, which have occurred in the past. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition, network and desktop PC operating system vendors could introduce new or upgrade existing operating systems or environments that include security and administration functionality offered by the Company's products, which could render the Company's products obsolete and unmarketable. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial conditions.

INTELLECTUAL PROPERTY

Purchased and Internally Developed Proprietary Technology.

During the course of calendar year 1996, the Company acquired several products (generally through the purchase of other companies) with the aim of using the base proprietary technology within each product to create a new class of utility software. These product acquisitions included:

  o  Server Sentry
  o  Phantom of the Console
  o  Server CAM
  o  WinShield
  o  FolderBolt

In addition to these acquisitions, the Company also acquired licenses for other important technologies which are embedded in C:\More!, the Company's solution for cataloging and file retrieval in a multiple storage media.

C:\More! also incorporates a Company-developed robust search and retrieval engine that ultimately will be available for use by other application developers. The engine will allow developers to access cataloged information directly from the Microsoft Office products as well as prevalent programming languages such as C/C++, Visual Basic, and Java.

The Company's networking products are based upon proprietary technologies that provide a core set of common user interface objects and libraries. This core set is known as the Citadel Administrator Framework ("CAF"). CAF enables the Company to produce new products or conform new acquisitions for the Windows 32-bit environment in a fraction of the time normally spent developing user interfaces. For example, a product that needs to include network features can be compiled in such a way that the simple inclusion of a single Windows dynamic link library will allow it to communicate within heterogeneous network environments such as Novell NetWare and Microsoft Windows NT.

The Company has developed proprietary technology and expertise to manage crashes on Novell or NT servers. To automate the response to these events, the Company has developed the Citadel Server Crash Applications Programming Interface ("API"). This API enables Server Sentry to intercept and document many of the common causes behind server crashes and delay or even prevent the crashes from occurring in the first place.

The core of NetOFF is the Company's proprietary Citadel Workstation Shutdown Technology ("CWST"). CWST automatically shuts down and saves all work in progress on a PC. CWST can be modified by the user to shut down new applications, or the user can rely on CWST's built-in advanced application identification capability.

To assist in its automation efforts, the Company has developed a portable scripting language and execution tool that can run on Microsoft NT Server, NT Workstation, Windows 95, and Novell NetWare servers. This technology is currently the basis for Phantom of the Console. The scripting language can also be launched by other applications and programming languages installed on the same computer.

The Company is well prepared to develop new products as encryption becomes an increasingly used tool in providing security in the distributed computing environment. The Company's dynamic modular approach to encryption applications supports its own proprietary encryption algorithms as well as other encryption methods available in the marketplace. Where secure access is a concern, WinShield contains proprietary components such as the WinShield Extensible Platform, which allows users to specify additional features not found in WinShield as initially installed, such as blocking a specific menu from within a specific application.

Intellectual Property Rights.

The Company regards certain features of its internal operations, software and documentation as its intellectual property. The Company's success has been and will be dependent in part on its ability to protect its proprietary technology. The Company relies primarily upon a combination of copyright, trademarks, trade secret laws, confidentiality agreements and other measures to establish and protect its rights in its proprietary technology. The Company does not have any patents or statutory copyrights on any of its proprietary technology which the Company believes to be material to its future success, and the Company cannot be certain that others will not develop substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between the Company and its employees will provide meaningful protection of the Company's proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

There can be no assurance that the Company will not become the subject of claims of infringement with respect to intellectual property rights associated with the Company's products. In addition, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead the Company to enter into royalty or licensing agreements rather than disputing the merits of such claims.

EMPLOYEES

As of September 14, 1998, the Company had 46 employees: 25 in sales and marketing, 5 in product research and development, 4 in production and operations, 5 in customer service and technical support and 7 in administration, finance and MIS. The Company anticipates adding additional employees in sales, marketing, and research and development as needs and resources dictate. The Company's future success depends in significant part upon the continued service of its key technical and senior management personnel and its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical and managerial employees or that it can attract, assimilate or retain other highly qualified technical and managerial personnel in the future. None of the Company's employees are represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

GOVERNMENT REGULATION

Government regulation has not had a material effect on the Company's conduct of its business to date.

LITIGATION

A former employee of LoneStar (the Company's predecessor) filed a lawsuit against the Company and one of its officers and directors alleging that the Company and/or the individual owe the plaintiff additional stock options, were obligated to pay the exercise price for certain stock options, and breached a purported agreement to register certain stock held by the plaintiff. The plaintiff is seeking damages of approximately $2,300,000, plus attorneys' fees, pre- and post-judgment interest and costs of the lawsuit. The Company and the individual believe such claims are without merit and intend to vigorously defend against the claims and are considering filing counter-claims. The Company has filed an answer in the case, styled Heredia v. Citadel, et. al., in the 298th Court of Dallas County, Texas. In September 1998 the plaintiff amended his complaint to allege securities fraud claims and to seek punitive damages. The trial was postponed in September 1998 until late 1998 or early 1999.

Two former employees of the Company have lawsuits pending against the Company demanding payment of a promissory note issued in connection with the acquisition of Kent-Marsh and Astonishing Developments, Inc. and are seeking damages in excess of $400,000. The Company recently reached a settlement with one of the employees under the terms of a promissory note and agreed judgment. The court severed the claims of the remaining party, who amended his claims to include amounts allegedly owing under an employment agreement (in the amount of approximately $168,000). The Company believes it has defenses to payment under the note and employment agreement and intends to vigorously defend against the lawsuit and pursue counterclaims. The Company has filed an answer in the case, styled Nesbitt & Wesolek v. Citadel, in the 193rd District Court of Dallas County, Texas.

On January 7, 1998, the Company's former Houston landlord filed a lawsuit against the Company, styled Lehndorff Four Oaks Place Joint Venture v. Citadel, in the 11th Judicial District Court of Harris County, Texas, alleging that the Company breached a certain lease covering the Company's former Houston office space. The suit seeks damages to date of approximately $180,000, plus attorney's fees, pre- and post-judgment interest and court costs. The Company believes that it has viable defenses against such a claim and is in the process of filing a counter-suit against the plaintiff.

The Company and its president are involved in an arbitration proceeding, styled Vestcom Ltd. v. Citadel Computer Systems Incorporated before the American Arbitration Association in Los Angeles, California. Vestcom claims it is entitled to compensation and a finder's fee for introducing the Company to a third party and is seeking damages of $100,000 in shares of the Company's Common Stock plus 50% of additional consideration paid by the Company to such a third party. The Company and its president believe they have defenses to such claim. Vestcom agreed to stay the arbitration proceeding pending a decision on one of the Company's defenses in Texas state court. The case is styled Citadel Computer Systems Incorporated and Steven B. Solomon v. Vestcom, Ltd., in the 193rd Judicial District Court in Dallas County, Texas. In June 1998, the Texas state court made an oral ruling in favor of the Company and its president that the purported agreement was a forgery. In the event the court issues a written opinion in accordance with its oral ruling, the arbitration proceedings should be permanently enjoined. The Company intends to vigorously defend against the claim.

On October 12, 1997, five former employees of the Company filed a lawsuit against the Company and one current and one former officer and director. The suit alleges that the Company and/or the individuals owe the plaintiffs free trading stock options in lieu of certain amounts claimed to be due to them for salary, bonus or override compensation, and seeks damages, attorney's fees, pre-and post-judgment interest and costs allegedly in excess of $4,000,000. The Company and the individuals believe such claims are without merit and intend to vigorously defend against the claims. The lawsuit is styled Marks, Marks, Ranshaw, Colquitt & Lauratis v. Citadel Computer Systems Incorporated, et al., in the 189th Judicial District Court of Harris County, Texas. In August 1998, the Company settled the lawsuit for $25,000 in cash plus the extension of the plaintiffs options to purchase 207,088 shares of Common Stock and the Company agreed to register the shares underlying these options.

In August 1998, Janssen Meyers Associates, L.P. ("JM") filed a lawsuit against the Company. The suit alleges that the Company owes the plaintiffs fees in the amount of approximately $16,750,000 plus interest and attorney's fees in connection with services allegedly performed by JM in respect of the merger between LoneStar and Old Citadel and related matters. The Company believes such claims are without merit and intends to vigorously defend against the claims. The lawsuit, styled Janssen Meyers Associates, L.P. v. Citadel Technology,
Inc., was filed in the Supreme Court of the State of New York, County of New York. The Company has removed the case to federal court in the Southern District of New York.

At this time, the Company is unable to predict the ultimate outcome of these suits, the costs associated with defending the claims and pursuing counterclaims, and monetary compensation awarded, if any.

The Company and the Company's senior management are, and may in the future be, involved in suits and actions incidental to the Company's business. The Company does not believe that the resolution of any of the current suits or actions will result in any material adverse effect on the financial condition or operations of the Company.

FACILITIES

     The Company maintains its principal executive offices at 3811 Turtle Creek Blvd., Suite 600, Dallas, Texas 75219-4421; the telephone number of this office is (214) 520-9292. The Company maintains a site on the World Wide Web at http://www.citadel.com.

     Citadel's facilities are located in Dallas, Texas, where the Company leases approximately 14,500 square feet. The Company occupies such premises under a lease that expires in 2002. The Company believes that suitable space will be available in such locations as required. See Note J to the Company's Consolidated Financial Statements.

                                   MANAGEMENT

DIRECTORS

         The following table contains information about the Company's directors and executive officers. The Company expects that these persons will serve as directors until the next annual meeting or until their respective successors are elected and qualified.


NAME               AGE      POSITION WITH CITADEL                DIRECTOR SINCE
----               ---      ---------------------                --------------
Victor Kiam, II     72      Chairman of the Board                     1996

Steven Solomon      34      President, Chief Executive Officer,
                            and Assistant Secretary                   1992

Mark Rogers         39      Director                                  1996

Kenneth Johnsen     44      Director                                  1997

Chris A. Economou   43      Director                                  1993

Axel Sawallich      54      Director                                  1993

Michael Ruff        22      Director                                  1998

Gilbert Gertner     74      Director                                  1992

VICTOR KIAM, II has served as a director of the Company since July 1996 and has served as Chairman of the Company since January 1998. Mr. Kiam is chairman of Remington Products, L.L.C., a manufacturer, distributor and marketer of electrical shavers and other consumer products based in Bridgeport, Connecticut, and has served in various managerial capacities at Remington since 1979. From 1988 to 1992, Mr. Kiam was Chairman of the New England Patriots Football Team. Mr. Kiam also serves on the boards of directors of several other consumer product companies (including Cirrus Air Technologies, Inc., a manufacturer and distributor of products for travelers), has written several books, sits on the boards of numerous charitable, sales and civic organizations, and has received many awards for his marketing expertise.

STEVEN SOLOMON has served as the President and Chief Executive Officer of the Company since May 1997, as a director of the Company since February 1996. From February 1996 through April 1997, Mr. Solomon served as Chief Operating Officer of the Company. He was the president and a director of LoneStar Hospitality Corp. ("LoneStar"), a predecessor of the Company that owned and operated six Miami Subs franchised restaurants in Dallas and Houston, Texas, from its inception in February 1992 until its merger with the Company (the "Merger") in February 1996 and was chairman of the Board of Directors of LoneStar from December 1994 until February 1996. During his tenure at LoneStar, Mr. Solomon also served as developer and executive producer of SportsWaves!, a division of LoneStar that produced syndicated television programs covering the National Football League and other collegiate and professional sports.

MARK ROGERS has served as a director of the Company since July 1996. Since 1989, Mr. Rogers has managed NFT Ventures, Inc., a venture capital fund established by Ray Noorda, the founder of Novell, Inc. In connection with his position at NFT Ventures, Mr. Rogers advises several computer software companies in Silicon Valley, Texas and Utah, with respect to various strategic and developmental matters. Mr. Rogers also serves on the boards of directors of several other high-tech companies.

KENNETH JOHNSEN has served as a director of the Company since October 1997. Mr. Johnsen is president of Metamor Solutions, the information technology services division of Metamor Worldwide, Inc. (formerly CORESTAFF, Inc.) ("Metamor"), and is an executive vice president of Metamor, one of the largest providers of information technology and staffing services in the U.S. From 1975 until joining Metamor in May 1997, Mr. Johnsen was employed with IBM Corporation in various managerial capacities, including Vice President of Worldwide Commercial Operations for IBM PC Company from January 1997 to May 1997, Vice President, Business Services and Business Development for ISSC, IBM's outsourcing subsidiary, from January 1994 to December 1996 and General Manager of IBM China/Hong Kong from September 1991 to December 1993. The Company and Steven B. Solomon are parties to an agreement to use their best efforts to nominate and elect a representative designated by Metamor to the Company's Board of Directors at all annual or special stockholder meetings at which directors are being elected until such time as Metamor is the beneficial owner of less than two percent (2%) of the Company's then outstanding stock. Mr. Johnsen also serves on the board of Metamor.

CHRIS A. ECONOMOU has served as a director of the Company since February 1996, and was a director of LoneStar from June 1993 until the Merger. He has been engaged in the private practice of law in Fort Lauderdale, Florida, primarily in the transactional and corporate areas since 1988. He served as executive vice president, secretary and general counsel of Miami Subs Corporation from August 1992 until June 1994 and director from 1989 to 1994.

DR. AXEL SAWALLICH has served as a director of the Company since February 1996 and was a director of LoneStar from March 1993 until the Merger. Since January 1997, Dr. Sawallich has been chief investment consultant for LIFEPLAN Investments, Vienna, Austria. Since 1993, he has been the managing partner of Global Invest, an investment firm located in Vienna, Austria. From 1991 until 1994, he also was a consultant for Serco Investment Counseling Corporation. From 1989 to 1990, Dr. Sawallich was the general manager and director of the Vienna regional branch of Allgemeine Sparkasse Bank AG. From May 1985 to November 1989, Dr. Sawallich was with Bank fuer Arbeit und Wirtschaft AG, Vienna, serving as the deputy head of the credit department until 1986 and as the executive vice president of the Bank's Bureau for Commercial Customers thereafter. Dr. Sawallich has also been acting as an independent, publicly certified, investment advisor since 1993.

MICHAEL RUFF has served as a director of the Company since July 1998. Mr. Ruff has served as chairman of the board of directors of Texas Central Bank, N.A., since February 1998, and as a member of the board of directors of the bank since December 1995. Mr. Ruff has served as president of Lennox Properties Inc., a real estate development company specializing in single and multi family developments in Dallas, Colorado Springs and Atlanta, since June 1997 and as vice president since June 1995. Mr. Ruff is president of Icarus Investments, Inc. (formerly ALR, Inc.), a non-diversified hedge fund specializing in public securities investments. Prior to his appointment as President of Icarus in August 1996, he served as vice president since August 1994. Mr. Ruff received his degree in economics from Rice University.

GILBERT GERTNER has served as a director of the Company since February 1996 and served as Chairman of the Company from February 1996 until January 1998, and was chairman of Citadel's predecessor ("Old Citadel") from its inception in July 1992 until the Merger. Since 1992, Mr. Gertner has been a principal and the president of Gertner Investments, an investment firm specializing in capitalizing and assisting management in the development of high-tech companies. Mr. Gertner serves as a director of CXR Telecom Corp. Mr. Gertner also serves as chairman of the Board of Directors of Worldwide PetroMoly, Inc., a public company involved in the manufacturing and marketing of synthetic petroleum products.

There are no family relationships among any of the directors or executive officers of the Company. See "Certain Relationships and Related Transactions" for a description of transactions between the Company and its directors, executive officers or their affiliates.

EXECUTIVE OFFICERS

The following sets forth certain information regarding other significant employees of, and consultants to, the Company:

NAME                      AGE      POSITION WITH CITADEL
----                      ---      ---------------------
Steven B. Solomon         34       President, Chief Executive Officer,
                                   Assistant Secretary and Director

Richard L. Travis, Jr.    42       Chief Financial Officer, Chief Operating
                                   Officer and Secretary

Carl E. Banzhof           33       Chief Technology Officer

Bennett Klein             43       Vice President of Business Development

Jack Doxey                32       Vice President of Marketing

Alex London               52       Vice President of Sales

Information concerning the business experience of Mr. Solomon is provided under the caption "Election of Directors" above. Set forth below is information concerning the business experience of the other executive officers of the Company.

RICHARD L. TRAVIS, JR. has served as Chief Financial Officer since he joined the Company in December 1996, as Chief Operating Officer since April 1997, and as Secretary since January 1998. He has approximately 20 years of financial experience in the manufacturing, financial services, real estate, construction and telecommunications industries. Prior to joining Citadel, Mr. Travis served for ten years as executive vice president and chief financial officer of Texwood Industries, Inc., a manufacturing and distribution company. Prior to joining Texwood Industries, Inc., Mr. Travis was senior audit manager from 1983 to 1986 at Grant Thornton LLP, an accounting firm providing audit, tax and management consulting services, where he managed the firm's Dallas Savings and Loan practice. Mr. Travis received a B.S./B.B.A. with honors in Accounting from Florida Atlantic University in 1977, and he earned his Certified Public Accountant designation in 1978.

CARL E. BANZHOF has served as Chief Technology Officer since July 1997, prior to which he served as Vice President - Development of Network Products since joining the Company in February 1996. Mr. Banzhof has more than 15 years of experience in the software industry, including designing, developing and marketing software products, building software development teams and organizations and managing products in network management and PC desktop markets. He was the founding partner and vice president of software engineering from 1992 to 1995 of Circuit Masters Software, Inc., a software company which developed and marketed network management utilities for Novell NetWare environments, and was acquired by the Company in February 1996. Prior to joining Circuit Masters Software, Inc., Mr. Banzhof was lead software developer from 1988 to 1992 at Fluor Daniel Engineering, a software development and worldwide engineering company.

BENNETT KLEIN has served as Vice President of Business Development since January 1998. Prior to joining the Company, Mr. Klein was employed at Iomega Corporation, where he was part of the original marketing team that successfully brought the JAZ and ZIP removable storage media to the mass market. He has approximately 15 years experience in OEM development and sales and marketing, including experience with such industry leaders as Cheyenne Software, where he was product line manager helping to market their premier network storage management product line, and IBM, where he focused on sales and marketing of mass storage, network management, telecommunications, telephony and optical storage solutions.

JACK W. DOXEY served as Vice President of Sales and Marketing from November 1997 until May 1998. Mr. Doxey rejoined the Company in August 1998 as its Vice President of Marketing. Mr. Doxey has 10 years experience in the field of software sales and marketing including extensive work in the retail and VAR channels of distribution. From November 1996, until October 1997 he served as Vice President of Sales and Marketing for Visual Applications, a privately held software manufacturer based in Kansas City, MO. From March 1995 until November 1996, Mr. Doxey served as an independent sales and marketing consultant to software and hardware manufacturers including: Attachmate, MicroHelp, Eicon Technologies, Penumbra, and smaller start-up manufacturers. From September 1994 until March 1995, he helped found MindShare Associates, an out-source marketing company for software and hardware manufacturers, where he served as a Vice President. From July 1993 until September 1994, he managed the retail channel marketing efforts for DCA in Alpharetta, GA. From August 1989 until July 1993, he served as a regional manager for Technology Advancement Corporation, an out-source marketing firm in Utah, where he established regional operations in the Southeast, Southern California, and London, England.

ALEX LONDON has served as Vice President of Sales since joining the Company in August 1998. Mr. London has over 15 years experience in the software sales in companies of all sizes, from start-ups to large publicly held companies. From 1997 to 1998, Mr. London served as a sales manager for Digital Equipment Corp. From 1995 to 1997, he served as a sales manager for Simpact Inc., a specialized protocol software and tools company. In 1994, Mr. London served as education market manager for Cisco Systems, Inc. From 1990 to 1993, he served as vice president of sales for Network Management Services, a network services company.

BOARD OF DIRECTORS

         The Board of Directors of the Company is composed of eight directors. All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Subject to the terms of their employment agreements, if any, officers serve at the discretion of the Board of Directors.

DIRECTORS' COMPENSATION

         The Company's directors do not receive cash compensation for attendance at Board of Directors or committee meetings, but may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

                       COMPENSATION OF EXECUTIVE OFFICERS

The total compensation for the three fiscal years ended February 28, 1998, for George Sharp, the Company's former Chief Executive Officer; Steven Solomon, the Company's current Chief Executive Officer (and the chief executive officer of LoneStar prior to the Merger); Richard Travis, the Company's Chief Operating and Financial Officer; and Carl Banzhof, the Company's Chief Technology Officer (the "Named Executive Officers"), is set forth below in the following Summary Compensation Table. No other person received cash compensation in excess of $100,000 during the fiscal year ended February 28, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              NUMBER OF
                                                             RESTRICTED      UNDERLYING     ALL OTHER
                          FISCAL     SALARY        BONUS     STOCK AWARD       SHARES      COMPENSATION
 NAME AND POSITION (S)     YEAR        ($)          ($)          ($)            (#)             ($)
 --------------------     ------     -------      -------    -----------     ----------    -------------
George Sharp               1998            0            0              0              0      200,000 /1/
  former Vice Chairman     1997      150,000       42,727              0              0       11,400 /1/
  and President            1996 *     20,833            0              0              0            0
                           ----      -------      -------         ------         ------       ------
Steve Solomon
   President, Chief        1998      135,000      104,000 /2/          0              0       19,742 /2/
   Executive Officer       1997      120,000       66,496              0              0       18,846 /2/
   and Asst. Sect'y        1996 +    110,000            0              0              0       13,150 /2/
                           ----      -------      -------         ------         ------       ------
Richard Travis
   Chief Operating         1998      130,000       10,000         20,000 /3/     70,000 /3/   14,952 /3/
   and Financial           1997       29,791 /3/                       0              0        2,650 /3/
   Officer and Sect'y      1996            0            0              0              0            0
                           ----      -------      -------         ------         ------       ------

Carl Banzhof               1998      100,625          500              0              0            0
   Chief Technology        1997      103,228        1,000              0              0            0
   Officer                 1996       15,600 /4/        0              0              0            0
                           ----      -------      -------         ------         ------       ------

*  Transition period
+  April 1, 1995 - February 29, 1996


/1/ Mr. Sharp received $200,000 as consideration for agreeing to terminate his noncancellable employment contract. This amount was applied against amounts due the Company from a certain joint venture in which Mr. Sharp was a partner - see "Employment and Termination of Employment Arrangements" and "Certain Relationships and Related Transactions." Mr. Sharp received a car allowance of $950 per month during the fiscal years 1997 and 1998 (through April 1997). Mr. Sharp ended his employment with the Company as part of the Company's restructuring in April 1997.

/2/ In connection with a discharge of a certain indebtedness, Mr. Solomon forgave $79,000 in accrued compensation due him - see "Certain Relationships and Related Transactions." Mr. Solomon received a car allowance of $950 per month and life and disability insurance during fiscal years 1997 and 1998. Mr. Solomon received a car allowance of $650 per month from March 1, 1995 through June 30, 1995 and $950 per month after July 1, 1995, and life and disability insurance during the fiscal year ended February 29, 1996.

/3/ Mr. Travis received a car allowance of $950 per month for fiscal years 1997 (December through February 1997) and 1998. In connection with Mr. Travis's employment agreement Mr. Travis can elect to receive Company stock in-lieu of certain stipulated raises based on the closing bid price of the Company's Common Stock as of such date. Mr. Travis so elected this option during the fiscal year ended February 28, 1998, and in connection therewith received 70,000 shares of the Company's common stock. Mr. Travis commenced employment with the Company in December 1996.

/4/ Mr. Banzhof started to work for the Company in December 1995.

OPTION GRANTS DURING 1998 FISCAL YEAR

The following table contains information concerning stock option grants made to each of the Named Officers for the fiscal year ended February 28, 1998. No stock appreciation rights were granted to these individuals during such year. Mr. Sharp did not receive any stock option grants during the year and as such has not been included in the table.

                                                                           POTENTIAL REALIZABLE VALUE
                                                                           AT ASSUMED ANNUAL RATES OF
                                                                            STOCK PRICE APPRECIATION
INDIVIDUAL GRANTS /1/                                                          FOR OPTION TERM /2/
-------------------------------------------------                          ---------------------------
                     NUMBER OF      PERCENT OF
                    SECURITIES    TOTAL OPTIONS/
                    UNDERLYING     SARS GRANTED   EXERCISE OR
                   OPTIONS/SARS    TO EMPLOYEES   BASE PRICE    EXPIRATION
     NAME           GRANTED (#)   IN FISCAL YEAR   ($ / sh)        DATE         5% ($)       10% ($)
     ----          ------------  ---------------  -----------   ----------    ---------    ---------
Steven Solomon        1,000,000        17.5%              .25     7/15/07     $ 157,224    $ 398,436
                      1,000,000        17.5%              .25     7/15/07       157,224      398,436
--------------     ------------  ---------------  -----------     -------     ---------    ---------
Richard Travis          650,000        11.4%              .20     7/15/07     $  81,756    $ 207,187
                        500,000         8.7%              .35     6/01/07       110,057      278,905
--------------     ------------  ---------------  -----------     -------     ---------    ---------

Carl Banzhof            100,000         4.0%              .25     7/15/07     $  15,722    $  39,844
--------------     ------------  ---------------  -----------     -------     ---------    ---------


/1/ The options disclosed in the table were granted on July 16, 1997, with the exception of Mr. Travis's 500,000 options which were granted on June 1, 1997. The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares. Of Mr. Solomon's and Mr. Travis's options, 1,000,000 and 650,000 respectively, were fully vested as of the date of grant, and options for 1,000,000 and 500,000 options, respectively, were granted in connection with their employment agreements. These options vest at 250,000 and 125,000 shares per year, respectively, commencing July 15, 1998 and June 1, 1998, respectively. Mr. Banzhof's options vested as follows: 50,000 on the date of grant, with the remaining 50,000 vesting on July 16, 1998.

/2/ The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the life of the options will be at the assumed 5% and/or 10% levels or at any other defined levels. Unless the market of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table describes, for each of the Named Officers, options exercised and the potential values for their unexercised in-the-money options at February 28, 1998 (the Company issued no SARs during the year):

                                                  NUMBER OF
                                                  SECURITIES                 VALUE OF
                                                  UNDERLYING            UNEXERCISABLE IN-
                                                  UNEXERCISED           THE-MONEY OPTIONS/
                                                OPTIONS/SARS AT           SARS AT FISCAL
                                                FISCAL YEAR END              YEAR END
                                                      ($)                    ($) /2/
                                              =====================   =====================
                     SHARES          VALUE
                   ACQUIRED ON     REALIZED       EXERCISABLE/             EXERCISABLE/
      NAME         EXERCISE (#)    ($) /1/        UNEXERCISABLE           UNEXERCISABLE
---------------    ------------   ---------   ---------------------   ---------------------
George Sharp                  0           0   1,462,500 /         0   $       0 /         0
---------------    ------------   ---------   ---------------------   ---------------------
Steven  Solomon         400,000   $  68,000   2,175,000 / 1,000,000   $ 304,500 /   140,000
---------------    ------------   ---------   ---------------------   ---------------------
Richard Travis           50,000      20,000     600,000 /   500,000   $ 114,000 /    20,000
---------------    ------------   ---------   ---------------------   ---------------------
Carl Banzhof                  0           0      50,000 /    50,000   $   7,000 /     7,000
---------------    ------------   ---------   ---------------------   ---------------------

/1/ Based on the market price at the date exercised less the exercise price payable for each share.

/2/ Based on the fair market value of the Company's Common Stock at February 28, 1998 of $.39 per share less the exercise price payable for each share.

                              REPRICING OF OPTIONS

                                SECURITIES                                                     LENGTH OF
                                UNDERLYING      MARKET PRICE      EXERCISE                  ORIGINAL OPTION
                                 NUMBER OF      OF STOCK AT      PRICE AT                    TERM REMAINING
                               OPTIONS/SARS       TIME OF         TIME OF        NEW           AT DATE OF
                                REPRICED OR     REPRICING OR    REPRICING OR    EXERCISE      REPRICING
       NAME            DATE     AMENDED (#)      AMENDMENT      AMENDMENT ($)   PRICE ($)     AMENDMENT
-------------------   -------  ------------    -------------    -------------   ---------   ---------------
Steven Solomon -
President and Chief
Executive Officer     7/15/97     1,575,000          $.20            $.89         $.25        3 1/2 years
-------------------   -------  ------------    -------------    -------------   ---------   ---------------
Mark Rogers -
Director              7/15/97       400,000          $.20            $.89         $.40        3 1/2 years
-------------------   -------  ------------    -------------    -------------   ---------   ---------------
Victor Kiam -
Chairman              7/15/97       400,000          $.20            $.89         $.40        3 1/2 years
-------------------   -------  ------------    -------------    -------------   ---------   ---------------
Gil Gertner -
Director              7/15/97     1,000,000          $.20            $.89         $.40        2 1/2 years
-------------------   -------  ------------    -------------    -------------   ---------   ---------------

     In July 1997, following a significant decline in the market price of the Company's stock, the board of directors of Citadel approved the reduction in the exercise price of several outstanding options and warrants, held by certain members of the board and employees, from their existing exercise price to either $.25 per share (for employees) or $.40 per share (for directors).

     The board approved the reduction in order to encourage these persons to increase their investment in Citadel at a time when additional funds were needed in connection with the operation and growth of the Company's business and to enhance the Company's ability to retain the services of such individuals by reducing the exercise price of the options closer to the then current market price of the Company's common stock. Mr. Solomon and Mr. Kiam elected to exercise options to purchase 400,000 shares and 200,000 shares, respectively. The board approved the reduction in the exercise price of 1,000,000 options held by Mr. Gertner, former chairman of the board, from $.89 to $.40 per share, at the same time, in consideration of Mr. Gertner agreeing to forgive his consulting contract - see "Employment and Termination of Employment Arrangements" and "Certain Relationships and Related Transactions."

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     In March 1996, the Board of Directors approved employment agreements between the Company and Messrs. Sharp and Solomon and a consulting agreement between the Company and Mr. Gertner. In April 1997, in connection with the discharge of a certain indebtedness due the Company by GGS Investment Company (see also "Certain Relationships and Related Transactions"), Messrs. Gertner and Sharp agreed to the termination of their employment and consulting agreements. The Company renegotiated Mr. Solomon's employment agreement as of July 15, 1997, and entered into an employment agreement with Mr. Travis and Mr. Klein as of June 1, 1997 and January 5, 1998, respectively. Each agreement provides for an annual base salary and bonus to be awarded at the discretion of the Board. In addition, each agreement provides for the payment of certain benefits in the event of termination other than for cause and certain life and disability benefits.

     In July 1997, the Company and Mr. Solomon amended Mr. Solomon's employment agreement. The Company entered into employment agreements with Mr. Travis and Mr. Klein as of June 1, 1997 and January 5, 1998, respectively. Mr. Travis's agreement provides for an initial annual base salary of $130,000 and bonuses to be awarded at the discretion of the Board. Mr. Klein's agreement provides for an annual base salary of $135,000 and bonuses to be awarded at the discretion of the Board. In addition, each agreement provides for the payment of certain benefits in the event of termination other than for cause and certain life and disability benefits.

     Mr. Solomon's employment agreement has an initial term that expires in February 2002. It will be automatically renewed annually unless terminated in writing or otherwise extended. Mr. Solomon's employment agreement provides for an annual base salary and permits the award of bonuses of at least the amount of the prior year's bonus at the discretion of the Board. The base salary was $132,000 during the first five months of the employment agreement; $144,000 during the first full year; and $168,000 during the remaining three years of the employment agreement. If Mr. Solomon is terminated other than for cause, he will be entitled to a severance payment equal to the greater of the remaining payments due under the employment agreement or any extension thereof, discounted at 6%, or twenty four months' base salary in effect at the time of such termination.

     The Company shall provide life insurance in the amount of $1,000,000 on the lives of Messrs. Solomon and Travis, in addition to any key man life insurance policy on Mr. Solomon maintained by the Company for its benefit. The Company is to provide disability insurance for Mr. Solomon and Mr. Travis. The Company shall provide each of Messrs. Travis and Solomon with an automobile allowance of $950 per month and automobile liability insurance.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, that all filing requirements required by section 16 (a) for fiscal 1998 applicable to such persons were complied with, except Messrs. Kiam and Johnsen filed a Form 5 late (such Form 5s related to grants to, or reductions in the exercise price of, options) and Messrs. Sawallich and Solomon each filed one Form 4 late. Mr. Sawallich's Form 4 related to the sale of securities and Mr. Solomon's related to the purchase of securities and each were subsequently filed.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company has in place liability insurance for its officers and directors.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Company believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

                              CERTAIN TRANSACTIONS

     The Company contracted with Metamor Software Solutions, a division of Metamor, to provide various development services for the Company. The Company incurred $112,629 in expenses related to these services during the fiscal year ended February 28, 1998. Kenneth Johnsen, one of the Company's directors, is executive vice president of Metamor. On October 6, 1997, the Company entered into a Purchase Agreement with Metamor wherein Metamor purchased 2,500,000 shares of Common Stock for $750,000, together with other valuable consideration. Pursuant to the Agreement, Metamor received warrants to purchase 1,000,000 shares of the Common Stock of Citadel at a purchase price of $4.00 per share and to purchase 1,000,000 shares of the Common Stock of Citadel at a purchase price of $5.00 per share for a ten-year term. On May 15, 1998, the Company and Metamor entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Metamor purchased 2,000 shares of Citadel's 11% Series D Convertible Redeemable Preferred Stock for proceeds of $2,000,000. The preferred shares are convertible into Common Stock of the Company at the election of the holder at a conversion price equal to 150% of the twenty day average of the closing bid price of the Company's Common Stock prior to the closing of the purchase ($1.07 per share). The preferred shares will automatically convert into shares of Common Stock upon (i) the closing of an underwritten public offering that values the Company at a minimum equity value of $20,000,000 with proceeds to the Company of a minimum of $10,000,000 before expenses, or (ii) the date at which the Company's Common Stock maintains a closing bid price that is 100% greater than the conversion price for at least

20 consecutive days. Beginning one year from the date of closing, the Company may redeem all or part of the unconverted preferred shares based on a redemption price equal to 120% of the issuance price if redeemed prior to two years after the closing, 115% of the issuance price if redeemed prior to three years after the closing, or 100% of the issuance price if redeemed prior to four years after the closing.

     On May 26, 1998, the Company and Icarus Investments I, Ltd. ("Icarus") entered into a Stock Purchase Agreement pursuant to which Icarus purchased 2,000,000 shares of Citadel's Common Stock for proceeds of $2,500,000. Michael Ruff, a director of the Company, is an affiliate of Icarus. In connection with the transaction, the Company issued warrants to purchase 500,000 shares of the Company's Common Stock at $4.00 per share and 500,000 at $5.00 per share. On June 30, 1998, the Company and Icarus entered into a Stock Purchase Agreement pursuant to which Icarus purchased 1,000,000 shares of Citadel's Common Stock for proceeds of $1,500,000. In connection with the transaction, the Company issued warrants to purchase 250,000 shares of the Company's Common Stock at $2.00 per share and 500,000 at $3.00 per share.

     In connection with a $1,125,000 8% redeemable convertible note offering dated June 9, 1997, the Company's former chairman pledged stock of a company controlled by him to secure the repayment of up to $500,000 of this indebtedness. In connection with this pledge, the Company paid Mr. Gertner a fee of $25,000. On February 15, 1998 the Company restructured this indebtedness and in connection therewith Mr. Gertner's collateral was released.

     In April 1997, the Company entered into an Asset Sale Agreement with Messrs. Gertner and Sharp, two of the Company's directors at the time(the "Purchasers"). At the date of the agreement, the Purchasers owned approximately 31% of the Company's outstanding Common Stock. The Company sold to the Purchasers $3,750,000 of trade accounts receivable and forgave indebtedness owed by the Purchasers to the Company in the amount of $155,000 ($72,000 related to the discharge of joint venture indebtedness discussed below). The carrying value of the receivables at February 28, 1997, net of allowance, was $1,992,000. Pursuant to the participation interest retained by the Company, Citadel will retain a profits participation interest in the Assets in the event the Purchasers collect in excess of $2,250,000 of the accounts receivable (after expenses of collection), in which case the Purchasers shall pay to Citadel 50% of such amounts collected in excess of $2,250,000. Consideration received from the Purchasers included 3,900,000 shares of the Company's Common Stock, with a market value of approximately $2,750,000, as of the date of the transaction (for accounting purposes, the stock was valued at approximately $2,147,500). The shares acquired represented approximately 23% of the Company's then issued and outstanding shares and are deemed treasury shares. The Company has not yet canceled the shares from the Purchasers because the certificates had been lost by the Purchasers, who have submitted lost stock affidavits to the Company's transfer agent but have not paid the indemnity bond to effect the cancellation. The transaction resulted in no gain or loss to the Company.

     At various times during the year ended February 28, 1998, Messrs. Solomon and Travis advanced funds to the Company to fund various short-term obligations of the Company.

     During the year ended February 28, 1998, the Company lent approximately $122,000 to its Chief Executive Officer.

     During the fiscal year ended February 28, 1998, the Company incurred legal fees in the amount of $69,800 to Wood, Exall and Bonnet, L.L.P. David Wood, an officer of one of the partners of such firm and former General Counsel of Citadel, is the brother-in-law of Steven Solomon, Chief Executive Officer of the Company. The Company has granted options to purchase up to 200,000 shares of Common Stock to Mr. Wood.

     In December 1996, Worldwide PetroMoly, Inc., a company controlled by Mr. Gertner, loaned Citadel the original principal amount of $500,000. In connection with the loan, Citadel granted warrants to purchase 150,000 shares of its Common Stock at an exercise price of $2.00 per share (the exercise price was reduced to $.59 per share in connection with Mr. Gertner's assumption of this indebtedness in connection with the discharge of the GGS joint venture note due the Company discussed below). The loan was secured by a pledge of 732,375 shares of Citadel Common Stock owned by Mr. Solomon. The loan bears interest at ten percent (10%) per annum and had a one-month term. The Company made a payment of $250,000 in March 1997, and Mr. Gertner and Mr. Sharp agreed to assume the remaining indebtedness pursuant to the discharge of the joint venture's indebtedness due the Company, as detailed below. Although Messrs. Gertner and Sharp agreed to assume the Citadel note, obtain the release of Citadel and the return of Mr. Solomon's shares, Worldwide PetroMoly has not yet signed a release or returned the shares.

     In November 1996, the Company made a one-year, $625,000, 8% loan to GGS Investment Company ("GGS"), a joint venture owned by Mr. Gertner, Mr. Sharp, and Mr. Solomon, who were directors and owned an aggregate of approximately 6,800,000 shares of the Company's outstanding Common Stock at that time. The purpose of the joint venture was to invest in securities for short-term profits. The loan agreement provided that interest would be waived for the first six months in consideration of 100% of the net profits, during that period, being paid to the Company. The loan was guaranteed by each of the officers, and the guaranty was secured by a pledge of 754,000 shares of the Company's Common Stock, valued at approximately $1,282,000 as of the date of the transaction.

     The joint venture was not profitable, and the loan was discharged in April 1997 in the following manner: Mr. Solomon forgave $79,000 of accrued compensation due him, Mr. Gertner and Mr. Sharp assumed debt of approximately $275,000 (including accrued interest) due to a company controlled by Mr. Gertner, Mr. Sharp received a credit against the loan of $200,000 as consideration for agreeing to terminate his noncancellable employment contract, and approximately $72,000 was forgiven in connection with the Asset Sale Agreement discussed above.

     At various times during the year ended February 28, 1997, Messrs. Gertner, Sharp and Solomon, or their affiliates personally guaranteed or pledged securities to secure the repayment of certain obligations of the Company. At various times during the year, Messrs. Gertner and Solomon advanced funds to the Company to fund various short-term obligations.

                             PRINCIPAL STOCKHOLDERS

     As of September 14, 1998, there were issued and outstanding 27,725,813 shares of Common Stock. There is no other class of voting security of the Company issued or outstanding.

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned, as of September 14, 1998, by (i) each person known to the Company to own more than 5% of the Common Stock of the Company (the only class of voting securities now outstanding), (ii) each of the nominees for director, (iii) each executive officer named in the Summary Compensation Table (the "Named Officers") and (iv) all nominees, Named Officers and other executive officers as a group. Unless otherwise indicated, the number of shares and percentage of ownership of Common Stock for each of the stockholders set forth below assumes that shares of Common Stock that the stockholder may acquire within sixty days of the date hereof are outstanding. Except as otherwise indicated, all shares are owned directly and the owner has the sole voting and investment power with respect thereto.

                                            NUMBER OF           APPROXIMATE
            NAME AND ADDRESS              SHARES OWNED        PERCENT OF CLASS
---------------------------------------   ------------        ----------------
Carl Banzhof
3811 Turtle Creek Blvd., Suite 600
Dallas, Texas  75219                           159,701  /1/          .6%
---------------------------------------   ------------        ----------------
Jack Doxey
3811 Turtle Creek Blvd., Suite 600
Dallas, Texas 75219                             71,660  /2/          .3%
---------------------------------------   ------------        ----------------
Chris A. Economou
150 North Federal Highway, Suite 210
Fort Lauderdale, Florida  33301                474,400  /3/         1.7%
---------------------------------------   ------------        ----------------
Gilbert Gertner
1300 Post Oak Blvd., Suite 1985
Houston, Texas  77056                        3,393,375  /4/        11.6%
---------------------------------------   ------------        ----------------
Kenneth Johnsen
Metamor Worldwide, Inc.
4400 Post Oak Parkway, Suite 200
Houston, Texas  77027                        6,435,765  /5/        20.3%
---------------------------------------   ------------        ----------------
Icarus Investments I, Ltd.
8144 Walnut Hill Lane, Suite 172
Dallas, Texas  75231                         4,750,000  /6/        16.1%
---------------------------------------   ------------        ----------------
Victor Kiam, II
RPI Corporation
350 Fifth Avenue, Suite 5408
New York, New York  10018                      744,452  /7/         2.6%
---------------------------------------   ------------        ----------------
Bennett Klein
3811 Turtle Creek Blvd., Suite 600
Dallas, Texas  75219                           241,663  /8/          .9%
---------------------------------------   ------------        ----------------
Metamor Worldwide, Inc.
4400 Post Oak Parkway, Suite 210
Houston, Texas  77027                        6,360,465  /5/        20.1%
---------------------------------------   ------------        ----------------
Thomas Oxley
2727 South Ocean Blvd., Apt. 803
Highland Beach, Florida  33487               2,000,000  /9/         7.1%
---------------------------------------   ------------        ----------------
Mark Rogers
NFT Ventures, Inc.
751 Laurel Street, No.19
San Carlos, California  94070                  401,500 /10/         1.4%
---------------------------------------   ------------        ----------------
Michael Ruff
Icarus Investments I, Ltd.
8144 Walnut Hill Lane, Suite 172
Dallas, Texas  75231                         4,880,000  /6/        16.6%
---------------------------------------   ------------        ----------------
Dr. Axel Sawallich
Beatrixgasse 3
A-1030 Vienna, Austria                         137,144 /11/          .5%
---------------------------------------   ------------        ----------------
George Sharp
15911 Champion Forrest
Spring, Texas  77379                         1,401,956 /12/         5.1%
---------------------------------------   ------------        ----------------
Steven Solomon
3811 Turtle Creek Blvd., Suite 600
Dallas, Texas  75219                         4,654,124 /13/        15.4%
---------------------------------------   ------------        ----------------
Richard Travis
3811 Turtle Creek Blvd., Suite 600
Dallas, Texas  75219                           869,000 /14/         3.1%
---------------------------------------   ------------        ----------------
All officers and directors
as a group (12 persons):                    21,730,409 /15/        54.5%
---------------------------------------   ------------        ----------------

/1/ Includes 100,000 shares presently issuable pursuant to options to purchase Common Stock and 2,000 shares owned by his spouse.

/2/ Includes 66,660 shares presently issuable pursuant to options to purchase shares of Common Stock.

/3/ Includes 300,000 shares presently issuable pursuant to options to purchase Common Stock.

/4/ Includes 1,462,500 shares presently issuable pursuant to options to purchase Common Stock held by Mr. Gertner. The number of shares held by Mr. Gertner also includes warrants to purchase 150,000 shares held by Worldwide PetroMoly, Inc. ("PetroMoly"), a company controlled by Mr. Gertner, and 732,375 shares standing in PetroMoly's name pursuant to a pledge by Steven B. Solomon, which shares Messrs. Gertner and Sharp agreed to cause PetroMoly to return to Mr. Solomon but which have not been returned. See "Certain Relationships and Transactions." Does not include 2,500,000 shares for Mr. Gertner that he has agreed to transfer to the Company in exchange for certain accounts receivable of the Company. See "Certain Relationships and Transactions." Mr. Gertner has filed an affidavit of lost certificates with the transfer agent relating to these shares. However, these shares have not yet been canceled by the transfer agent as Mr. Gertner had not provided the transfer agent with the necessary bond or indemnification. These shares have been excluded from the number of shares outstanding.

/5/ Includes 2,000,000 shares presently issuable pursuant to warrants to purchase Common Stock owned by Metamor Worldwide, Inc. ("Metamor"), 2,500,000 shares owned by Metamor, and 1,860,465 shares of Common Stock issuable on conversion of Series D Preferred Stock owned by Metamor. Mr. Johnsen's shares include the Metamor shares and 50,000 shares presently issuable pursuant to options to purchase Common Stock and 25,300 shares owned by Mr. Johnsen. Mr. Johnsen is an executive officer of Metamor and disclaims beneficial ownership of such shares and warrants owned by Metamor.

/6/ Includes 1,750,000 shares presently issuable pursuant to warrants to purchase Common Stock owned by Icarus Investments I, Ltd. ("Icarus"). Based solely on the Schedule 13G/A (Amendment No. 1) filed with the Securities and Exchange Commission ("SEC") on July 10, 1998 with respect to the Company's Common Stock owned by Icarus. According to the 13G/A (Amendment No. 1), Icarus may be deemed to own beneficially 3,000,000 shares of Common Stock, acquired for investment purposes. Mr. Ruff's shares include the Icarus shares and 130,000 shares owned by Mr. Ruff, individually.

/7/ Includes 200,000 shares presently issuable pursuant to options to purchase Common Stock and 84,452 shares presently issuable pursuant to warrants to purchase Common Stock and includes warrants to purchase 250,000 shares held by RPI, Inc., a company owned and controlled by Mr. Kiam.

/8/ Includes 191,663 shares presently issuable pursuant to options to purchase Common Stock.

/9/ Includes 250,000 shares presently issuable pursuant to warrants to purchase Common Stock. Based solely on information contained in the Schedule 13G/A (Amendment No. 3) filed with the Securities and Exchange Commission ("SEC") on July 10, 1998 with respect to the Company's Common Stock owned by Mr. Oxley. According to the Schedule 13G/A (Amendment No. 3), Mr. Oxley may be deemed to own beneficially 2,000,000 shares of Common Stock, acquired solely for investment purposes. Mr. Oxley has sole voting and dispositive power as to all such shares.

/10/ Includes 400,000 shares presently issuable pursuant to options to purchase Common Stock.

/11/ Includes 12,144 shares held by Dr. Sawallich as trustee, over which he has voting and dispositive power and 125,000 shares presently issuable pursuant to options to purchase Common Stock.

/12/ Does not include 1,400,000 shares of Common Stock for Mr. Sharp that he has agreed to transfer to the Company in exchange for certain accounts receivable of the Company. Mr. Sharp has filed an affidavit of lost certificates with the Company's transfer agent relating to these shares. However, these shares have not yet been canceled by the transfer agent as Mr. Sharp has not provided the transfer agent with the necessary bond or indemnification. These shares have been excluded from the number of shares outstanding. See "Certain Relationships and Transactions".

/13/ Includes 2,425,000 shares presently issuable pursuant to options to purchase Common Stock and 732,375 shares that have been pledged by Mr. Solomon to Worldwide PetroMoly, Inc., a company controlled by Gilbert Gertner. Although Messrs. Gertner and Sharp agreed to cause Worldwide PetroMoly to return the 732,375 shares, such shares have not yet been returned to Mr. Solomon. See "Certain Relationships and Transactions."

/14/ Includes 725,000 shares presently issuable pursuant to options to purchase Common Stock.

/15/ Includes 10,280,275 shares presently issuable pursuant to presently exercisable options or warrants held by Messrs. Banzhof, Doxey, Economou, Gertner, Johnsen, Kiam, Klein, Rogers, Ruff, Sawallich, Solomon, and Travis or their affiliates and 1,860,465 shares of Common Stock issuable on the conversion of Preferred Stock owned by Metamor.

DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share.

COMMON STOCK

     There were 27,725,813 shares of Common Stock outstanding and held of record by approximately 4,230 stockholders as of September 14, 1998. There will be 33,715,297 shares of Common Stock outstanding after giving effect to the conversion of the Convertible Securities underlying the shares of Common Stock offered hereby.

     Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because the shares of Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors. Subject to preferences that may be applicable to the holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of liquidation, dissolution or winding-up of the Company, and subject to the prior distribution rights of the holders of outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive pro rata all the remaining assets of the Company available for distribution to its stockholders. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and the Shares to be issued pursuant to this Offering shall be fully paid and nonassessable, assuming compliance with the exercise provisions of the Convertible Securities.

     The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-laws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.

PREFERRED STOCK

     As of September 29, 1998, 50 shares of Series B Convertible Preferred Stock (the "Series B Stock") were outstanding. The Series B Stock is entitled to liquidation and dividend preferences over the Common Stock and is convertible into shares of Common Stock at an exercise price equal to 83% of the average closing bid price of the Common Stock for the five trading days preceding the date of conversion. As of September 29, 1998, 4,250 shares of Series C Preferred Stock (the "Series C Stock") were outstanding. The Series C Stock is entitled to liquidation and dividend preferences over the Common Stock and is convertible into shares of Common Stock at an exercise price equal to 70 - 75% of the average closing bid price of the Common Stock for the five trading days preceding the date of conversion. As of September 29, 1998, 2,253 shares of Series D Convertible Preferred Stock (the "Series D Stock") were outstanding. The Series D Stock is entitled to liquidation and dividend preferences over the Common Stock and is convertible into shares of Common Stock at an exercise price equal to $1.075 per share.

     The Board of Directors has the authority, without further action by the stockholders, to issue up to an additional 993,447 additional shares of Preferred Stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although it presently has no intention to do so, the Board of Directors, without stockholder approval, could issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock may also have the effect of delaying or preventing a change of control of the Company.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation law and anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either (I) prior to the date at which the person becomes an interested stockholder, the Board of Directors approves such transaction or business combination, (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plan) upon consummation of such transaction, or (iii) the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to such interested stockholder. For purposes of Section 203, "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

     The Company's Certificate of Incorporation includes a provision that allows the Board of Directors to issue Preferred Stock in one or more series with such voting rights and other provisions as the Board of Directors may determine. This provision may be deemed to have a potential anti-takeover effect and the issuance of Preferred Stock in accordance with such provisions may delay or prevent a change of control of the Company. See "Preferred Stock."

REGISTRATION RIGHTS

     The holders of approximately 13,489,484 shares of Common Stock (the "Registrable Securities"), or certain of their transferees, will be entitled to certain rights with respect to the registration of such shares for sale under the Securities Act. Such holders may request that the Company file a registration statement under the Securities Act with respect to such Common Stock, after which the Company must use its best efforts to effect such registration, subject to certain conditions. The Registration Statement was filed as a result of the demand of certain of such Holders. Holders of such registration rights may have two requests for registration until such time as the Company qualifies for registration of the offer and sale of its securities on Form S-3 under the Securities Act. After such qualification, such Holders may make an unlimited number of requests for registration of such shares on Form S-3, subject to the limitation that the Company will not be obligated to effect a registration more than once during any year and then only with respect to shares with an aggregate market value of greater than $1,000,000. Finally, if the Company proposes to register any of its securities for sale under the Securities Act (with certain exceptions), either for its own account or the account of other shareholders, holders of Registrable Securities are entitled to "piggyback" onto the Company's registration by requesting inclusion of their Registrable Securities in the registration. However, the underwriters of any offering which includes Registrable Securities retain the right to limit the number of shares to be included in the offering. These registration rights will expire as to any holder when such holder has disposed of all of its Registrable Securities. In general, the Company is required to bear the expenses of all requested registrations, provided that holders participating in the registration are required to bear their pro rata share of underwriting discounts and commissions.

STOCK TRANSFER AGENT AND REGISTRAR

     The stock transfer agent and registrar for the Company's Common Stock is American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215-5513.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and adversely affect the Company's ability to raise additional capital in the capital markets at a time and price favorable to the Company.

     Upon completion of this Offering, the Company will have approximately 33,715,297 shares of Common Stock outstanding. Of these shares, the 5,989,484 Shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), unless they are purchased by "affiliates" of the Company as that term is defined under Rule 144 adopted under the Securities Act. Approximately 9,850,000 shares are "restricted securities" as defined in Rule 144 ("Restricted Shares"), available for immediate resale in the public market, subject to restrictions of Rule 144. In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of current public information about the Company. A person who is not an affiliate, has not been an affiliate within three months prior to the sale and has beneficially owned the Restricted Shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

     As of September 29, 1998, 18,003,223 shares of Common Stock were reserved for issuance under the Company's options and warrants, including 14,253,223 shares of Common Stock underlying outstanding options and warrants which have been registered pursuant to registration statements, including the 5,003,135 shares offered hereby. The resale of shares issued under such options or warrants by non-affiliates in the public market would be permitted without restriction under the Securities Act.

LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Wood, Exall & Bonnet, L.L.P., Dallas, Texas. David Wood, an officer of one of the partners of such firm and former General Counsel of Citadel, is the brother-in-law of Steven Solomon, Chief Executive Officer of the Company. The Company has granted options to purchase up to 200,000 shares of its Common Stock to Mr. Wood.

EXPERTS

     The consolidated financial statements of Citadel Technology, Inc. as of February 28, 1998 and 1997, and for the years then ended have been included in the registration statement in reliance upon the report of Grant Thornton, LLP, independent auditors, given upon their authority as experts in accounting and auditing.

                            CITADEL TECHNOLOGY, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                             PAGE
                                                                                             ----
Audited Annual Financial Statements

      Report of Independent Accountants dated June 17, 1998.............................      F-2

      Consolidated Balance Sheets as of February 28, 1998 and 1997......................      F-3

      Consolidated Statements of Operations for the years ended
         February 28, 1998 and 1997.....................................................      F-5

      Consolidated Statements of Stockholders' Equity for the years ended
         February 28, 1998 and 1997.....................................................      F-6

      Consolidated Statements of Cash Flows for the years ended
         February 28, 1998 and 1997.....................................................      F-8

      Notes to Consolidated Financial Statements........................................     F-10

Quarterly Consolidated Financial Statements

      Consolidated Balance Sheets as of May 31, 1998 (unaudited) and
         February 28, 1998 (audited)....................................................     F-26

      Consolidated Statements of Operations for the three months ended
         May 31, 1998 and 1997 (unaudited)..............................................     F-28

      Consolidated Statements of Cash Flows for the three months ended
         May 31, 1998 and 1997 (unaudited)..............................................     F-29

      Notes to Consolidated Financial Statements........................................     F-30

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Citadel Technology, Inc.


We have audited the accompanying consolidated balance sheets of Citadel Technology, Inc. as of February 28, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Citadel Technology, Inc. as of February 28, 1998 and 1997, and the consolidated results of its operations and its consolidated cash flows for each of the years then ended, in conformity with generally accepted accounting principles.




GRANT THORNTON LLP
/s/ GRANT THORNTON LLP
----------------------
Dallas, Texas
June 17, 1998

                            CITADEL TECHNOLOGY, INC.

                           CONSOLIDATED BALANCE SHEETS






                                                                                                 February 28,
                                                                                                 ------------
                  ASSETS                                                                   1998               1997
                                                                                       -----------       ------------

CURRENT ASSETS
    Cash                                                                               $     8,555       $     15,100
    Accounts receivable, less allowance for returns and
       doubtful accounts of $681,000 and $625,000                                          435,615            727,422
    Notes receivable from related parties                                                  376,487            870,000
    Marketable securities available for sale                                                    --          1,250,000
    Other                                                                                  129,493             57,106
                                                                                       -----------       ------------

                 Total current assets                                                      950,150          2,919,628

ACCOUNTS RECEIVABLE - NONCURRENT, less allowance for returns
    and doubtful accounts of $1,875,000 in 1997                                                 --          1,875,000

PROPERTY AND EQUIPMENT, NET                                                                387,923            696,459

PURCHASED SOFTWARE, net of accumulated amortization of
    $1,788,000 and $854,000                                                              3,462,879          4,396,398

CAPITALIZED SOFTWARE DEVELOPMENT COSTS,
    net of accumulated amortization of $150,000 and $19,000                              1,011,432            573,388

OTHER ASSETS                                                                               350,650            263,220
                                                                                       -----------       ------------

                                                                                       $ 6,163,034       $ 10,724,093
                                                                                       ===========       ============






        The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                     CONSOLIDATED BALANCE SHEETS - CONTINUED






                                                                                                February 28,
                                                                                       ------------------------------
    LIABILITIES AND STOCKHOLDERS' EQUITY                                                   1998              1997
                                                                                       -----------       ------------

CURRENT LIABILITIES
    Cash overdraft                                                                     $    10,249       $    167,256
    Current maturities of long-term debt                                                 1,270,565            804,141
    Notes payable                                                                          842,174          2,456,087
    Accounts payable and accrued expenses                                                2,274,141          2,253,481
                                                                                       -----------       ------------

          Total current liabilities                                                      4,397,129          5,680,965

LONG-TERM LIABILITIES
    Debt, less current maturities                                                          478,044          1,770,905
                                                                                       -----------       ------------

          Total liabilities                                                              4,875,173          7,451,870

COMMITMENTS AND CONTINGENCIES                                                                   --                 --

STOCKHOLDERS' EQUITY
    Common stock, $.01 par value per share; authorized, 60,000,000 shares;
       issued and outstanding, 25,881,328 shares in 1998 and 16,501,980
       shares in 1997                                                                      258,813            165,020
    Preferred stock, $.01 par value per share; authorized, 1,000,000 shares;
       issued and outstanding
          Series B convertible, 50 shares in 1998 and 545 shares in 1997
               (liquidation value $50,000 and $545,000)                                          1                  5
          Series C convertible,  5,000 shares in 1998 (liquidation value
               $500,000)                                                                        50                 --
    Equity notes                                                                           944,000            300,000
    Additional paid-in capital                                                          16,158,442         13,370,627
    Accumulated deficit                                                                (13,573,206)        (9,854,067)
    Unrealized loss on securities available for sale                                            --           (355,772)
    Treasury stock, at cost (4,164,613 shares in 1998 and
       264,613 shares in 1997)                                                          (2,500,239)          (353,590)
                                                                                       -----------       ------------

          Total stockholders' equity                                                     1,287,861          3,272,223
                                                                                       -----------       ------------

                                                                                       $ 6,163,034       $ 10,724,093
                                                                                       ===========       ============

        The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       Years ended February 28,
                                                                                    ------------------------------
                                                                                        1998              1997
                                                                                    ------------      ------------
REVENUES
    Sales                                                                           $  1,638,853      $  5,824,553
    Less allowance for returns                                                            25,527           498,361
                                                                                    ------------      ------------
                 Net sales                                                             1,613,326         5,326,192

COST OF SALES                                                                             78,429           304,436
                                                                                    ------------      ------------
                 Gross profit                                                          1,534,897         5,021,756

OPERATING EXPENSES
    Selling, general and administrative expenses                                       3,056,408         5,939,099
    Provision for uncollectible receivables                                              368,897         1,984,113
    Depreciation and amortization                                                      1,270,708           942,166
    Research and development expense                                                     161,010         3,336,253
                                                                                    ------------      ------------
                                                                                       4,857,023        12,201,631
                                                                                    ------------      ------------

                 Operating loss                                                       (3,322,126)       (7,179,875)

OTHER INCOME (EXPENSE)
    Interest expense                                                                    (128,929)         (253,557)
    Write-down of marketable securities                                                       --        (1,000,000)
    Gain (loss) on sales of marketable securities                                       (199,672)          548,720
    Other                                                                                128,017           369,105
                                                                                    ------------      ------------
                                                                                        (200,584)         (335,732)
                                                                                    ------------      ------------
                 NET LOSS                                                           $ (3,522,710)     $ (7,515,607)
                                                                                    ============      ============

Loss per share                                                                      $      (0.21)     $      (0.56)
                                                                                    ============      ============
Weighted average shares outstanding                                                   16,801,818        13,721,032
                                                                                    ============      ============


        The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                           Unrealized
                                                                                                            loss on
                                              Common stock                                                 securities
                                             --------------            Preferred           Equity          available
                                        Shares          Amount           stock             notes            for sale
                                      ----------     ------------     ------------      ------------      ------------
Balance at March 1, 1996              11,509,126     $    115,091     $         --      $         --      $         --

Exercise of stock options
   and warrants                          240,282            2,403               --                --                --
Sale of preferred stock -
   3,490 shares, net of
   issuance costs of $565,118                 --               --               35                --                --
Sale of equity notes, net of
   issuance costs of $527,434                 --               --               --         4,550,000                --
Conversions to common stock            3,633,623           36,337              (30)       (4,250,000)               --
Payment of dividends
   Preferred stock                        75,296              753               --                --                --
   Equity notes                           45,947              459               --                --                --
Notes payable converted
   to warrants                                --               --               --                --                --
Stock options issued for
   services                                   --               --               --                --                --
Sale of common stock, net
   of issuance costs of $87,059          357,706            3,577               --                --                --
Unrealized loss on securities
   available for sale                         --               --               --                --          (355,772)
Purchase of treasury
   stock - 84,613 shares                      --               --               --                --                --
Sale of subsidiary for
   common stock -
   180,000 shares                             --               --               --                --                --
Acquisition of businesses                640,000            6,400               --                --                --
Net loss                                      --               --               --                --                --
                                      ----------     ------------     ------------      ------------      ------------
Balance at February 28, 1997          16,501,980          165,020                5           300,000          (355,772)





                                    Additional
                                     paid-in         Accumulated         Treasury
                                     capital           deficit            stock              Total
                                   ------------      ------------      ------------      ------------
Balance at March 1, 1996           $  2,405,144      $ (2,204,746)     $         --      $    315,489

Exercise of stock options
   and warrants                         639,259                --                --           641,662
Sale of preferred stock -
   3,490 shares, net of
   issuance costs of $565,118         2,924,847                --                --         2,924,882
Sale of equity notes, net of
   issuance costs of $527,434          (527,434)               --                --         4,022,566
Conversions to common stock           4,213,693                --                --                --
Payment of dividends
   Preferred stock                       54,225           (54,978)               --                --
   Equity notes                          78,277           (78,736)               --                --
Notes payable converted
   to warrants                          734,000                --                --           734,000
Stock options issued for
   services                              70,040                --                --            70,040
Sale of common stock, net
   of issuance costs of $87,059         845,775                --                --           849,352
Unrealized loss on securities
   available for sale                        --                --                --          (355,772)
Purchase of treasury
   stock - 84,613 shares                     --                --          (209,787)         (209,787)
Sale of subsidiary for
   common stock -
   180,000 shares                            --                --          (143,803)         (143,803)
Acquisition of businesses             1,932,801                --                --         1,939,201
Net loss                                     --        (7,515,607)               --        (7,515,607)
                                   ------------      ------------      ------------      ------------
Balance at February 28, 1997         13,370,627        (9,854,067)         (353,590)        3,272,223


        The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                                                                                                          Unrealized
                                                                                                           loss on
                                              Common stock                                                securities
                                             --------------            Preferred           Equity         available
                                        Shares          Amount           stock             notes           for sale
                                      ----------     ------------     ------------      ------------      -----------

Exercise of stock options
   and warrants                       1,258,100      $     12,581     $         --      $         --      $        --
Sale of equity notes, net of
    issuance costs of $182,244               --                --               --         1,625,000               --
Sale of preferred stock -
   5,000 shares, net of
     issuance costs of $78,835               --                --               50                --               --
Conversions to common stock
   Debt, net of unamortized
     debt issuance costs of
     $38,667                           2,964,093           29,641               --                --               --
   Preferred stock and
       equity notes                    2,285,257           22,852               (4)         (481,000)              --
Redemption of equity notes                    --               --               --          (500,000)              --
Payment of dividends on
   equity notes                          275,897            2,759               --                --               --
Common stock issued for
   services                               96,000              960               --                --               --
Sale of common stock                   2,500,000           25,000               --                --               --
Purchase of treasury stock-
   3,900,000 shares                           --               --               --                --               --
Change in unrealized
   depreciation  on securities
   available for sale                         --               --               --                --          355,772
Net loss                                      --               --               --                --               --
                                    ------------     ------------     ------------      ------------      -----------
Balance at February 28,  1998         25,881,327     $    258,813     $         51      $    944,000      $        --
                                    ============     ============     ============      ============      ===========



                                    Additional
                                     paid-in         Accumulated         Treasury
                                     capital           deficit            stock              Total
                                   ------------      ------------      ------------      ------------
Exercise of stock options
   and warrants                    $    376,197      $         --      $         --      $    388,778
Sale of equity notes, net of
    issuance costs of $182,244         (182,244)               --                --         1,442,756
Sale of preferred stock -
   5,000 shares, net of
     issuance costs of $78,835          421,115                --                --           421,165
Conversions to common stock
   Debt, net of unamortized
     debt issuance costs of
     $38,667                            871,685                --                --           901,326
   Preferred stock and
       equity notes                     458,152                --                --                --
Redemption of equity notes             (100,000)               --                --          (600,000)
Payment of dividends on
   equity notes                          93,670           (96,429)               --                --
Common stock issued for
   services                              24,240                --                --            25,200
Sale of common stock                    725,000                --                --           750,000
Purchase of treasury stock-
   3,900,000 shares                          --                --        (2,146,649)       (2,146,649)
Change in unrealized
   depreciation  on securities
   available for sale                        --                --                --           355,772
Net loss                                     --        (3,522,710)               --        (3,522,710)
                                   ------------      ------------      ------------      ------------
Balance at February 28, 1998       $ 16,058,442      $(13,473,206)     $ (2,500,239)     $  1,287,861
                                   ============      ============      ============      ============


        The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS






                                                                                        Years ended February 28,
                                                                                        ------------------------
                                                                                         1998              1997
                                                                                     ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                         $ (3,522,710)     $ (7,515,607)
    Adjustments to reconcile net loss to net cash used
       by operating activities
          Acquisition of in-process research and development                                   --         3,268,040
          Write-down of available for sale securities                                          --         1,000,000
          Depreciation and amortization                                                 1,270,708           942,166
          Stock and options issued for services                                            25,200            70,040
          Gain on sale of securities                                                      199,672          (548,720)
          Provision for losses on accounts receivable
              and sales returns                                                           368,897         2,482,474
    Changes in operating assets and liabilities
       Accounts receivable                                                               (280,803)       (4,489,829)
       Other receivables                                                                 (131,487)         (870,000)
       Other current assets                                                               (72,387)           48,400
       Software development costs                                                        (568,963)         (457,321)
       Cash overdraft                                                                    (157,007)          167,256
       Accounts payable and accrued expenses                                              294,984          (442,733)
       Other assets                                                                       (87,430)         (360,201)
                                                                                     ------------      ------------

                 NET CASH USED BY OPERATING ACTIVITIES                                 (2,661,326)       (6,706,035)

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of available for sale securities                                                  --        (7,032,397)
    Sales of available for sale securities                                                     --         7,581,117
    Capital expenditures                                                                 (160,880)         (763,824)
    Proceeds from sale of securities                                                      156,100                --
    Acquisition of businesses and software                                                     --        (1,347,360)
                                                                                     ------------      ------------

                 NET CASH USED BY INVESTING ACTIVITIES                                     (4,780)       (1,562,464)







        The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                                                                                         Years ended February 28,
                                                                                          1998             1997
                                                                                      -----------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Payments on notes payable                                                         $  (628,441)     $ (1,439,127)
    Proceeds from notes payable                                                           514,528                --
    Proceeds from long-term debt                                                          489,865         1,583,522
    Repayments on long-term debt                                                         (119,090)         (215,036)
    Proceeds from sale of preferred stock                                                 421,165         2,924,882
    Proceeds from sale of equity notes                                                  1,442,756         4,022,566
    Proceeds from sale of common stock                                                  1,138,778         1,491,014
    Purchase of treasury stock                                                                 --          (209,787)
    Redemption of equity notes                                                           (600,000)               --
                                                                                      -----------      ------------

                 NET CASH PROVIDED BY FINANCING ACTIVITIES                              2,659,561         8,158,034
                                                                                      -----------      ------------

Net decrease in cash                                                                       (6,545)         (110,465)

Cash at beginning of the year                                                              15,100           125,565
                                                                                      -----------      ------------

Cash at end of the year                                                               $     8,555      $     15,100
                                                                                      ===========      ============




        The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           February 28, 1998 and 1997




NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

    Nature of Business

    The Company develops, markets and supports security and administration products for both computer network and desktop personal computers. The Company licenses the products through resellers, and directly to end-users, in North America, Europe and Asia Pacific. The Company also licenses its products for initial licensing fees to original equipment manufacturers ("OEM's") and receives ongoing royalties from OEMs' product sales.

    During fiscal 1997, the Company primarily marketed and sold its products directly to end-users through telemarketing and trade shows.

    Change of Name

    On February 26, 1998, the Company changed its name to Citadel Technology,
    Inc.

    Use of Estimates

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Revenue Recognition

    During fiscal 1998, the Company recognized revenues when a customer's purchase order had been received, the software had been shipped (or electronically delivered), the remaining obligations were insignificant and the collection of the resulting receivables was probable.

    Revenues generated from products sold through traditional channels where the right of return exist are reduced by reserves for estimated product returns. Such reserves are based on estimates developed by management. As unused products in these channels are exposed to rapid changes in consumer preferences or technological obsolescence due to new operating systems or computing products, it is reasonably possible that these estimates may change in the future.

    Revenues related to significant post-contract support agreements (generally product maintenance agreements) are deferred and recognized over the period of the agreements.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997






NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - CONTINUED

    Royalty revenues are recognized as earned unless collection of such revenues is not probable. When collection is not probable, revenues are recognized as payments are received.

    During fiscal 1997, the Company generally delivered its products to customers on a thirty (30) day trial basis following receipt of a signed trial agreement from the customer. The Company only recognized revenue if the product had not been returned within 30 days in accordance with the terms and conditions of the trial agreement. Numerous disagreements arose between the Company and its customers regarding the customer's obligation to pay for the products delivered. As a result, the Company provided an allowance for returns and doubtful accounts of $681,000 and $2,500,000 during fiscal years 1998 and 1997, respectively, to cover potential uncollectible accounts.

    Property, Equipment and Depreciation

    Property and equipment are stated at cost. Depreciation is provided using the straight-line method over estimated useful lives of the assets.

    Software Costs

    Purchased software is recorded at cost and is amortized by the straight-line method over four to seven years.

    The Company capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed as research and development costs. Research and development expense totaled $161,010 and $3,336,253 in 1998 and 1997, respectively. Included in fiscal 1997 expense is $3,268,040 representing amounts written off in connection with the acquisitions referred to in Notes
    D. Capitalized costs are amortized using the straight-line amortization using useful lives ranging from three to five years. The Company evaluates the estimated net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the net book value is in excess of net realizable value.

    It is reasonably possible that future events could cause a reduction in the amortization period of software costs.

    Stock-Based Compensation

    The Company accounts for stock-based employee compensation as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees" (Opinion No. 25) and the related interpretations. The pro forma information required by Statement of Financial Accounting Standards No. 123, " Accounting for Stock-Based Compensation" (Statement No. 123) is disclosed in Note H.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997







NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - CONTINUED

    Investment Securities

    The Company classifies investments as available for sale. Securities classified as available for sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. Permanent declines in value are reported in the statements of operations.

    Realized gains and losses for securities classified as available for sale are reported in earnings in year of sale.

    Recent Accounting Pronouncements

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements and is required to be adopted by the Company. The adoption of SFAS No. 130 is not expected to have a material impact on the Company's financial statements.

    Additionally, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for the way that public business enterprises report information in annual statements and interim financial reports regarding operating segments, products and services, geographic areas and major customers. SFAS 131 is not expected to have a material impact on the Company's financial statements. Both the aforementioned accounting standards are effective for years and interim periods beginning after December 15, 1997.

    In October 1997 and March 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition" and SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition," respectively, which provide guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and is effective for the Company's transactions entered into subsequent to March 31, 1998. AcSEC is currently deliberating the potential permanent deferral of certain provisions of SOP 97-2. The Company does not believe that the implementation of SOP 97-2 and SOP 98-4 will have a material adverse affect on expected revenues or earnings. However, in the event subsequent interpretations are contrary to the Company's revenue accounting practices, the Company believes it can change its current business practices to comply with this guidance and avoid any material adverse affect on reported revenues and earnings. There can be no assurance this will be the case.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997






NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - CONTINUED

    Fair Value of Financial Instruments

    The Company's financial instruments consist of cash, marketable securities, notes receivable, accounts receivable, and accounts and notes payable. Marketable securities are carried at fair value. The other instruments' carrying values approximate fair value because of their short-term maturities.

    Net Income (Loss) Per Common Share

    In the fourth quarter of 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). In accordance with SFAS No. 128, the Company computes income
    (loss) per common share based on the weighted average number of common shares outstanding. Income (loss) per common share - assuming dilution is computed based on the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive potential common shares, consisting of stock options, warrants and shares issuable upon conversion of debt, had been issued; income is adjusted for interest on the convertible debt. Retroactive application, which is required by SFAS No. 128, did not result in restatement of 1997 per share data. Per share data - assuming dilution has not been presented because the effect of potential common shares is antidilutive.


NOTE B - MARKETABLE SECURITIES

    The Company received 1,325,000 shares of Miami Subs U.S.A., Inc. (Miami
    Subs) common stock valued at $2,567,187 as consideration for the sale of its restaurants on March 1, 1996. Based on events occurring after the sale of the restaurants, the Company concluded that it could no longer recover the carrying value of the Miami Subs stock and wrote the investment down by a charge to earnings in 1997 of $1,000,000. At February 28, 1997, a valuation allowance of $355,772 had been made by a charge to stockholders' equity. In June 1997, the Company tendered the stock to Miami Subs as payment in full of the $1,250,000 note payable to Miami Subs (Note E). In addition, to settle certain disputes between the Company and Miami Subs, Miami Subs issued to the Company 200,000 shares of Miami Subs common stock and the Company sold the shares for approximately $156,000 and used the proceeds for working capital.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997







NOTE C - PROPERTY AND EQUIPMENT

    Major classes of property and equipment and their estimated useful lives are as follows:

                                                                                                February 28,
                                                                                                ------------
                                                                         Lives             1998              1997
                                                                      ----------        ---------         ---------

       Furniture                                                      5-10 years        $  82,978         $ 228,433
       Office equipment                                                3-7 years           74,339           132,205
       Leasehold improvements                                         Lease term           62,184            15,000
       Computer equipment                                              3-7 years          480,671           547,900
                                                                                        ---------         ---------
                                                                                          700,172           923,538
         Less accumulated depreciation                                                   (312,249)         (227,079)
                                                                                        ---------          --------

       Net property and equipment                                                       $ 387,923         $ 696,459
                                                                                        =========         =========


NOTE D - ACQUISITIONS

    In August 1996, the Company acquired Kent Marsh Ltd., Inc. and Astonishing Developments, Inc. (the ADI Group), which develops security software for stand alone personal computers, for a total consideration of approximately $2,200,000, consisting of 360,000 shares of common stock valued at $1,200,000 (subject to sales restrictions for two years), $600,000 in cash and $400,000 in short-term notes.

    In August 1996, the Company acquired Danasoft, Inc. which develops and markets software for Internet and Intranet applications, for a total consideration of $294,000, consisting of 100,000 shares of common stock valued at $264,000 and $30,000 in cash.

    In August 1996, the Company acquired MicroVault Corporation, a data security software provider, for a total consideration of $550,000, consisting of 180,000 shares of common stock valued at $475,000 and $75,000 in cash. There was a disagreement between the parties and, in February 1997, the Company sold MicroVault Corporation back to its former owner for the 180,000 shares of stock.

    Each acquisition has been accounted for by the purchase method. In connection with the acquisition of the ADI Group and MicroVault Corporation, the Company wrote off approximately $1,711,000 of purchased research and development technology that had not reached the working model stage and for which there is not an alternate use.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997






NOTE D - ACQUISITIONS - CONTINUED

    The following unaudited pro forma summary results of operations gives effect to the acquisition of the ADI Group (the effect of the acquisition of Danasoft, Inc. was not material) as though the acquisitions had been made as of the beginning of the previous fiscal year (March 1, 1996):

                                                                                 Year ended
                                                                                February 28,
                                                                                    1997
                                                                                ------------
       Revenues                                                                 $ 5,732,406
       Net loss                                                                  (6,479,902)
       Net loss per share                                                              (.47)

    The fiscal 1997 pro forma data excludes the write-off of $1,236,000 ($.09 per share) of purchased research and development related to the ADI Group acquisition, as such write-off has been included in the fiscal 1995 data.

    The unaudited pro forma summary results of operations are not necessarily indicative of results of operations that would have occurred had the transactions taken place as of March 1, 1996 or of the future results of operations of the combined businesses.


NOTE E - NOTES PAYABLE

    Notes payable consist of the following:

                                                                                               February 28,
                                                                                               ------------
                                                                                           1998            1997
                                                                                        ---------       -----------
       Unsecured notes payable to individuals, including $80,000 in 1998 and
          $430,000 in 1997 to related parties, due at various dates in 1998 and
          1999, bearing interest at rates ranging from 0% to 10%; weighted
          average interest rate is approximately 6.1% (1)                               $ 652,500       $   722,500

       Note payable to officer, non-interest bearing                                           --            36,809

       Note payable to Miami Subs USA, Inc. (2)                                                --         1,250,000

       Note payable to a corporation, bearing interest at 10% (3)                              --           250,000

       Note payable to bank, bearing interest at 11.50%                                   102,340           150,000

       Note payable to a commercial finance company, bearing interest
          at 11.5%                                                                             --            20,555

       Other notes payable                                                                 87,334            26,223
                                                                                        ---------       -----------
                                                                                        $ 842,174       $ 2,456,087
                                                                                        =========       ===========

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997







NOTE E - NOTES PAYABLE - CONTINUED

       (1) Certain of these notes have warrants to purchase common stock. The total number of warrants issued was 509,375 with an exercise price ranging from $0.32 to $0.89 per share. A note for $350,000 outstanding at February 28, 1998, is convertible into common stock, at $1.075 per share.
       (2) Note is noninterest bearing and was liquidated in June 1997 by transferring collateral to Miami Subs USA, Inc. (Note B).
       (3) Payee is controlled by the Company's former Chairman of the Board.
           Note is collateralized by pledge of Company shares owned by an officer of the Company. See Note I regarding assumption of the note by the former Chairman of the Board in April 1997.


NOTE F - LONG-TERM DEBT

                                                                                               February 28,
                                                                                               ------------
                                                                                           1998          1997
                                                                                      -----------    -----------

    Redeemable convertible notes, interest at 5% payable in common
       stock, due in March 2000 (1)                                                   $   330,000    $ 1,000,000

    Note payable to Xerox Corporation, non-interest bearing, due September
       1998, interest imputed at 10% (net of discount )                                   995,918      1,075,918

    Note payable to a bank, payable $4,063 per month plus interest at 10.5%,
       through August 2000                                                                162,781        178,693

    Note payable to an individual, noninterest bearing, payable by an initial
       payment of $25,000 and monthly payments of $10,000 through 1999.                   259,910             --

    Capital lease obligations, payable in varying monthly installments through
       2001, collateralized by the related equipment and
       guaranteed by certain officers of the Company                                           --        374,434
                                                                                      -----------    -----------
                                                                                        1,748,609      2,629,045
    Less amounts representing interest on capital lease obligations, imputed
       at rates ranging from 7.02% to 23.78%                                                   --        (53,999)
                                                                                      -----------    -----------
                                                                                        1,748,609      2,575,046
    Less current maturities                                                             1,270,565        804,141
                                                                                      -----------    -----------

                                                                                      $   478,044    $ 1,770,905
                                                                                      ===========    ===========

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997





NOTE F - LONG-TERM DEBT - CONTINUED

    (1) These notes are convertible into common stock at the lesser of $1.50 per share or a percentage, which ranges from 75 to 80% of the average market price for the five days preceding conversion. The notes are payable, at the option of the Company, in cash or common stock. However, in the event of a transfer of 50% of the voting rights of the common stock, the note holder can demand payment in cash for unconverted notes at 125% of the principal amount.

    Aggregate maturities of long-term debt for the five years following February 28, 1998, are as follows:

       Year ending
       February 28,
       ------------
          1999                                                               $1,270,565
          2000                                                                  123,666
          2001                                                                  354,378
                                                                             ----------
                                                                             $1,748,609
                                                                             ==========


NOTE G - INCOME TAXES

     Following is a reconciliation of the Company's income tax provision with the amount of tax computed at the statutory rate:

                                                                                         Years ended February 28,
                                                                                         ------------------------
                                                                                         1998               1997
                                                                                    -------------      -------------
       Tax benefit at statutory rate                                                $   1,159,000      $  2,555,000
       Write-off of purchased research and development                                         -           (582,000)
       Change in valuation allowance, net of amounts that relate to acquired business ($219,000 in 1997) and unrealized losses on securities available for sale
          ($121,000 in 1997)                                                           (1,136,000)       (2,005,000)
       Other                                                                              (23,000)           32,000
                                                                                    -------------      ------------
                                                                                    $          --      $         --
                                                                                    =============      ============

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997









NOTE G - INCOME TAXES - CONTINUED

    Significant components of deferred income tax assets and liabilities are as follows:

                                                                                                February 28,
                                                                                                ------------
                                                                                          1998              1997
                                                                                     ------------       -----------
       Deferred tax assets
          Net operating loss carryovers                                               $ 3,933,000       $ 1,560,000
          Accounts receivable                                                             232,000           923,000
          Marketable securities                                                                --           461,000
          Property and equipment                                                           32,000            32,000
          Accounts payable and accrued expenses                                            26,000           103,000
          Other                                                                             3,000            11,000
                                                                                     ------------       -----------
                                                                                        4,226,000         3,090,000

       Valuation allowance                                                             (4,226,000)       (3,090,000)
                                                                                     ------------       -----------

              Net deferred tax asset                                                 $         --       $        --
                                                                                     ============       ===========

    The Company has net operating loss carryovers of approximately $11,400,000 and $4,500,000 at February 28, 1998 and 1997, respectively. The net operating loss carryover, which is subject to annual limitations as prescribed by the Internal Revenue Code, is available to offset future taxable income through 2013.


NOTE H - STOCKHOLDERS' EQUITY

    Preferred Stock

    The Company's outstanding Series B and Series C preferred stock are convertible at the option of the holder into shares of common stock at 83% and 70 to 80%, respectively, of the average market price of the common stock for the five days preceding conversion subject, however, to a maximum conversion price on the Series C preferred of $.75 per share. Each share of Series B and Series C preferred stock has a conversion value of $1,000 and $100, respectively. Any shares outstanding at September 24, 1998 and November 11, 2000, respectively, will be automatically converted. Dividends accrue at 5% and 8%, respectively, and are payable in common stock or cash.

    Equity Notes

    During fiscal 1998 and 1997, the Company issued $1,125,000 and $4,550,000 respectively of equity notes. These notes are unsecured and are convertible into common stock at 80% of the average market price of the common stock for the five days preceding conversion. Notes outstanding at maturity (July 2000 and July 1997, respectively) are automatically converted into common stock. Interest at 8% is payable only in common stock. At February 28, 1998, $4,731,000 of the notes had been converted. The outstanding balance of unconverted notes is classified on the balance sheet as a component of stockholders' equity.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997










NOTE H - STOCKHOLDERS' EQUITY - CONTINUED

    Stock Options and Warrants

    The Company has issued stock options to directors, employees, and others. Options are granted at no less than fair value at date of grant, as determined by the board of directors. Generally, the options vest over no more than one year. Following is a summary of option transactions for the periods beginning March 1, 1996:

                                                                                                           Weighted
                                                                                                            average
                                                                                                           exercise
                                                                                         Shares              price
                                                                                       ----------          --------

       Outstanding at March 1, 1996                                                     5,136,878            $ 0.96
       Granted                                                                          1,602,000              5.24
       Exercised                                                                         (153,499)             2.74
       Expired or canceled                                                               (662,694)             2.84
                                                                                       ----------          --------

       Outstanding at February 28, 1997                                                 5,922,685              1.86

       Granted                                                                          8,611,000              0.33
       Exercised                                                                         (800,000)             0.28
       Expired or canceled                                                             (3,936,935)             2.53
                                                                                       ----------          --------

       Outstanding at February 28, 1998                                                 9,796,750           $  0.41
                                                                                       ==========          ========


                                                                                                           Weighted
                                                                                                           average
                                                                                                           exercise
                                                                                          Shares             price
                                                                                        ---------          --------

    Exercisable at February 29, 1997                                                    5,054,685            $1.16
    Exercisable at February 28, 1998                                                    7,786,750            $0.44

    Weighted-average fair value of options granted during The year ended February 28, 1997 - $1.77

    Weighted-average fair value of options granted during the year ended February 28, 1998 - $0.18

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997











NOTE H - STOCKHOLDERS' EQUITY - CONTINUED

    In July 1997, following a significant decline in the market price of the Company's common stock, the terms of options covering 3,375,000 shares with exercise prices ranging from $.89 to $7.00 per share (weighted average of $2.34 per share) were revised in order to encourage the option holders to increase their investments in the Company at a time when additional funds were needed in connection with the operations and growth of the Company's business and to enhance the Company's ability to retain the services of such individuals by reducing the exercise price of the options closer to the then-current market levels. The exercise price was reduced to $.40 per share. These options have been reflected as cancelled and granted in the above summary of option transactions.

    The following table summarizes information about stock options at February 28, 1998:

                                                            Outstanding                            Exercisable
                                           ----------------------------------------        ------------------------
                                             Weighted
                                             average
                                             remaining       Weighted                       Weighted
                                            contractual      average                        average
       Range of                                life          exercise                       exercise
       exercise prices                        Shares        (in years)       price           Shares         price
       ---------------                      -----------    ------------     -------        -----------     --------

       $0.20 - 0.50                           8,775,250        6.10          $0.33          6,855,250       $0.26
        0.51 - 1.00                             935,000        3.27           0.88            845,000        0.80
        1.01 - 6.00                              86,500        2.40           4.21             86,500        4.21
                                              ---------                      -----          ---------       -----

                                              9,796,750                      $0.41          7,786,750       $0.44
                                              =========                      =====          =========       =====

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997












NOTE H - STOCKHOLDERS' EQUITY - CONTINUED


    The Company has adopted the disclosure provisions of Statement No. 123, as discussed in Note A, and continues to apply Opinion 25 for stock options granted to employees. If the Company had recognized compensation expense based upon the fair value at the grant date for options granted to employees during the years ended February 28, 1998 and 1997, the effect on net loss and loss per share would have been as follows:

                                                                                        Years ended February 28,
                                                                                       ---------------------------
                                                                                         1998              1997
                                                                                       ---------         ---------

       Net loss
          As reported                                                                 (3,522,710)       (7,515,607)
          Pro forma                                                                   (4,197,423)       (9,539,474)
       Loss per common share
          As reported                                                                       (.21)             (.56)
          Pro forma                                                                         (.25)             (.70)



    The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                                           Years ended February 28,
                                                                                          -------------------------
                                                                                             1998            1997
                                                                                          ---------       ---------

       Expected volatility                                                                 137-147%        145-185%
       Risk-free interest rates                                                            5.7-6.2%        6.0-6.5%
       Dividend yield                                                                            0%              0%
       Expected option lives                                                              1-4 years       1-4 years

    The pro forma amounts presented are not representative of the amounts that will be disclosed in the future because they do not take into effect pro forma expense related to grants before the year ended February 28, 1995.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997













NOTE H - STOCKHOLDERS' EQUITY - CONTINUED

    During fiscal 1997, the Company issued warrants to purchase 540,822 shares of common stock, principally in connection with issuance of convertible debt. During fiscal 1998, the Company issued warrants to purchase 3,050,000 shares of common stock in connection with the sale of common stock and 312,500 shares of common stock in connection with the issuance of convertible debt. The following summarizes the warrant transactions for 1998 and 1997:

                                                                                                           Weighted
                                                                                                           average
                                                                                             Shares     exercise price
                                                                                            ---------   --------------

       Outstanding at March 1, 1996                                                         3,500,250         0.90

       Issued                                                                                 540,822         1.52
       Exercised                                                                             (167,721)        1.99
       Expired or canceled                                                                    (38,362)        3.50
                                                                                            ---------        -----

       Outstanding at February 28, 1997                                                     3,834,989        $0.95

       Issued                                                                               3,362,500         2.89
       Exercised                                                                             (451,437)        0.36
       Expired or canceled                                                                   (640,914)        1.55
                                                                                            ---------        -----

       Outstanding at February 28, 1998                                                     6,105,138        $2.00
                                                                                            =========        =====


NOTE I - RELATED PARTY TRANSACTIONS

    Joint Venture

    In November 1996, the Company made a one-year, $625,000, 8% loan to GGS Investment Company (GGS), a joint venture owned by Gilbert Gertner, former Chairman of the Board of the Company, George Sharp, former Chief Executive Officer of the Company and Steven B. Solomon, President and Chief Executive Officer of the Company, who were also directors and owned approximately 46% of the Company's outstanding common stock at that time. The purpose of the joint venture was to invest in securities for short-term profits. The loan agreement provided that (1) interest would be waived for the first six months, (2) 100% of the net profits, while the loan was outstanding, would be paid to the Company, and (3) net losses would be borne by GGS.

    The loan was guaranteed by each of the officers, and the guaranty was secured by the pledge of a total of 754,000 shares of the Company's common stock, valued at approximately $1,282,000 as of the date of the transaction.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997



NOTE I - RELATED PARTY TRANSACTIONS - CONTINUED

    The joint venture was not profitable, and the loan was discharged by GGS during fiscal 1998 in the following manner:

        o  Mr. Solomon forgave $78,000 due from the Company to him.

        o Mr. Gertner assumed debt of the Company to a corporation controlled by Mr. Gertner in the principal amount of $250,000 plus accrued interest of approximately $25,000.

        o Mr. Sharp received a credit against the loan of $200,000 as consideration for agreeing to terminate his noncancellable employee contract aggregating approximately $700,000 through November 2000.

        o $72,000 of the loan was forgiven in connection with the asset sale agreement discussed below.

    Asset Sale Agreement

    In April 1997, the Company entered into an asset sale agreement with its former Chief Executive Officer and its former Chairman of the Board (the Purchasers) jointly. At the date of the agreement, the Purchasers owned approximately 31% of the Company's outstanding common stock at that date. The Company sold to the Purchasers, $3,750,000 of trade accounts receivable and forgave indebtedness owed by the Purchasers to the Company in the amount of $155,000 ($72,000 of which related to the discharge of the joint venture indebtedness noted earlier.) The carrying value of the receivables at February 28, 1997, net of allowance, was $1,992,000. Consideration received consisted of 3,900,000 shares of the Company's common stock with a market value of approximately $2,750,000 as of the date of the transaction. For accounting purposes, the Company has valued the shares at approximately $2,147,000. The agreement provides that the Company will also receive 50% of the proceeds in excess of $2,250,000 from collection of the receivables. The transaction resulted in no gain or loss.

    Other

    During the year ended February 28, 1998, the Company lent approximately $122,000 to its Chief Executive Officer.

NOTE J - COMMITMENTS AND CONTINGENCIES

    The Company leases office space under noncancellable operating lease agreements expiring at various dates through 2002. Future minimum lease payments under these leases at February 28, 1998, were as follows:

         Year ending
         February 28,
         ------------
              1999                                                 $  274,000
              2000                                                    289,000
              2001                                                    301,000
              2002                                                    303,000
                                                                   ----------
              Total                                                $1,167,000
                                                                   ==========

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997















NOTE J - COMMITMENTS AND CONTINGENCIES - CONTINUED

    Rental expense totaled approximately $303,000 and $352,000 for the years ended February 28, 1998 and 1997, respectively.

    A former employee filed a lawsuit against the Company and one of its officers and directors alleging that the Company and/or the individual owe the plaintiff additional stock options and is seeking damages of approximately $2,300,000. The Company believes such claims are without merit and intend to vigorously defend against the claims and are considering filing counter-claims.

    Two former employees of the Company have lawsuits pending against the Company demanding payment of a promissory note issued in connection with the acquisition of the ADI Group and are seeking damages in excess of $400,000. The Company reached a settlement with one of the employees under the terms of a promissory note and agreed judgment. The court severed the claims of the remaining employee, who amended his claims to include amounts allegedly owing under an employment agreement (in the amount of approximately $168,000). The Company believes it has defenses to payment under the note and employment agreement and intends to vigorously defend against the lawsuit and pursue counter-claims.

    On January 7, 1998, the Company's former Houston landlord filed a lawsuit against the Company alleging that the Company breached a certain lease covering the Company's former Houston office space. The suit seeks damages to date of approximately $180,000, plus attorney's fees, pre and post judgment interest and court costs. The Company believes that it has viable defenses against such a claim and is in the process of filing a counter-suit against the plaintiff.

    The Company, and it's President, are involved in an arbitration proceeding with Vestcom, a group that claims it is entitled to compensation and a finder's fee for introducing the Company to a third party, and is seeking damages of $100,000 in shares of the Company's common stock plus 50% of additional compensation paid by the Company to such third party. The Company believes it has defenses to such claims. Vestcom has agreed to stay the arbitration proceeding pending a decision on one of the Company's defenses in Texas State Court. An oral ruling has been made by the court in favor of the Company.

    On October 12, 1997, five former employees of the Company filed a lawsuit against the Company and one current and one former officer and director. The suit alleges that the Company and/or the individuals owe the plaintiffs stock options in lieu of certain amounts claimed to be due to them for salary, bonus or override compensation, and seeks damages, attorney's fees, pre and post judgment interest, and costs allegedly in excess of $4,000,000. The Company and the individuals believe such claims are without merit and intend to vigorously defend against the claims.

    At this time, the Company is unable to predict the ultimate outcome of these suits, the costs associated with defending the claims and pursuing counterclaims, and monetary compensation awarded, if any.

    The Company is also involved in other litigation. Such litigation is not material to the Company's consolidated financial condition or results of operations.

    At February 28, 1998, the Company has employment agreements with three of its officers. The agreements expire in 2000 to 2002.

                            CITADEL TECHNOLOGY, INC.

                           February 28, 1998 and 1997



NOTE K - SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                         Years ended February 28,
                                                                                         ------------------------
                                                                                          1998              1997
                                                                                      -----------       -----------
    Supplemental disclosures of cash flow information:
       Cash paid during the year for interest                                         $   128,929       $   239,508
       Non-cash investing and financing transactions:
          Notes payable converted to warrants                                                  --           734,000
          Payment of dividends in common stock                                             96,429           133,714
          Conversions to common stock
              Debt                                                                        901,326                --
              Preferred stock and equity notes                                            481,004         4,213,693
          Acquisition of software  and in-process research
              and development for notes payable                                                --         1,206,560
          Liquidation of note payable by transfer of collateral                         1,250,000                --
          Sale of receivables for treasury stock                                        2,146,649                --
          Notes receivable satisfied through debt assumptions                             425,000                --

       Acquisition of businesses:
          In-process research and development acquired                                         --         1,711,480
          Assets acquired                                                                      --         2,051,135
          Liabilities assumed                                                                  --        (1,226,054)
          Common stock issued                                                                  --        (1,939,201)
                                                                                      -----------       -----------
          Cash paid, net                                                              $        --       $   597,360
                                                                                      ===========       ===========

                            CITADEL TECHNOLOGY, INC.

                           CONSOLIDATED BALANCE SHEETS





                                                                       May 31,     February 28,
                                         ASSETS                         1998           1998
                                                                    ------------   ------------
                                                                     (unaudited)
CURRENT ASSETS
     Cash                                                           $  1,247,569   $      8,555
     Accounts receivable, less allowance for returns and
        doubtful accounts of $629,000 and $681,000                     1,140,375        435,615
     Notes receivable from related parties                               378,100        376,487
     Subscription receivable                                           2,500,000           --
     Inventories                                                         113,308         57,512
     Other                                                               337,426         71,981
                                                                    ------------   ------------

     Total current assets                                              5,716,778        950,150


PROPERTY AND EQUIPMENT, NET                                              350,737        387,923

PURCHASED SOFTWARE, net of accumulated
     amortization of $2,020,000 and $1,788,000                         3,229,902      3,462,879

CAPITALIZED SOFTWARE DEVELOPMENT COSTS,
     net of accumulated amortization of $223,000 and $150,000          1,437,041      1,011,432

OTHER ASSETS                                                             183,387        350,650
                                                                    ------------   ------------

                                                                    $ 10,917,845   $  6,163,034
                                                                    ============   ============




The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.



                                                                                      May 31,       February 28,
                LIABILITIES AND STOCKHOLDERS' EQUITY                                   1998             1998
                                                                                   -------------    -------------
                                                                                    (unaudited)
CURRENT LIABILITIES
     Cash overdraft                                                                $        --      $      10,249
     Current maturities of long-term debt                                              1,177,781        1,270,565
     Notes payable                                                                       416,093          842,174
     Accounts payable and accrued expenses                                             2,266,914        2,274,141
                                                                                   -------------    -------------

     Total current liabilities                                                         3,860,788        4,397,129

LONG-TERM LIABILITIES
     Debt, less current liabilities                                                       74,910          478,044
                                                                                   -------------    -------------

     Total liabilities                                                                 3,935,698        4,875,173

COMMITMENTS AND CONTINGENCIES                                                               --               --

STOCKHOLDERS' EQUITY
     Common stock, $.01 par value per share; authorized
       60,000,000 shares; issued, 29,180,800 shares
       at 5/31/98 and 25,881,328 shares at 2/28/98                                       291,808          258,813
     Preferred stock, $.01 par value per share;
       authorized 1,000,000 shares; issued and outstanding
           Series B convertible, 50 shares (liquidation value $50,000)                         1                1
           Series C convertible, 4,250 shares at 5/31/98 and 5,000 shares                     43               50
              at 2/28/98 (liquidation value $425,000 and $500,000)
           Series D convertible, 2,253 shares (liquidation value $2,253,000)                  23             --
           Series E convertible, 5,000 shares (liquidation value $500,000)                    50             --
     Equity Notes                                                                        944,000          944,000
     Additional paid-in capital                                                       21,663,669       16,158,442
     Accumulated deficit                                                             (13,417,208)     (13,573,206)
     Unrealized loss on securities available for sale                                       --               --
     Treasury stock, at cost (4,164,613 shares )                                      (2,500,239)      (2,500,239)
                                                                                   -------------    -------------

     Total stockholders' equity                                                        6,982,147        1,287,861
                                                                                   -------------    -------------

                                                                                   $  10,917,845    $   6,163,034
                                                                                   =============    =============



The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                     Three months ended
                                                                          May 31,
                                                                   1998              1997
                                                               -------------    -------------
                                                                          (unaudited)

Gross sales                                                    $   1,076,426    $     498,069
    Less returns and allowances                                       42,231            5,795
                                                               -------------    -------------
Net sales                                                          1,034,195          492,274

Cost of sales                                                         70,331            9,411
                                                               -------------    -------------
         Gross profit                                                963,864          482,863

Operating expenses
    Research and development expenses                                104,724          150,524
    Selling and marketing expenses                                   471,394          307,629
    General and administrative expenses                              355,339          583,838
                                                               -------------    -------------
                                                                     931,457        1,041,991
                                                               -------------    -------------
    Operating income (loss) before depreciation
       and amortization                                               32,407         (559,128)

Depreciation and amortization expense                                352,426          274,172
                                                               -------------    -------------
    Operating income (loss)                                         (320,019)        (833,300)

Other income (expense)
    Interest expense                                                 (51,204)         (21,226)
    Other                                                               --             (6,593)
                                                               -------------    -------------
                                                                     (51,204)         (27,819)
                                                               -------------    -------------

         Net loss before extraordinary item                         (371,223)        (861,119)

Extraordinary item - gain on settlement of debt                      527,221             --
                                                               -------------    -------------
         Net income (loss)                                     $     155,998    $    (861,119)
                                                               =============    =============

Basic and diluted earnings (loss) per share data
    Net loss before extraordinary item                         $       (0.02)   $       (0.06)
    Extraordinary item                                         $        0.02    $        --
                                                               -------------    -------------
    Net income (loss) per share                                $        0.01    $       (0.06)
                                                               =============    =============

Shares used in computing earnings (loss) per share
         Basic and diluted                                        21,989,756       15,420,384
                                                               =============    =============



The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                     Three months ended
                                                                           May 31,
                                                                    1998            1997
                                                                ------------    ------------
                                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                                         $    155,998    $   (861,119)
      Adjustments to reconcile net loss to net cash
           used by operating activities
                Depreciation and amortization                        352,426         274,172
                Gain on settlement of debt                          (527,221)           --
      Changes in operating assets and liabilities
           Accounts receivable                                      (704,760)        (93,917)
           Notes receivable from related parties                      (1,613)        (92,968)
           Other current assets                                     (265,445)        (81,942)
           Inventories                                               (55,796)           --
           Bank overdraft                                            (10,249)       (167,256)
           Accounts payable and accrued expenses                     116,576         616,792
           Other assets                                              167,263          (2,032)
           Subscription receivable                                (2,500,000)           --

                                                                ------------    ------------
      NET CASH USED BY OPERATING ACTIVITIES                       (3,272,821)       (408,270)

CASH FLOWS FROM INVESTING ACTIVITIES
      Capital expenditures                                            (9,369)       (133,321)
      Development of software                                       (498,503)       (145,911)

                                                                ------------    ------------
      NET CASH USED BY INVESTING ACTIVITIES                         (507,872)       (279,232)

CASH FLOW FROM FINANCING ACTIVITIES
      Net change in notes payable                                    (76,081)        (11,240)
      Repayments of long-term debt                                      --           (67,280)
      Proceeds from the sale of preferred stock                    2,701,388            --
      Proceed from the sale of equity notes                             --           695,000
      Proceeds from sale of common stock                           2,394,400          93,426

                                                                ------------    ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                    5,019,707         709,906
                                                                ------------    ------------
      Net increase (decrease) in cash                              1,239,014          22,404
      Cash at the beginning of the period                              8,555          15,100
                                                                ============    ============
      Cash at the end of the period                             $  1,247,569    $     37,504
                                                                ============    ============



The accompanying notes are an integral part of these statements.

                            CITADEL TECHNOLOGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE A - BASIS OF PRESENTATION

General:

The financial information presented herein should be read in conjunction with the financial statements and footnotes included in the Company's Annual Report on Form 10-KSB for the period ended February 28, 1998. The balance sheet as of February 28, 1998 has been derived from the audited financial statements at that date.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting of those of a normal recurring nature, are reflected in the accompanying financial statements.

Reclassifications:

Certain amounts for the quarter ended May 31, 1997 have been reclassified to conform to the quarter ended May 31, 1998 presentation.


NOTE B - STOCKHOLDERS' EQUITY

During the period from March 1, 1998 through May 31, 1998, the Company's stockholders' equity reflected the following changes:

        Balance at February 28, 1998                   $1,287,861

        Issuance of preferred stock, net                2,701,388
        Conversion of debt to equity                      442,500
        Issuance of Common Stock, net                   2,369,400
        Exercise of options                                25,000
        Net income                                        155,998
                                                       ----------
        Balance at May 31, 1998                        $6,982,147
                                                       ==========


NOTE C - COMMITMENTS AND CONTINGENCIES

A former employee of LoneStar (the Company's predecessor) filed a lawsuit against the Company and one of its officers and directors alleging that the Company and/or the individual owe the plaintiff additional stock options, were obligated to pay the exercise price for certain stock options, and breached a purported agreement to register certain stock held by the plaintiff. The plaintiff is seeking damages of approximately $2,300,000, plus attorneys' fees, pre- and post-judgement interest and costs of the lawsuit. The Company and the individual believe such claims are without merit and intend to vigorously defend against the claims and are considering filing counter-claims. The Company has filed an answer in the case, styled Heredia v. Citadel, et. al., in the 298th Court of Dallas County, Texas.

                            CITADEL TECHNOLOGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE C - COMMITMENTS AND CONTINGENICIES CONTINUED

Two former employees of the Company have lawsuits pending against the Company demanding payment of a promissory note issued in connection with the acquisition of Kent-Marsh and Astonishing Developments, Inc. and are seeking damages in excess of $400,000. The Company recently reached a settlement with one of the employees under the terms of a promissory note and agreed judgement. The court severed the claims of the remaining party, who amended his claims to include amounts allegedly owing under an employment agreement (in the amount of approximately $168,000). The Company believes it has defenses to payment under the note and employment agreement and intends to vigorously defend against the lawsuit and pursue counterclaims. The Company has filed an answer in the case, styled Nesbitt & Wesolek v. Citadel, in the 193rd District Court of Dallas County, Texas.

On January 7, 1998, the Company's former Houston landlord filed a lawsuit against the Company, styled Lenhndorff Four Oaks Place Joint Venture v. Citadel, in the 11th Judicial District Court of Harris County, Texas, alleging that the Company breached a certain lease covering the Company's former Houston office space. The suit seeks damages to date of approximately $180,000, plus attorney's fees, pre- and post-judgment interest and court costs. The Company believes that it has viable defenses against such a claim and is in the process of filing a counter-suit against the plaintiff.

The Company and its president are involved in an arbitration proceeding, styled Vestcom Ltd. v. Citadel Computer Systems, Incorporated before the American Arbitration Association in Los Angeles, California. Vestcom claims it is entitled to compensation and a finder's fee for introducing the Company to a third party and is seeking damages of $100,000 in shares of the Company's Common Stock plus 50% of additional consideration paid by the Company to such a third party. The Company and its president believe they have defenses to such claim. Vestcom agreed to stay the arbitration proceeding pending a decision on one of the Company's defenses in Texas state court. The case is styled Citadel Computer Systems, Inc. and Steven B. Solomon v. Vestcom, Ltd., in the 193rd Judicial District Court in Dallas County, Texas. In June 1998, the Texas state court made an oral ruling in favor of the Company and its president that the purported agreement was a forgery. In the event the court issues a written opinion in accordance with its oral ruling, the arbitration proceedings should be permanently enjoined. The Company intends to vigorously defend against the claim.

On October 12, 1997, five former employees of the Company filed a lawsuit against the Company and one current and one former officer and director. The suit alleges that the Company and/or the individuals owe the plaintiffs free trading stock options in lieu of certain amounts claimed to be due to them for salary, bonus or override compensation, and seeks damages, attorney's fees, pre- and post-judgment interest, and costs allegedly in excess of $4,000,000. The Company and the individuals believe such claims are without merit and intend to vigorously defend against the claims. The lawsuit is styled Marks, Marks, Ranshaw, Colquitt & Lauratis v. Citadel Computer Systems, Inc., et al., in the 189th Judicial District Court of Harris County, Texas.

At this time, the Company is unable to predict the ultimate outcome of these suits, the costs associated with defending the claims and pursuing counterclaims, and monetary compensation awarded, if any.

The Company is also involved in routine litigation from time-to-time. Such litigation is not material to the Company's consolidated financial condition or results of operations.

                            CITADEL TECHNOLOGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE D - CAPITAL TRANSACTIONS

The Company issued 2,253 shares of 11% series D Convertible Redeemable Preferred Stock during the quarter. The preferred shares are convertible into Common Stock of the Company at the election of the holders at a conversion price equal to 150% of the 20 day average of the closing bid price of the Company's Common Stock prior to the closing of the purchase ($1.075 per share). The Preferred Stock will automatically convert into shares of Common Stock upon (i) the closing of an underwriting public offering that values the Company at a minimum equity value of $20,000,000 with proceeds to the Company of a minimum of $10,000,000 before expenses, or (ii) the date at which the Company's Common Stock maintains a closing bid price that is 100% greater than the conversion price for at least 20 consecutive days. Such shares were not registered under the Securities Act, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. No underwriters were involved in connection with the sale of the shares under the Stock Purchase Agreement. Beginning one year from the date of closing, the Company may redeem all or part of the unconverted preferred shares based on a redemption price equal to 120% of the issuance price if redeemed prior to two years after the closing, 115% of the issuance price if redeemed prior to three years after the closing, or 100% of the issuance price if redeemed prior to four years after the closing.

The Company also issued 5,000 shares of 6% Series E Convertible Redeemable Preferred Stock during the quarter. The preferred shares are convertible into Common Stock of the Company at the election of the holder at any time after 90 days following the date of issuance, at a conversion price equal to the lesser of (i) seventy-five percent (75%) of the consecutive five-day average closing bid price for the Company's Common Stock prior to the conversion date, or (ii) 115% of the closing market price as of the closing date of the issuance of the Series E Preferred Stock ($.79 per share). At any time after the date of issuance of the Series E Preferred Stock, and prior to the 90th day following the date of original issuance, this Company may redeem some or all of the outstanding Series E Preferred Stock at a redemption price in cash equal to 107.5% of the original issue price if redeemed within 30 days of issuance, 112.5% of the original issue price if redeemed between 31 and 60 days of issuance, and 117.5% of the original issue price if redeemed between 61 and 90 days of issuance, plus accrued and unpaid dividends to the redemption date.

On May 26, 1998, the Company and Icarus Investments I, Ltd. ("Icarus") entered into a Stock Purchase Agreement pursuant to which Icarus purchased 2,000,000 shares of Citadel's Common Stock for proceeds of $2,500,000. Such shares were not registered under the Securities Act, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. In connection with the transaction, the Company issued warrants to purchase 500,000 shares of the Company's Common Stock at $4.00 per share and 500,000 at $5.00. No underwriters were involved in connection with the sale shares under the Stock Purchase Agreement. The Company paid an individual a commission of $175,000 in connection with the transaction.

NOTE E - SUBSEQUENT EVENTS

On June 30, 1998, the Company exercised its 30 - 60 day redemption option relating to a certain 6% Series E Convertible Redeemable Preferred Stock issuance and redeemed the 5,000 outstanding shares for $562,500 plus accrued dividends. The Company thought this was a prudent business decision given the difference between the Company's current Common Stock market price and the $.79 conversion price of the issuance.

On June 30, 1998, the Company and Icarus Investments I, Ltd. ("Icarus") entered into a Stock Purchase Agreement pursuant to which Icarus purchased 1,000,000 shares of Citadel's Common Stock for proceeds of $1,500,000. Such shares were not registered under the Securities Act, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. No underwriters were involved in connection with the sale of the shares under the Stock Purchase Agreement.

                            CITADEL TECHNOLOGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE F - RELATED PARTY TRANSACTIONS

The Company contracted with Metamor Software Solutions, a division of Metamor Worldwide, Inc. ("Metamor") (formerly CORESTAFF, Inc.) to provide various development services for the Company. The Company incurred $498,502 in expenses related to these services during the quarter ended May 31, 1998. Mr. Johnsen, one of the Company's directors, is executive vice president of Metamor.

      NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVER OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                      TABLE OF CONTENTS


                                                            PAGE
                                                            ----
Disclosure Regarding Forward-Looking Statements              4
Available Information                                        4
Prospectus Summary                                           5
Risk Factors                                                 9
Selling Stockholders                                        18
Plan of Distribution                                        19
Market Prices of Common Stock and Dividend Policy           21
Capitalization                                              22
Management's Discussion and Analysis of Financial
     Condition and Results of Operations                    22
Business                                                    29
Management                                                  44
Certain Transactions                                        53
Principal Stockholders                                      56
Description of Capital Stock                                58
Shares Eligible for Future Sale                             60
Legal Matters                                               60
Experts                                                     60
Index to Financial Statements                              F-1

Until __________, 1998 (40 days after the effective date of this Prospectus), all broker-dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus with respect to their unsold allotments or subscriptions.




                                5,989,484 SHARES












                            CITADEL TECHNOLOGY, INC.




                                  COMMON STOCK




                                   PROSPECTUS







                             _______________, 1998

                                     PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law and include a provision limiting director liability to the Company or its shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director. In addition, the Company has the ability to maintain insurance on behalf of its directors and executive officers to insure them against any liability asserted against them in their capacities as directors or officers or arising out of such status. See "Management -- Indemnification and Limitation of Liability."

     Certain of the Company's registration rights agreements contain reciprocal agreements of indemnity between the Company and certain of the Selling Stockholders as to certain liabilities, including liabilities under the Securities Act and in certain circumstances could provide for indemnification of the Company's directors and officers.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the estimated expenses to be incurred in connection with the Offering, all of which will be paid by the Company.

SEC registration fee...............................................   $ 1,696
Accounting fees and expenses.......................................    12,500
Legal fees and expenses............................................    20,000
Printing and shipping..............................................    10,000
Blue Sky fees and expenses (including counsel fees)................     4,000
Miscellaneous expenses.............................................     1,804
                                                                      -------

      Total........................................................   $50,000
                                                                      =======

------------
ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following sets forth information as of September 30, 1998, regarding all sales of unregistered securities of the Registrant during the past three years. All such shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions relating to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with the Registrant or otherwise, to information about the Registrant.

In December 1995, Old Citadel issued an aggregate of $610,000 of its Promissory Notes due December 1996 to nineteen investors. Janssen Meyers, as placement agent, received warrants to purchase up to 727,809 shares of Common Stock (after adjustment based on antidilution provisions). The notes were issued by Old Citadel in a private placement under Section 4(2) of the Securities Act.

In 1995, Old Citadel issued an aggregate of $730,000 of its Promissory
Notes to fifteen investors. The Notes were converted into warrants to purchase shares of Common Stock. The notes were issued by Old Citadel in a private placement under Section 4(2) of the Securities Act.

In June 1996, the Company issued an aggregate of $2,800,000 of its 8% Convertible Notes due June 1997 to three investors. The notes were sold to certain offshore accredited investors pursuant to Section 4(2) of the Securities Act and Regulation S. The securities were convertible into shares of Common Stock based on a conversion price at a discount to the market price at the time of conversion.

In July 1996, the Company issued an aggregate of $1,750,000 of its 8% Convertible Notes due July 1997 to three investors. The notes were sold to certain offshore accredited investors pursuant to Section 4(2) of the Securities Act and Regulation S. The securities were convertible into shares of Common Stock based on a conversion price at a discount to the market price at the time of conversion.

In July 1996, the Company issued an aggregate of 1,870 shares of Series A Convertible Preferred Stock for aggregate proceeds of $1,870,000. The shares were issued to certain offshore accredited investors pursuant to Section 4(2) of the Securities Act and Regulation S. The securities were convertible into shares of Common Stock based on a conversion price at a discount to the market price at the time of conversion.

In September 1996, the Company issued an aggregate of 1,500 shares of Series B Convertible Preferred Stock to seven investors, at a purchase price of $1,000 per share. The shares are convertible into shares of common stock at a conversion price of 83% of the average of the closing bid price of the common stock for the five trading days preceding the date of conversion. The shares were issued to certain offshore accredited investors pursuant to Section 4(2) of the Securities Act and Regulation S.

On March 11, 1997, the Company sold $1,080,000 of 5% redeemable convertible notes due February 2000 (before fees and expenses). The notes were sold to certain offshore accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation S. For each $25,000 of notes purchased, each investor received warrants to purchase 5,000 shares of the common stock of the Company at $2.00 per share. The warrants have a two year term and will vest as follows: (a) 33-1/3% vest in respect of that portion of the note still held by the holder after the expiration of 90 days following the closing date; (b) 33-1/3% vest in respect of that portion of the note still held by the holder after the expiration of 135 days following the closing date; and (c) 33-1/3% vest in respect of that portion of the note still held by the holder after the expiration of 180 days following the closing date. First Bermuda, as placement agent, received a commission of eight percent (8%) of the proceeds, payable in shares of the Company's stock, and a warrant to purchase approximately 120,000 shares of Company common stock at an exercise price of $2.00 per share.

In April 1997, the Company issued an aggregate of $500,000 of its 8% Convertible Notes due April 2000 (the "Willora Notes") to Willora Company Ltd. The notes were sold to certain offshore accredited investors pursuant to Section 4(2) under the Securities Act and Regulation S. The notes are convertible into shares of Common Stock based on a discount to the market price at the time of conversion.

In May 1997, the Company issued an aggregate of $150,000 of its 10% Convertible Notes due May 7, 2000 to Offshore Nominees Limited. The notes were sold to certain offshore accredited investors pursuant to Section 4(2) under the Securities Act and Regulation S. The notes are convertible into shares of Common Stock based on a discount to the market price at the time of conversion.

In June 1997, the Company issued an aggregate of $1,125,000 ($500,000 of which was used to redeem the Willora Notes and $125,000 was paid to the lender as a premium) of its 8% Convertible Notes due June 2000 to Silenus Limited. The notes were sold to certain offshore accredited investors pursuant to Section 4(2) under the Securities Act and Regulation S. The notes are convertible into shares of Common Stock based on a discount to the market price at the time of conversion.

On October 6, 1997, the Company entered into a Purchase Agreement with CORESTAFF, Inc. ("CORESTAFF") wherein CORESTAFF purchased 2,500,000 shares of Common Stock for $750,000, together with other valuable consideration. Pursuant to the Agreement, CORESTAFF also received warrants to purchase 1,000,000 shares of the Common Stock of Citadel at a purchase price of $4.00 per share and to purchase 1,000,000 shares of the Common Stock of Citadel at a purchase price of $5.00 per share for a ten-year term. Such securities were not registered under the Securities Act, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. No underwriters were involved in connection with the sale of the securities.

In November 1997, the Company, pursuant to Regulation D, issued 5,000 shares of convertible Series C preferred stock to Lakeshore International, Ltd. McGinn, Smith & Co., Inc. served as the placement agent for the issuance. These shares are convertible, at the option of the holder, after a 4 month lock-up period, into shares of common stock of the Company, at conversion rates ranging from between 70% to 80% of the average market price of the common stock for five days preceding conversion, depending on the date of conversion. Each share of preferred stock has a conversion value of $100 and warrants for five years to purchase 10 shares of common stock, of the Company, at a price of $1.00 per share. Dividends accrue at 8% and are payable, at the option of the Company, in cash or common stock at the time of conversion.

In January 1998, the Company received a loan in the amount of $400,000 from Thomas E. Oxley. In connection with the loan, Mr. Oxley received warrants to purchase 200,000 shares of common stock at $.32 per share (the then fair market value of the Company's common stock at the date of the transaction). The warrants vested immediately and expire on January 5,1999. In May 1998, Mr. Oxley converted this debt into shares of the Company's Common Stock. Such securities were not registered under the Securities Act, in reliance upon
Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. No underwriters were involved in connection with the sale of the securities.

In April 1998, the Company received a loan in the amount of $250,000 from Edward Coppola. The loan bore interest at 10% per annum and is payable in full on or before July 13, 1998. In connection with the loan, the Company issued warrants to purchase 100,000 shares of the Company's Common Stock at $.50 per share (the fair market value of the Company's Common Stock at the date of the transaction). The warrants vest immediately and expire on April 1, 2001. Mr. Coppola has the right to convert this debt into shares of the Company's Series D Convertible Redeemable Preferred Stock (the terms of which are described below under Series D Preferred). Such securities were not registered under the Securities Act, in reliance upon
Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. No underwriters were involved in connection with the sale of the securities. On May 26, 1998, Mr. Coppola converted this debt into shares of the Company's Series D Convertible Redeemable Preferred Stock.

On April 30, 1998, the Company and Precision Capital Investors Limited Partnership I ("Precision") entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which Precision purchased shares of 6% Series E Convertible Redeemable Preferred Stock for $500,000. The Series E Preferred Stock was redeemed by the Company at a redemption price in cash equal to 112.5% of the original issue price, plus accrued and unpaid dividends to the redemption date. In connection with the transaction, the Company also issued warrants to purchase up to 100,000 shares of the Company's common stock at $0.75 per share (above the fair market value of the Company's common stock at the date of the transaction), which expire on April 30, 2001. Such securities were not registered under the Securities Act, in reliance upon.

On May 15, 1998, the Company and Metamor Worldwide, Inc. (formerly Corestaff, Inc.) ("Metamor") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Metamor purchased 2,000 shares of Citadel's 11% Series D Convertible Redeemable Preferred Stock for proceeds of $2,000,000. The preferred shares are convertible into Common Stock of the Company at the election of the holder at a conversion price equal to 150% of the twenty day average of the closing bid price of the Company's Common Stock prior to the closing of the purchase ($1.07 per share). The preferred shares will automatically convert into shares of Common Stock upon (i) the closing of an underwritten public offering that values the Company at a minimum equity value of $20,000,000 with proceeds to the Company of a minimum of $10,000,000 before expenses, or (ii) the date at which the Company's Common Stock maintains a closing bid price that is 100% greater than the conversion price for at least 20 consecutive days. Such shares were not registered under the Securities Act, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. No underwriters were involved in connection with the sale of the shares under the Stock Purchase Agreement. Beginning one year from the date of closing, the Company may redeem all or part of the unconverted preferred shares based on a redemption price equal to 120% of the issuance price if redeemed prior to two years after the closing, 115% of the issuance price if redeemed prior to three years after the closing, or 100% of the issuance price if redeemed prior to four years after the closing.

On May 26, 1998, the Company and Icarus Investments I, Ltd. ("Icarus") entered into a Stock Purchase Agreement pursuant to which Icarus purchased 2,000,000 shares of Citadel's Common Stock for proceeds of $2,500,000. Such shares were not registered under the Securities Act, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. In connection with the transaction, the Company issued warrants to purchase 500,000 shares of the Company's Common Stock at $4.00 per share and 500,000 at $5.00. No underwriters were involved in connection with the sale of the shares under the Stock Purchase Agreement.

On June 30, 1998, the Company and Icarus entered into a Stock Purchase Agreement pursuant to which Icarus purchased 1,000,000 shares of Citadel's Common Stock for proceeds of $1,500,000. In connection with the transaction, the Company issued warrants to purchase 500,000 shares of the Company's Common Stock at $3.00 per share and 250,000 at $2.00 per share. Such securities were not registered under the Securities Act, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. No underwriters were involved in connection with the sale of the shares under the Stock Purchase Agreement.

ITEMS 27.  EXHIBITS.

2.1 Second Amended and Restated Plan of Merger, dated February 29, 1996, by and between LoneStar Hospitality Corporation, LSHC Acquisition, Inc. and Citadel Computer Systems Incorporated (without exhibits) (incorporated by reference to
Exhibit 2.1 of the Company's Current Report on Form 8-K dated February 29,
1996).

2.2 Purchase and Sale Agreement, dated March 1, 1996, by and between LoneStar Hospitality Corporation, LS Holding Corp. and Miami Subs USA, Inc. (without exhibits) (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K dated February 29, 1996).

2.3 Technology Transfer Agreement, by and between LoneStar Hospitality Corporation and Circuit Masters Software, Inc., dated February 29, 1996 (without exhibits) (incorporated by reference to Exhibit 2.3 of the Company's Current Report on Form 8-K dated February 29, 1996).

2.4 Technology Transfer Agreement, by and between Citadel Computer Systems Incorporated and Bill Mulvany, dated February 29, 1996 (without exhibits) (incorporated by reference to Exhibit 2.4 of the Company's Current Report on Form 8-K dated February 29, 1996).

2.5 Technology Transfer Agreement, by and between Citadel Computer Systems Incorporated and Kim Marie Newman, dated February 29, 1996 (without exhibits) (incorporated by reference to Exhibit 2.5 of the Company's Current Report on Form 8-K dated February 29, 1996).

2.6 Agreement, by and between Citadel Computer Systems, Inc.; Circuit Masters Software, Inc., Patrick William Mulvany and Kim Marie Newman, dated May 16, 1996, effective as of February 29, 1996 (incorporated by reference to Exhibit
2.6 of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 10, 1996).

3.1 Certificate of Incorporation (incorporated by reference to the Registration Statement on Form S-1, File No. 33-25462, for Apollo Resources, Inc., on November 10, 1988, and declared effective January 4, 1989).

3.2 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on June 4, 1990 (incorporated by reference to
Exhibit 3.2 of the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

3.3 Bylaws (incorporated by reference to the Registration Statement on Form S-1, File No. 33-25462, filed with the Securities and Exchange Commission on November 10, 1988).

3.4 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on October 15, 1991 (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31,
1991).

3.5 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on July 20, 1994 (incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1994).

3.6 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on December 11, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995).

3.7 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on May 1, 1996 (incorporated by reference to
Exhibit 3.7 of the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

3.8 Certificate of Designations of Series A Preferred Stock. (incorporated by reference to Exhibit 4 of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 1996)

3.9 Certificate of Designations of Series B Preferred Stock (incorporated by reference to Exhibit 4.2 of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 1996).

3.10 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on February 27, 1998 (incorporated by reference to
Exhibit 4.2 of the Company's Registration Statement on Form S-8 filed May 20, 1998, File No. 333-53131).

3.11 Certificate of Designations of Series C Preferred Stock (incorporated by reference to Exhibit 4.6 of the Company's Registration Statement on Form S-8 filed May 20, 1998, File No. 333-53131).

3.12 Certificate of Designations of Series D Preferred Stock (incorporated by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-8 filed May 20, 1998, File No. 333-53131).

3.13 Certificate of Designations of Series E Preferred Stock (incorporated by reference to Exhibit 4.7 of the Company's Registration Statement on Form S-8 filed May 20, 1998, File No. 333-53131).

**5.1 Opinion of Wood, Exall & Bonnet, L.L.P.

10.1 Employment Agreement dated July 15, 1997, by and between Citadel Computer Systems Incorporated and Steven Solomon (incorporated by reference to Exhibit
10.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

10.2 Employment Agreement dated January 1998, by and between Citadel Computer Systems Incorporated and Bennett Klein (incorporated by reference to Exhibit
10.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

10.3 Employment Agreement dated May 1, 1997, by and between Citadel Computer Systems Incorporated and Richard L. Travis, Jr. (incorporated by reference to
Exhibit 10.10 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

10.4 Stock Purchase Agreement, dated August 16, 1996, among Citadel Computer Systems Incorporated, Kent-Marsh Ltd., Inc., Bob Wesolek and Vance Nesbitt. (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed September 3, 1996)

10.5 Stock Purchase Agreement, dated August 16, 1996, among Citadel Computer Systems Incorporated, Astonishing Developments, Inc., Bob Wesolek and Vance Nesbitt (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K filed September 3, 1996).

10.6 Agreement, dated April 11, 1997, among Citadel, George Sharp and Gil Gertner (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed April 11, 1997).

10.7 Form of Offshore Securities Subscription Agreement, Convertible Notes, Warrants and Registration Rights Agreement between Citadel Computer Systems Incorporated and First Bermuda Securities Limited (incorporated by reference to Exhibits 99.1 through 99.4 of the Company's Current Report on Form 8-K filed March 26, 1997).

10.8 Form of Offshore Securities Subscription Agreement, Convertible Notes, Warrants and Registration Rights Agreement between Citadel Computer Systems Incorporated and Willora Company

Ltd. (incorporated by reference to Exhibits 99.1 through 99.4 of the Company's Current Report on Form 8-K filed April 28, 1997).

10.9 Form of Offshore Securities Subscription Agreement, Convertible Notes, Warrants and Registration Rights Agreement between Citadel Computer Systems Incorporated and Silenus Ltd. (incorporated by reference to Exhibits 99.1 through 99.4 of the Company's Current Report on Form 8-K filed June 24, 1997).

10.10 Purchase Agreement between Citadel and CORESTAFF, Inc., dated October 6, 1997 (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1997).

10.11 Warrant to Purchase Common Stock of Citadel issued to Worldwide PetroMoly Inc. (incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1997).

10.12 Series D Preferred Stock Purchase Agreement between Citadel and METAMOR WORLDWIDE, Inc., dated May 15, 1998 (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

10.13 Stock Purchase Agreement between Citadel and Precision Capital Limited Partnership I, dated April 30, 1998 (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

10.14 Stock Purchase Agreement between Citadel and Icarus Investments I, Ltd., dated May 27, 1998 (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

  21     Subsidiaries of the Company (incorporated by references to Exhibit 21 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

 *23.1   Consent of Grant Thornton LLP.

**23.2   Consent of Wood, Exall & Bonnet, L.L.P. (included in Exhibit 5.1).

 *24.1   Power of Attorney (included with signature pages).
---------------------------------
 * Filed herewith.

** To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant by the Registrant pursuant to the Company's Certificate of Incorporation, Bylaws, Delaware law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective by the Securities and Exchange Commission.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 29, 1998.

                                       CITADEL TECHNOLOGY, INC.


                                       By: /s/ STEVEN B. SOLOMON
                                          ------------------------------------
                                             Steven B. Solomon,
                                             Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Steven B. Solomon and Richard L. Travis, Jr., and each of them individually and without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any amendments or abbreviated registration statements pursuant to Rule 462(b) increasing the amount of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of them or his or their substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons on behalf of the Registrant in the capacities indicated on the date stated.

            SIGNATURE                                       CAPACITY                                    DATE
            ---------                                       --------                                    ----

/s/ VICTOR K. KIAM, II                   Chairman of the Board of Directors                      September 23, 1998
-----------------------------
Victor K. Kiam, II

/s/ STEVEN B. SOLOMON                    Chief Executive Officer, President & Director           September 29, 1998
-----------------------------            (Principal Executive Officer)
Steven B. Solomon

/s/ RICHARD L. TRAVIS, JR.               Chief Financial and Operating Officer,                  September 29, 1998
-----------------------------            Secretary (Principal Financial and Accounting
Richard L. Travis, Jr.                   Officer)

/s/ KENNETH JOHNSEN                      Director                                                September 30, 1998
-----------------------------
Kenneth Johnsen

/s/ MARK ROGERS                          Director                                                September 22, 1998
-----------------------------
Mark Rogers

/s/ MICHAEL A. RUFF                      Director                                                September 29, 1998
-----------------------------
Michael A. Ruff

/s/ CHRIS ECONOMOU                       Director                                                September 29, 1998
-----------------------------
Chris Economou

/s/ DR. AXEL SAWALLICH                   Director                                                September 29, 1998
-----------------------------
Dr. Axel Sawallich

                                         Director                                                _________ __, 1998
-----------------------------
Gilbert Gertner

                                INDEX TO EXHIBITS


    EXHIBIT
    NUMBER                         DESCRIPTION
    -------                        -----------
     2.1  Second Amended and Restated Plan of Merger, dated February 29, 1996, by and between LoneStar Hospitality Corporation, LSHC Acquisition,
          Inc. and Citadel Computer Systems Incorporated (without exhibits)
          (incorporated by reference to Exhibit 2.1 of the Company's Current
          Report on Form 8-K dated February 29, 1996).

     2.2  Purchase and Sale Agreement, dated March 1, 1996, by and between
          LoneStar Hospitality Corporation, LS Holding Corp. and Miami Subs USA,
          Inc. (without exhibits) (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K dated February 29, 1996).

     2.3  Technology Transfer Agreement, by and between LoneStar Hospitality
          Corporation and Circuit Masters Software, Inc., dated February 29,
          1996 (without exhibits) (incorporated by reference to Exhibit 2.3 of the Company's Current Report on Form 8-K dated February 29, 1996).

     2.4  Technology Transfer Agreement, by and between Citadel Computer Systems
          Incorporated and Bill Mulvany, dated February 29, 1996 (without exhibits) (incorporated by reference to Exhibit 2.4 of the Company's
          Current Report on Form 8-K dated February 29, 1996).

     2.5  Technology Transfer Agreement, by and between Citadel Computer Systems
          Incorporated and Kim Marie Newman, dated February 29, 1996 (without exhibits) (incorporated by reference to Exhibit 2.5 of the Company's
          Current Report on Form 8-K dated February 29, 1996).

     2.6  Agreement, by and between Citadel Computer Systems, Inc.; Circuit
          Masters Software, Inc., Patrick William Mulvany and Kim Marie Newman, dated May 16, 1996, effective as of February 29, 1996 (incorporated by reference to Exhibit 2.6 of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 10, 1996).

     3.1 Certificate of Incorporation (incorporated by reference to the Registration Statement on Form S-1, File No. 33-25462, for Apollo
          Resources, Inc., on November 10, 1988, and declared effective January
          4, 1989).

     3.2 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on June 4, 1990 (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

     3.3 Bylaws (incorporated by reference to the Registration Statement on Form S-1, File No. 33-25462, filed with the Securities and Exchange
          Commission on November 10, 1988).

     3.4 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on October 15, 1991 (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1991).

     3.5 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on July 20, 1994 (incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1994).

     3.6 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on December 11, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995).

     3.7 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on May 1, 1996 (incorporated by reference to Exhibit 3.7 of the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

     3.8 Certificate of Designations of Series A Preferred Stock. (incorporated by reference to Exhibit 4 of the Company's Quarterly Report on Form
          10-QSB for the fiscal quarter ended May 31, 1996)

     3.9 Certificate of Designations of Series B Preferred Stock (incorporated by reference to Exhibit 4.2 of the Company's Quarterly Report on Form
          10-QSB for the fiscal quarter ended August 31, 1996).

     3.10 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on February 27, 1998 (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 filed May 20, 1998, File No. 333-53131).

     3.11 Certificate of Designations of Series C Preferred Stock (incorporated by reference to Exhibit 4.6 of the Company's Registration Statement on Form S-8 filed May 20, 1998, File No. 333-53131).

     3.12 Certificate of Designations of Series D Preferred Stock (incorporated by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-8 filed May 20, 1998, File No. 333-53131).

     3.13 Certificate of Designations of Series E Preferred Stock (incorporated by reference to Exhibit 4.7 of the Company's Registration Statement on Form S-8 filed May 20, 1998, File No. 333-53131).

     5.1  Opinion of Wood, Exall & Bonnet, L.L.P.

     10.1 Employment Agreement dated July 15, 1997, by and between Citadel
          Computer Systems Incorporated and Steven Solomon (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form
          10-KSB for the fiscal year ended February 28, 1998).

     10.2 Employment Agreement dated January 1998, by and between Citadel
          Computer Systems Incorporated and Bennett Klein (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form
          10-KSB for the fiscal year ended February 28, 1998).

     10.3 Employment Agreement dated May 1, 1997, by and between Citadel
          Computer Systems Incorporated and Richard L. Travis, Jr. (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form
          10-KSB for the fiscal year ended February 28, 1998).

     10.4 Stock Purchase Agreement, dated August 16, 1996, among Citadel
          Computer Systems Incorporated, Kent-Marsh Ltd., Inc., Bob Wesolek and
          Vance Nesbitt. (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed September 3, 1996)

     10.5 Stock Purchase Agreement, dated August 16, 1996, among Citadel
          Computer Systems Incorporated, Astonishing Developments, Inc., Bob
          Wesolek and Vance Nesbitt (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K filed September 3, 1996).

     10.6 Agreement, dated April 11, 1997, among Citadel, George Sharp and Gil
          Gertner (incorporated by reference to Exhibit 99.1 of the Company's
          Current Report on Form 8-K filed April 11, 1997).

     10.7 Form of Offshore Securities Subscription Agreement, Convertible Notes,
          Warrants and Registration Rights Agreement between Citadel Computer
          Systems Incorporated and First Bermuda Securities Limited
          (incorporated by reference to Exhibits 99.1 through 99.4 of the Company's Current Report on Form 8-K filed March 26, 1997).

     10.8 Form of Offshore Securities Subscription Agreement, Convertible Notes,
          Warrants and Registration Rights Agreement between Citadel Computer
          Systems Incorporated and Willora Company Ltd. (incorporated by reference to Exhibits 99.1 through 99.4 of the Company's Current
          Report on Form 8-K filed April 28, 1997).

     10.9  Form of Offshore Securities Subscription Agreement, Convertible Notes,
           Warrants and Registration Rights Agreement between Citadel Computer
           Systems Incorporated and Silenus Ltd. (incorporated by reference to
           Exhibits 99.1 through 99.4 of the Company's Current Report on Form 8-K filed June 24, 1997).

     10.10 Purchase Agreement between Citadel and CORESTAFF, Inc., dated October 6,
           1997 (incorporated by reference to Exhibit 10.10 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1997).

     10.11 Warrant to Purchase Common Stock of Citadel issued to Worldwide PetroMoly
           Inc. (incorporated by reference to Exhibit 10.11 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1997).

     10.12 Series D Preferred Stock Purchase Agreement between Citadel and METAMOR
           WORLDWIDE, Inc., dated May 15, 1998 (incorporated by reference to Exhibit
           10.12 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

     10.13 Stock Purchase Agreement between Citadel and Precision Capital Limited
           Partnership I, dated April 30, 1998 (incorporated by reference to
           Exhibit 10.13 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

     10.14 Stock Purchase Agreement between Citadel and Icarus Investments I, Ltd., dated May 27, 1998 (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1998).


      21   Subsidiaries of the Company (incorporated by reference to Exhibit
           21 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1998).

     *23.1 Consent of Grant Thornton LLP.

    **23.2 Consent of Wood, Exall & Bonnet, L.L.P. (included in Exhibit 5.1).

     *24.1 Power of Attorney (included with signature pages).

-----------------
      *    Filed herewith.
     **    To be filed by amendment.